Exhibit 10.1

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 13.02, this “Agreement”) is made and entered into as of March 4, 2025 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses ((i)) through (iv) of this preamble, collectively, the “Parties”):

(i)

Cutera, Inc., a Delaware corporation, and Crystal Sub, LLC, a Texas limited liability company (each, a “Company Party” and together, the “Company Parties”), that have executed and delivered a counterpart signature page to this Agreement to the Ad Hoc Committee of Consenting Senior Noteholders;

(ii)

the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, 2026 Senior Notes (as defined below) that have executed and delivered counterpart signature pages to this Agreement to counsel to the Company Parties (in each case solely in their capacity as such, the “Consenting 2026 Senior Noteholders”);

(iii)

the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, 2028 Senior Notes (as defined below) that have executed and delivered counterpart signature pages to this Agreement to counsel to the Company Parties (in each case solely in their capacity as such, the “Consenting 2028 Senior Noteholders”); and

(iv)

the undersigned beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, 2029 Senior Notes (as defined below) that have executed and delivered counterpart signature pages to this Agreement to counsel to the Company Parties (in each case solely in their capacity as such, the “Consenting 2029 Senior Noteholders”).

RECITALS

WHEREAS, the Company Parties and the Consenting Senior Noteholders have in good faith and at arms’ length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and as specified in the chapter 11 plan of reorganization attached as Exhibit A hereto (the “Plan” and, such transactions as described in this Agreement, the “Restructuring Transactions”), the Equity Rights Offering Backstop Commitment Agreement attached hereto as Exhibit B, the Interim DIP Order (as defined below) attached hereto as Exhibit C, the New Corporate Governance Term Sheet (as defined below) attached hereto as Exhibit D, and the Exit Facility Term Sheet (as defined below), attached hereto as Exhibit E;

WHEREAS, the Company Parties intend to implement the Restructuring Transactions, including through the commencement by each Company Party of a voluntary case under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (each case commenced, the “Chapter 11 Case” and, collectively, the “Chapter 11 Cases”);

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Plan; and

NOW, THEREFORE, in consideration of the covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Definitions and Interpretation.

1.01. Definitions.1 The following terms shall have the following definitions:

“2026 Senior Notes” means those certain unsecured convertible senior notes issued pursuant to the 2026 Senior Notes Indenture.

“2026 Senior Notes Indenture” means that certain First Supplemental Indenture, dated as of February 24, 2025, to that certain Indenture, dated as of March 9, 2021, between Cutera, Inc., as issuer, Crystal Sub, LLC, as guarantor, and U.S. Bank National Association as trustee for 2.25% Senior Notes due 2026.

“2028 Senior Notes” means those certain unsecured convertible senior notes issued pursuant to the 2028 Senior Notes Indenture.

“2028 Senior Notes Indenture” means that certain First Supplemental Indenture, dated as of February 24, 2025, to that certain Indenture, dated as of May 27, 2022, between Cutera, Inc., as issuer, Crystal Sub, LLC, as guarantor, and U.S. Bank Trust Company, National Association as trustee for 2.25% Senior Notes due 2028.

“2029 Senior Notes” means those certain unsecured convertible senior notes issued pursuant to the 2029 Senior Notes Indenture.

“2029 Senior Notes Indenture” means that certain First Supplemental Indenture, dated as of February 24, 2025, to that certain Indenture, dated as of December 12, 2022, between Cutera, Inc., as issuer, Crystal Sub, LLC, as guarantor, and U.S. Bank Trust Company, National Association as trustee for 4.00% Senior Notes due 2029.

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

2

“Ad Hoc Committee of Consenting Senior Noteholders” means the group of Consenting Senior Noteholders represented by the Ad Hoc Committee of Consenting Senior Noteholders Advisors.

“Ad Hoc Committee of Consenting Senior Noteholders Advisors” means, collectively, (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel; (ii) Porter Hedges LLP as co-counsel; and (iii) Centerview, as financial advisor and investment banker.

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such entity was a debtor in a case under the Bankruptcy Code.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 13.02 (including the Plan, Equity Rights Offering Backstop Commitment Agreement, New Corporate Governance Term Sheet, Exit Facility Term Sheet, the DIP Credit Agreement, and the Interim DIP Order).

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Restructuring Proposal” means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, tender offer, recapitalization, chapter 11 plan, share exchange, business combination, or similar transaction involving the Company Parties or the debt, equity, or other interests in the Company Parties that is an alternative to one or more of the Restructuring Transactions.

“Announcement” has the meaning set forth in Section 6.01 of this Agreement.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court in which the Chapter 11 Cases are commenced or another United States Bankruptcy Court with jurisdiction over the Chapter 11 Cases.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

3

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

“Centerview” means Centerview Partners LLC, as investment banker to the Ad Hoc Committee of Consenting Senior Noteholders.

“Chapter 11 Case” has the meaning set forth in the recitals to this Agreement.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Common Equity Convenience Buyout” means the option of Holders of Allowed Senior Notes Claims who are not Consenting Senior Noteholders to elect to receive the Senior Notes Claim Cash Option in lieu of receiving Reorganized Common Equity on account of such Senior Notes Claims, pursuant to which certain of the Consenting Senior Noteholders shall purchase Reorganized Common Equity on the terms set forth in Section 4.14 of the Plan and the Common Equity Convenience Buyout Documents.

“Common Equity Convenience Buyout Documents” means the definitive documents and agreements required to effectuate the Common Equity Convenience Buyout, including the Common Equity Convenience Buyout Procedures and the Equity Rights Offering Backstop Commitment Agreement, to be reasonably agreed among the Debtors and the Required Consenting Senior Noteholders.

“Common Equity Convenience Buyout Procedures” means those certain procedures with respect to the Common Equity Convenience Buyout, as approved by the Bankruptcy Court, which shall be in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Company Parties.

“Company Claims/Interests” means any Claim against, or Equity Interest in, the Company Parties, including a Senior Notes Claim.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions.

“Confirmation Order” means the confirmation order with respect to the Plan.

4

“Consenting 2026 Senior Noteholders” has the meaning set forth in the preamble of this Agreement.

“Consenting 2028 Senior Noteholders” has the meaning set forth in the preamble of this Agreement.

“Consenting 2029 Senior Noteholders” has the meaning set forth in the preamble of this Agreement.

“Consenting Exit Facility Lenders” means the Consenting Senior Noteholders, in their capacities as DIP Lenders that hold Exit Facility New Money Commitments.

“Consenting Senior Noteholders” means, collectively, the Consenting 2026 Senior Noteholders, the Consenting 2028 Senior Noteholders, and the Consenting 2029 Senior Noteholders, including (i) (A) in their capacity as providers of DIP Commitments and (B) following the funding of such DIP Commitments, as DIP Lenders, and (ii) in their capacity as providers of Exit Facility New Money Commitments.

“Debtor” means any Company Party that commences a Chapter 11 Case.

“Definitive Documents” means the documents listed in Section 3.01.

“DIP Agent” means Wilmington Savings Fund Society, FSB, as administrative and collateral agent for the DIP Lenders under the DIP Facility Documents, or any successor agents thereunder.

“DIP Claim” means any Claim on account of the DIP Facility.

“DIP Commitments” means the commitments of the Consenting Senior Noteholders to fund the DIP Facility on the terms and conditions set forth in the DIP Credit Agreement, as set forth on Schedule 2.1(T-1) and Schedule 2.1(T-2) of the DIP Credit Agreement.

“DIP Credit Agreement” means that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement, substantially in the form attached to the Interim DIP Order as Annex I, evidencing the DIP Facility by and among Cutera, Inc., as borrower, Crystal Sub, LLC, as guarantor, the DIP Agent, and the DIP Lenders, as may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

“DIP Facility” means the $25 million, new-money, super-priority secured term loan debtor in possession financing facility.

“DIP Facility Documents” means the DIP Credit Agreement, all agreements, notes, instruments, and any other documents delivered pursuant thereto or in connection therewith, and the DIP Orders, together with all documentation executed or delivered in connection therewith as may be amended, modified, or supplemented from time to time, in accordance with the terms and conditions set forth therein.

5

“DIP Lenders” means the lenders from time to time under the DIP Credit Agreement, including their designees, successors, and permitted assigns.

“DIP Orders” means the Interim DIP Order and the Final DIP Order.

“Disclosable Economic Interest” means any Claim, Equity Interest, interest, pledge, lien, option, participation, derivative instrument, or any other right or derivative right granting the holder an economic interest that is affected by the value, acquisition, or disposition of a Claim or interest.

“Disclosure Statement” means the related disclosure statement with respect to the Plan.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of Cutera, Inc., and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of the Cutera, Inc. (in each case whether or not arising under or in connection with any employment agreement).

“Equity Rights Offering” means the equity rights offering to be consummated by Reorganized Company on the Plan Effective Date in accordance with the Equity Rights Offering Documents, pursuant to which it shall issue shares of Reorganized Common Equity.

“Equity Rights Offering Backstop Commitment Agreement” means the backstop commitment agreement attached hereto as Exhibit B, as may be further amended, modified, or supplemented from time to time, in accordance with its terms.

“Equity Rights Offering Backstop Commitment Order” means an order or orders of the Bankruptcy Court approving, among other things, (i) Cutera, Inc.’s entry into and performance under the Equity Rights Offering Backstop Commitment Agreement, (ii) the Equity Rights Offering and the Equity Rights Offering Procedures, and (iii) the Common Equity Convenience Buyout and Common Equity Convenience Buyout Procedures, and (iv) as Administrative Claims, the Put Option Premium.

“Equity Rights Offering Documents” means, collectively, the Equity Rights Offering Procedures, the Equity Rights Offering Backstop Commitment Agreement, the Plan, and other material documents necessary to implement the Equity Rights Offering.

“Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the Equity Rights Offering, as approved by the Bankruptcy Court, which shall be in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Company Parties.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

6

“Exit Facility Documents” means the agreements memorializing the Exit Facility, including any amendments, modifications, supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection with the Exit Facility.

“Exit Facility” means the exit term loan credit facility initially consisting of (a) an aggregate outstanding principal amount equal to the principal amount the term loans outstanding under the DIP Facility Documents on the Plan Effective Date (including (i) the amount of any upfront payment payable pursuant to the DIP Facility Documents and (ii) the amount of any repayment premium payable pursuant to the DIP Facility Documents upon the repayment of the DIP Facility on such date, but excluding (x) accrued and unpaid interest as of such date, (y) Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, and (z) indemnification obligations solely to the extent due and payable as of the Effective Date, which amounts in the foregoing clauses (x) through (z), for the avoidance of doubt, shall be paid in full in Cash on the Plan Effective Date), which term loans issued under the Exit Facility shall be funded on a cashless basis by rolling over such amounts outstanding under the DIP Facility Documents and (b) the Exit Facility New Money Term Loans to be provided by the Consenting Exit Facility Lenders on the Plan Effective Date on the terms and conditions set forth in the Exit Facility Documents.

“Exit Facility New Money Commitments” means the commitments of the Consenting Senior Noteholders, in their capacities as DIP Lenders, to fund Exit Facility New Money Term Loans on the terms and conditions set forth in the Exit Facility Term Sheet, as set forth on Schedule 1 to the Exit Facility Term Sheet.

“Exit Facility New Money Term Loans” has the meaning given to the term “New Money Term Loans” in the Exit Facility Term Sheet.

“Final DIP Order” means the final order of the Bankruptcy Court approving the DIP Facility.

“Exit Facility Term Sheet” means that certain term sheet attached to this Agreement as Exhibit E, setting forth the terms and conditions on which the Consenting Exit Facility Lenders shall agree to provide the term loans under the Exit Facility subject to the occurrence of the Closing Date (as defined in the Exit Facility Term Sheet) and the Plan Effective Date.

“First Day Pleadings” means the first-day pleadings that the Company Parties file upon commencement of the Chapter 11 Cases.

“Interim DIP Order” means an order of the Bankruptcy Court approving the DIP Facility on an interim basis, the form of which is attached to this Agreement as Exhibit C.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

7

“Milestones” means the milestones set forth in Section 11.03, as such may be extended in accordance with the terms of this Agreement.

“MIP Term Sheet” means the management equity incentive plan term sheet.

“New Corporate Governance Term Sheet” means that certain term sheet attached to this Agreement as Exhibit D, setting forth the terms of certain agreements related to the corporate governance of the Reorganized Company.

“New Organizational Documents” means the organizational and governance documents for the Reorganized Company, including, without limitation, certificates of incorporation (including any certificate of designations), certificates of formation or certificates of limited partnership (or equivalent organizational documents), certificates of designation, bylaws, limited liability company agreements, shareholders’ agreements, and limited partnership agreements (or equivalent governing documents), as applicable, in each case, materially consistent with the terms and conditions set forth in this Agreement (including the New Corporate Governance Term Sheet) and reasonably acceptable to the Required Consenting Senior Noteholders.

“Non-Supporting Senior Noteholder” has the meaning set forth in Section 11.02.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 8.01(a).

“Petition Date” means the date the Company Parties commence the Chapter 11 Cases.

“Plan” has the meaning set forth in the preamble to this Agreement.

“Plan Effective Date” means the occurrence of the Effective Date (as defined in the Plan) of the Plan according to its terms.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, including the MIP Term Sheet, that will be filed by the Debtors with the Bankruptcy Court.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Qualified Marketmaker Joinder Date” has the meaning set forth in Section 8.05 of this Agreement.

“Releases” means the releases given by the Releasing Parties to the Released Parties under Article IX of the Plan.

8

“Reorganized Common Equity” means the units of common stock or other common equity Interests of the Reorganized Company authorized under the New Organizational Documents and issued pursuant to the Plan on the Plan Effective Date.

“Reorganized Company” means Cutera, Inc., or any successors thereto, by merger, consolidation, or otherwise, as reorganized on or after the Plan Effective Date.

“Required Consenting Exit Facility Lenders” means as of any date of determination, Consenting Exit Facility Lenders who own or control as of such date at least 50.1% of the aggregate principal amount of all Exit Facility New Money Commitments.

“Required Consenting Senior Noteholders” means as of any date of determination, Consenting Senior Noteholders who own or control as of such date at least 50.1% of aggregate principal amount of all outstanding Senior Notes owned or controlled by all Consenting Senior Noteholders.

“Restructuring Expenses” means the reasonable and documented prepetition and postpetition fees and out-of-pocket expenses incurred or accrued by the Ad Hoc Committee of Consenting Senior Noteholders Advisors (in each case payable in accordance with the applicable fee reimbursement letters entered into by any Debtor and such professionals and to the extent not otherwise paid pursuant to the DIP Orders or DIP Facility Documents); in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals, including the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Notes” means, collectively, (i) the 2026 Senior Notes, (ii) the 2028 Senior Notes, and (iii) the 2029 Senior Notes.

“Senior Notes Claim” means any Claim on account of the Senior Notes.

“Solicitation Materials” means (i) the Ballot and applicable voting instructions, (ii) the Disclosure Statement and all exhibits thereto, including the Plan, and (iii) any other documents necessary to effect or approve the solicitation of votes with respect to the Restructuring Transactions to be consummated pursuant to the Plan, each of which shall be in form and substance as set forth in, and consistent with, this Agreement.

“Solicitation Procedures Order” means the order of the Bankruptcy Court approving, among other things, the Solicitation Materials and scheduling the Combined Hearing.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 11.01, 11.02, 11.03, 11.04, or 11.05.

9

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit F.

“Trustee” means U.S. Bank Trust Company, National Association, and its successors and assigns, in its capacity as Trustee under the 2026 Senior Notes Indenture, 2028 Senior Notes Indenture and 2029 Senior Notes Indenture, as applicable.

1.02. Interpretation. For purposes of this Agreement:

(a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(d) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(e) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(f) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(g) references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(h) the use of “include” or “including” is without limitation, whether stated or not;

(i) the phrase “counsel to the Consenting Senior Noteholders” refers in this Agreement to each counsel specified in Section 13.11 other than counsel to the Company Parties;

10

(j) unless otherwise specified herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein; and

(k) the word “or” shall not be exclusive.

Section 2. Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:01 a.m., prevailing Eastern Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a) the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Consenting Senior Noteholders;

(b) holders of at least two-thirds of the aggregate outstanding principal amount of the Senior Notes shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties;

(c) counsel to the Company Parties shall have given notice to counsel to the Consenting Senior Noteholders in the manner set forth in Section 13.11 hereof (by email) that the other conditions to the Agreement Effective Date set forth in this Section 2 have occurred; and

(d) the Company Parties shall have paid, or caused to be paid, all Restructuring Expenses for which invoices with detail in accordance with the applicable fee reimbursement letters have been delivered to the Company Parties no later than two (2) Business Days prior to the Agreement Effective Date.

Section 3. Definitive Documents.

3.01. The Definitive Documents governing the Restructuring Transactions shall include the following: (a) the New Organizational Documents; (b) DIP Facility Documents; (c) Equity Rights Offering Documents; (d) Exit Facility Documents; (e) the Common Equity Convenience Buyout Documents; (f) the Plan; (g) the Disclosure Statement; (h) the Confirmation Order; (i) the Plan Supplement; (j) First Day Pleadings and all orders sought pursuant thereto; (k) the Equity Rights Offering Backstop Commitment Agreement and Equity Rights Offering Backstop Commitment Order; (l) the Solicitation Materials, the Solicitation Procedures Order, and any motion seeking approval thereof; (m) such other agreements and documentation reasonably desired or necessary to consummate and document the Restructuring Transactions, and (n) any other document that has or may have a material or adverse impact on the legal or economic rights of the Consenting Senior Noteholders; provided, that, for the avoidance of doubt, Definitive Documents shall not include any retention applications, procedures with respect to ordinary course professionals or professional compensation or applications for professional compensation; provided, further, that, each of the Consenting Senior Noteholders’ rights to object to any retention applications, procedures with respect to ordinary course professionals or professional compensation or applications for professional compensation are fully preserved.

11

3.02. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date (a) remain subject to negotiation and completion and (b) shall be consistent in all material respects with and shall contain, the material terms and conditions set forth in this Agreement. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 12. Further, unless otherwise set forth herein, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in a form and substance reasonably acceptable to the Company Parties and the Required Consenting Senior Noteholders.

Section 4. Commitments of the Consenting Senior Noteholders.

4.01. General Commitments, Forbearances, and Waivers.

(a) During the Agreement Effective Period, each Consenting Senior Noteholder severally, and not jointly, agrees, in respect of all of its Company Claims/Interests, to:

(i) support the Restructuring Transactions and validly and timely vote (and not withdraw) and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions;

(ii) not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in the immediately preceding clauses (i) or (ii);

(iii) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;

(iv) use commercially reasonable efforts to cooperate with and assist the Company Parties’ efforts to obtain, as applicable, any and all federal, state, local, and foreign governmental, regulatory, and/or third-party approvals as may be reasonably requested by the Company Parties;

(v) use commercially reasonable efforts to oppose any Party from taking any actions contemplated in Section 4.02(b);

(vi) if permitted to do so under applicable law, promptly notify the Company Parties in writing of any material governmental or third-party complaints, litigations, investigations, or hearings (or written communications indicating that the same may be contemplated or threatened) with respect to the Restructuring Transactions;

(vii) upon request by the Company Parties or their advisors, promptly provide the aggregate principal amount of Company Claims/Interests held by the Consenting Senior Noteholders on an issuance-by-issuance basis;

12

(viii) use commercially reasonable efforts to give any notice, order, instruction, or direction to the applicable Trustees or the DIP Agent, as applicable, necessary to give effect to the Restructuring Transactions; and

(ix) negotiate in good faith and execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party.

(b) During the Agreement Effective Period, each Consenting Senior Noteholder severally, and not jointly, agrees to:

(i) in its capacity as a DIP Lender, upon entry of the Interim DIP Order and Final DIP Order, as applicable, execute the applicable DIP Facility Documents and to provide (or cause to be provided), a portion of the DIP Facility opposite such DIP Lender’s name in the amounts set forth on Schedule 2.1(T-1) and Schedule 2.1(T-2) of the DIP Credit Agreement, in accordance with the terms and conditions set forth in the DIP Facility Documents; and

(ii) in its capacity as a Consenting Exit Facility Lender, (A) provide (or cause to be provided), either directly or through a fronting institution to be reasonably agreed, a portion of the New Money Term Loans opposite such Consenting Exit Facility Lender’s name in the amount set forth on Schedule 1 to the Exit Facility Term Sheet, and (B) satisfy the principal amount of its loans under the DIP Facility through the issuance of term loans under the Exit Facility on a dollar for dollar basis, in each case (A) and (B) subject to the occurrence of the Closing Date (as defined in the Exit Facility Term Sheet) and the Plan Effective Date and in accordance with the terms and conditions set forth in the Exit Facility Term Sheet; and

(c) During the Agreement Effective Period, each Consenting Senior Noteholder severally, and not jointly, agrees, in respect of all of its Company Claims/Interests, that it shall not directly or indirectly:

(i) object to, delay, impede, or take any other action (including by directing, proposing, facilitating, assisting, or supporting any other Entity to take any action) to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(ii) propose, file, seek, solicit, support, or vote for any Alternative Restructuring Proposal;

(iii) file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan;

(iv) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to any Chapter 11 Case, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(v) exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any of Claims against or Interests in the Company Parties; or

13

(vi) object to, delay, impede, or take any other action (including by directing, proposing, facilitating, assisting, or supporting any other Entity to take any action) to interfere with the Company Parties’ ownership and possession of its assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code.

4.02. Commitments with Respect to Chapter 11 Cases.

(a) During the Agreement Effective Period, each Consenting Senior Noteholder that is entitled to vote to accept or reject the Plan pursuant to its terms, severally, and not jointly, agrees that it shall, subject to receipt by such Consenting Senior Noteholder, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials:

(i) vote each of its Company Claims/Interests entitled to vote on the Plan to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

(ii) (A) to the extent it is permitted to elect whether to opt out of the Releases, elect not to opt out of the Releases by timely delivering its duly executed and completed ballot(s) or form, as applicable, indicating such election, and (B) to the extent it is required to opt in to the Releases, elect to opt in to the Releases by timely delivering its duly executed and completed ballot(s) or form, as applicable, indicating such election;

(iii) not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above;

(iv) not object to, join in any objection to, delay, impeded, or take any other action (including by directing, proposing, facilitating, assisting, or supporting any other Entity to take any action) to interfere with any pleading or document filed by the Company Parties that is consistent with this Agreement; and

(v) use commercially reasonable efforts to support the Company Parties in opposing any motion filed with the Bankruptcy Court by any party seeking the entry of an order (A) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (C) dismissing the Chapter 11 Cases.

(b) During the Agreement Effective Period, each Consenting Senior Noteholder severally, and not jointly, agrees in respect of each of its Company Claims/Interests, that it will support, and will not directly or indirectly object to, delay, impede, or take any other action (including by directing, proposing, facilitating, assisting, or supporting any other Entity to take any action) to interfere with any motion or other pleading or document filed by the Company Parties in the Bankruptcy Court that is consistent with this Agreement.

14

Section 5. Additional Provisions Regarding the Consenting Senior Noteholders’ Commitments.

Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Senior Noteholder to consult with any other Consenting Senior Noteholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of any Consenting Senior Noteholder to assert or raise any objection permitted under this Agreement; (c) prevent any Consenting Senior Noteholder from enforcing this Agreement or any Definitive Document, including the DIP Credit Agreement and the DIP Orders (in accordance therewith), or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Document, including, without limitation, by filing an objection or initiating a contested matter or other proceeding with the Bankruptcy Court, or exercising its rights or remedies reserved herein or in the Definitive Documents, including upon the occurrence and continuance of an “Event of Default” under the DIP Credit Agreement (in accordance with the DIP Credit Agreement and the DIP Orders); (d) prevent any Consenting Senior Noteholder from taking any action that is required by applicable Law (as determined by such Consenting Senior Noteholder in good faith after consultation with legal counsel), provided that if such Consenting Senior Noteholder proposes to take any action that is otherwise materially inconsistent with this Agreement and is reasonably expected to have an adverse impact on the Restructuring Transactions in order to comply with applicable Law, such Consenting Senior Noteholder shall, to the extent permitted by applicable law, provide at least five (5) Business Days’ advance written notice to the other Parties prior to taking any such action; (e) require any Consenting Senior Noteholder to take any action that is prohibited by applicable Law or to waive or forego the benefit of any applicable legal privilege (as determined by them in good faith after consultation with legal counsel), provided that if such Consenting Senior Noteholder plans to refuse to take any action in a manner that is otherwise inconsistent with this Agreement and is reasonably expected to have an adverse impact on the Restructuring Transactions in order to comply with applicable Law, such Consenting Senior Noteholder shall provide at least five (5) Business Days’ advance written notice to the other Parties prior to taking such action; (f) be construed to prohibit or limit any Consenting Senior Noteholder from appearing as a party in interest in any matter to be adjudicated concerning any matter arising in any Chapter 11 Case; or (g) be construed to prevent the Consenting Senior Noteholders from exercising any consent rights or their rights or remedies specifically reserved herein or in the Definitive Documents.

Section 6. Commitments of the Company Parties.

6.01. Affirmative Commitments. During the Agreement Effective Period, the Company Parties agree to:

(a) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement;

(b) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all commercially reasonable steps necessary and desirable to address any such impediment;

15

(c) use commercially reasonable efforts to obtain any and all required regulatory and third-party approvals for the Restructuring Transactions;

(d) negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(e) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent;

(f) use commercially reasonable efforts to oppose any party or person taking or seeking to take any actions contemplated in Section 6.02 of this Agreement;

(g) timely pay all Restructuring Expenses for which an invoice with detail in accordance with the applicable fee reimbursement letters has been received by the Company Parties or their counsel and in accordance with Section 13.05;

(h) except as otherwise expressly set forth in this Agreement or with the express consent of the Required Consenting Senior Noteholders, use commercially reasonable efforts to (i) conduct its businesses and operations in the ordinary course in a manner that is consistent with past practices and in compliance with Law, (ii) maintain its books and records in the ordinary course in a manner that is consistent with past practices, and in compliance with Law, (iii) maintain all insurance policies, or suitable replacements therefor, in full force and effect, in a manner that is consistent with past practices, and in compliance with Law, and (iv) preserve intact its business organizations and relationships with third parties (including creditors, lessors, licensors, and contract counterparties) and employees in the ordinary course in a manner that is consistent with past practices, and in compliance with Law;

(i) timely file a formal objection to any motion filed with the Bankruptcy Court seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, and/or (iii) dismissing the Chapter 11 Cases;

(j) negotiate in good faith and use commercially reasonable efforts to execute and deliver any appropriate additional or alternative provisions or agreements to address any legal, financial or structural impediment that may arise that would prevent, hinder, impede, delay or are necessary to effectuate the consummation of the Restructuring Transactions;

(k) in the event that the Company Parties seek to disseminate (i) a press release, public filing, public announcement or other public communications or (ii) a communication to all or substantially all of the employees of any of the Company Parties or their Subsidiaries (collectively, an “Announcement”) regarding this Agreement, the commencement of any Chapter 11 Case, the Restructuring Transactions or any terms thereof, it shall provide a draft of such Announcement to counsel to the Consenting Senior Noteholders for review and comment as soon as reasonably practicable before making such Announcement and shall act in good faith in considering and consulting with counsel to the Consenting Senior Noteholders regarding the form and substance of any such Announcement; and

16

(l) provide to the Ad Hoc Committee of Consenting Senior Noteholders Advisors (i) a copy of any written Alternative Restructuring Proposal as soon as practicable but in any event within two (2) calendar days of the Company Parties’ receipt of such Alternative Restructuring Proposal and (ii) such information as necessary to keep the Ad Hoc Committee of Consenting Senior Noteholders Advisors reasonably informed as to the status and substance of such discussions, in each case to the extent that the board of directors of the Company Parties determines the foregoing is not inconsistent with applicable Law or their fiduciary obligations under applicable Law.

6.02. Negative Commitments. During the Agreement Effective Period, the Company Parties shall not directly or indirectly:

(a) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b) take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in, this Agreement or the Plan;

(c) modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement in all material respects;

(d) except as set forth in Section 7.02, solicit, initiate, or propose any Alternative Restructuring Proposal; or

(e) file (i) any motion or pleading with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan or (ii) any Definitive Document that is not in form and substance reasonably acceptable to the Required Consenting Senior Noteholders.

Section 7. Additional Provisions Regarding Company Parties’ Commitments.

7.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require the Company Parties or the board of directors of the Company Parties, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or their fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.01 shall not be deemed to constitute a breach of this Agreement; provided, however, that notwithstanding the foregoing, the Company Parties shall give notice (email being sufficient) as soon as practicable but in any event within two (2) calendar days to the Ad Hoc Committee of Consenting Senior Noteholders Advisors if the Company Parties or board of directors of the Company Parties, acting in good faith and after consulting with counsel, determine (i) to pursue, assist in, consent to, vote for, or enter into any agreement regarding any Alternative Restructuring Proposal in accordance with Section 7.02, or (ii) that proceeding with, taking any action, or refraining from taking any action with respect to the Restructuring Transactions would be inconsistent with the exercise of their fiduciary duties or applicable Law in accordance with this Section 7.01.

17

7.02. Notwithstanding anything to the contrary in this Agreement (but subject to Section 7.01), the Company Parties and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals received by the Company Parties; (b) provide access to non-public information concerning the Company Parties to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in the Company Parties (including any Consenting Senior Noteholder), any other party in interest in any Chapter 11 Case (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals.

7.03. Nothing in this Agreement shall: (a) impair or waive the rights of the Company Parties to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent the Company Parties from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 8. Transfer of Interests and Securities.

8.01. During the Agreement Effective Period:

(a) no Consenting Senior Noteholder shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:

(i) the authorized transferee is either (i) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (ii) an institutional accredited investor (as defined in the Rules), or (iii) a Consenting Senior Noteholder; and

(ii) either (A) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (B) the transferee is a Consenting Senior Noteholder and the transferee provides written notice of such Transfer (including the amount and type of Company Claim/Interest Transferred) to counsel to the Company Parties within two (2) Business Days of such acquisition; and

(b) in the case of Exit Facility New Money Commitments, each Consenting Exit Facility Lender’s Exit Facility New Money Commitments may be freely assigned or transferred, in whole or in part, by such Consenting Exit Facility Lender to (i) any other Consenting Exit Facility Lender, (ii) any Affiliate of a Consenting Exit Facility Lender, or (iii) any other Person not referred to in clauses (i) or (ii) above so long as such Person is approved in writing by the Required Consenting Exit Facility Lenders and the Company Parties (such approval not to be

18

unreasonably withheld, conditioned, or delayed), prior to such assignment, delegation, or transfer and shall be deemed granted if not denied by the Company Parties or the Required Consenting Exit Facility Lenders within four (4) Business Days after the assigning Consenting Exit Facility Lender provides notice to the other Consenting Exit Facility Lenders and the Company Parties (for purposes of this clause (iii), the Consenting Exit Facility Lender proposing to make such assignment or transfer, and all of its Affiliates, shall be excluded from the calculation of Required Consenting Exit Facility Lenders for purposes of determining whether the definition of “Required Consenting Exit Facility Lenders” has been satisfied). Following any such Transfer, Schedule 1 to the Exit Facility Term Sheet shall be updated by the Required Consenting Exit Facility Lenders (in consultation with the Company Parties) (it being understood and agreed that updates to Schedule 1 to the Exit Facility Term Sheet shall not result in overall changes to the aggregate amount of Exit Facility New Money Commitments). Any update to Schedule 1 to the Exit Facility Term Sheet described in the immediately preceding sentence shall not be deemed an amendment to this Agreement. Notwithstanding the foregoing or any other provisions herein, unless otherwise agreed in any instance by the Company Parties and the Required Consenting Exit Facility Lenders (for purposes of this sentence, the Consenting Exit Facility Lender making such assignment, and all of its Affiliates, shall be excluded from the calculation of Required Consenting Exit Facility Lenders for purposes of determining whether the definition of “Required Consenting Exit Facility Lenders” has been satisfied), no assignment of Exit Facility New Money Commitments by a Consenting Exit Facility Lender to an Affiliate of such Consenting Exit Facility Lender will relieve the assigning Consenting Exit Facility Lender of its obligations hereunder if any such Affiliate assignee fails to perform such obligations.

8.02. Upon compliance with the requirements of Section 8.01(a), the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 8.01(a) shall be void ab initio.

8.03. This Agreement shall in no way be construed to preclude the Consenting Senior Noteholders from acquiring additional Company Claims/Interests; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Senior Noteholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Senior Noteholders), and (b) such Consenting Senior Noteholder must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties within two (2) Business Days of such acquisition.

8.04. This Section 8 shall not impose any obligation on the Company Parties to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Senior Noteholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary herein, to the extent any Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

19

8.05. Notwithstanding Section 8.01(a), any Consenting Senior Noteholder may Transfer any Company Claims/Interests to a Qualified Marketmaker and such Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if: (i) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 8.01(a); and (iii) the Transfer otherwise is a permitted Transfer under Section 8.01(a). To the extent that a Consenting Senior Noteholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Senior Noteholder without the requirement that the transferee be a Permitted Transferee. Notwithstanding the foregoing, if, at the time of the proposed Transfer of such Company Claims/Interests to the Qualified Marketmaker, such Company Claims/Interests (x) may be voted on the Plan, the proposed transferor Consenting Senior Noteholder must first vote such Company Claims/Interests in accordance with the requirements of Section 4.01(a)(i), or (y) have not yet been and may not yet be voted on the Plan and such Qualified Marketmaker does not Transfer such Company Claims/Interests to a subsequent transferee prior to the fifth (5th) Business Day prior to the expiration of the voting deadline (such date, the “Qualified Marketmaker Joinder Date”), such Qualified Marketmaker shall be required to (and the transfer documentation to the Qualified Marketmaker shall have provided that it shall), on the first Business Day immediately following the Qualified Marketmaker Joinder Date, become a Consenting Senior Noteholder with respect to such Company Claims/Interests in accordance with the terms hereof (provided that the Qualified Marketmaker shall automatically, and without further notice or action, no longer be a Consenting Senior Noteholder with respect to such Company Claims/Interests at such time that the transferee of such Company Claims/Interests becomes a Consenting Senior Noteholder with respect to such Company Claims/Interests).

8.06. Notwithstanding anything to the contrary in this Section 8, the restrictions on Transfer set forth in this Section 8 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

8.07. The Company Parties understand that the Consenting Senior Noteholders are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Company Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Senior Noteholders that principally manage and/or supervise the Consenting Senior Noteholders’ investment in the Company Parties or that are expressly a party hereto, and shall not apply to any other trading desk or business group of any Consenting Senior Noteholder so long as they are not acting at the direction or for the benefit of such Consenting Senior Noteholder or in connection with such Consenting Senior Noteholder’s investment in the Company Parties, unless they separately become a party hereto.

20

Section 9. Representations and Warranties of Consenting Senior Noteholders. Each Consenting Senior Noteholder severally, and not jointly, represents and warrants that, as of the date such Consenting Senior Noteholder executes and delivers this Agreement:

(a) it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Senior Noteholder’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 8);

(b) it has the full power and authority to act on behalf of, vote, and consent to matters concerning, such Company Claims/Interests;

(c) such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any material way such Consenting Senior Noteholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d) it has the full power to vote, approve changes to, and transfer all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to applicable Law; and

(e) (i) it is (A) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (B) an institutional “accredited investor” (as described in the Rules), and (ii) although none of the Parties intend that this Agreement should constitute, and each of the Parties believe it does not constitute, an offering of securities, such holder represents, warrants, and acknowledges that (1) it has been furnished with all materials it considers relevant to making an investment decision with respect to any securities acquired by it in connection with the Restructuring Transactions, (2) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in such securities, and the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment, and acknowledges that such investment involves a high degree of risk, (3) any securities acquired by it in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act, and (4) it understands that any securities of the Reorganized Company contemplated by this Agreement and any Definitive Document have not been, and are not contemplated to be, registered under the Securities Act, and may not be resold without registration under the Securities Act except pursuant to an exemption from the registration requirements under the Securities Act or Section 1145 of the Bankruptcy Code, to the extent applicable.

Section 10. Mutual Representations, Warranties, and Covenants. Each of the Consenting Senior Noteholders, severally and not jointly, and the Company Parties, but solely with respect to the Company Parties, subject to any necessary Bankruptcy Court approval, as and to the extent applicable, hereby represents, warrants, and covenants to each other, as of the date such Party executed and delivers this Agreement:

21

(a) it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b) except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c) the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;

(d) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e) except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.

Section 11. Termination Events.

11.01. Consenting Senior Noteholder Termination Events. This Agreement may be terminated by the Required Consenting Senior Noteholders by the delivery to the Company Parties of a written notice in accordance with Section 13.11 hereof upon the occurrence of the following events:

(a) the occurrence of a material breach of this Agreement by any Company Party which breach has not been cured (if susceptible to cure) within five (5) Business Days after written notice in accordance with Section 13.11 hereof detailing any such breach;

(b) (i) the occurrence of any “Event of Default” under the DIP Facility Documents that results in an acceleration of the DIP obligations or (ii) a termination of the Equity Rights Offering Backstop Commitment Agreement;

(c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such terminating Consenting Senior Noteholders transmit a written notice in accordance with Section 13.11 hereof detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

22

(d) if (i) any Definitive Document does not materially comply with this Agreement, including Section 3 hereof or (ii) any Company Party withdraws the Plan without the consent of the Required Consenting Senior Noteholders;

(e) any Company Party (i) makes an Announcement that it intends to accept an Alternative Restructuring Proposal or (ii) enters into a definitive agreement with respect to an Alternative Restructuring Proposal;

(f) any Company Party files, amends, or modifies, or files a pleading seeking approval of, any Definitive Document or authority to amend or modify any Definitive Document, in a manner that is materially inconsistent with, or constitutes a material breach of, this Agreement without the prior written consent of the Required Consenting Senior Noteholders and such pleading is not withdrawn within one (1) Business Day;

(g) the failure to meet a Milestone, which has not been waived or extended in a manner consistent with this Agreement, unless such failure is result of any act, omission, or delay on the part of the terminating Consenting Senior Noteholders in violation of its obligations under this Agreement;

(h) the Bankruptcy Court enters any order (i) authorizing the use of post-petition financing (other than the DIP Orders) that is not in form and substance acceptable to the Required Consenting Senior Noteholders or (ii) denying confirmation of the Plan;

(i) other than as contemplated pursuant to the Restructuring Transactions, any Company Party files any pleading seeking authority to sell any material assets without the prior written consent of the Required Consenting Senior Noteholders;

(j) if the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any Company Party’s exclusive right to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;

(k) the Bankruptcy Court enters an order granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code that would materially and adversely affect the Company Parties’ and their subsidiaries’ ability to operate their businesses in the ordinary course and such order is not reversed after fourteen (14) calendar days from the Bankruptcy Court’s entry;

(l) if (i) any of the Confirmation Order, Solicitation Procedures Order, or the order(s) approving the Disclosure Statement is reversed, stayed, dismissed, vacated, reconsidered, modified or amended without the consent of the Required Consenting Senior Noteholders, or (ii) a motion for reconsideration, reargument, or rehearing with respect to any such order has been filed and the Company Parties have failed to timely object to such motion;

(m) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Senior Noteholders), (i) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in section 1106(a)(3) and section 1106(a)(4) of the Bankruptcy Code or a trustee in the Chapter 11 Cases, (iii) dismissing the Chapter 11 Cases, or (iv) rejecting this Agreement; or

23

(n) any Company Party delivers a written notice in connection with Section 7.01 hereof (or breaches its obligation to deliver such a notice);

provided that, the above events, as applicable, may be cured, if possible, or waived at any time prior to delivery of a written notice terminating this Agreement in accordance with Section 13.11.

11.02. Company Party Termination Events. The Company Parties may terminate this Agreement as to all Parties or any Non-Supporting Senior Noteholder, as applicable, consistent with the proviso in the last paragraph of this Section 11.02, upon prior written notice to all Parties in accordance with Section 13.11 hereof upon the occurrence of any of the following events:

(a) breach in any material respect by one or more of the Consenting Senior Noteholders of any provision or obligation set forth in this Agreement (including, for the avoidance of doubt, the Plan or other applicable Definitive Document) that remains uncured for a period of five (5) Business Days after the receipt by the Consenting Senior Noteholders of notice of such breach;

(b) the board of directors of the Company Parties determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of their fiduciary duties or applicable Law or (ii) in the exercise of their fiduciary duties, to pursue an Alternative Restructuring Proposal;

(c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions, and (ii) remains in effect for thirty (30) Business Days after the Company Parties transmit a written notice in accordance with Section 13.11 hereof detailing any such issuance;

(d) any Consenting Senior Noteholder (i) makes an Announcement that it intends not to support the Restructuring Transaction or (ii) delivers a notice pursuant to the provisos in clauses (d) or (e) of Section 5 of this Agreement;

(e) if any Consenting Senior Noteholder takes any action pursuant to clauses (d) or (e) of Section 5 of this Agreement that is materially inconsistent with this Agreement and such action is reasonably expected to have an adverse impact on the Restructuring Transaction;

(f) any Consenting Senior Noteholder files, amends, or modifies, or files a pleading seeking approval of, any Definitive Document or authority to amend or modify any Definitive Document, in a manner that constitutes a material breach of this Agreement and such action creates an adverse impact on the Restructuring Transaction without the Company Parties’ prior written consent;

(g) any Consenting Senior Noteholder files a motion in any Chapter 11 Case seeking to terminate any Company Party’s exclusive right to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;

24

(h) any Consenting Senior Noteholder files a motion in any Chapter 11 Case seeking to reverse, stay, dismiss, vacate, reconsider, modify, or amend any of the Confirmation Order, Solicitation Procedures Order, or the order(s) approving the Disclosure Statement in a manner inconsistent with this Agreement without the consent of the Company Parties, or (ii) a motion for reconsideration, reargument, or rehearing with respect to any such order has been filed in a manner inconsistent with this Agreement and any Consenting Senior Noteholder has failed to timely object to such motion; or

(i) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Consenting Senior Noteholder seeking an order (without the prior written consent of the Company Parties), (i) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in section 1106(a)(3) and section 1106(a)(4) of the Bankruptcy Code or a trustee in the Chapter 11 Cases, or (iii) dismissing the Chapter 11 Cases;

(any Consenting Senior Noteholder taking any action in clauses (a) and (d)–(i) of this Section 11.02, the “Non-Supporting Senior Noteholder”); provided, however, that so long as the Consenting Senior Noteholders (without counting the Non-Supporting Senior Noteholder) continue to hold or control at least two-thirds of the then outstanding principal amounts of Senior Notes, such termination shall be effective only with respect to such Non-Supporting Senior Noteholder.

11.03. Milestones. The following Milestones shall apply to this Agreement unless extended or waived in writing by the Required Consenting Senior Noteholders in their sole discretion:

(a) By no later than one (1) Business Day after the Agreement Effective Date, each Company Party shall have commenced a Chapter 11 Case;

(b) On the Petition Date, the Debtors shall have filed the Plan, Disclosure Statement, First Day Pleadings, and Solicitation Materials;

(c) By no later than five (5) days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Company Parties;

(d) By no later than five (5) days after the Petition Date, the Bankruptcy Court shall have entered an order (i) conditionally approving the Disclosure Statement and (ii) authorizing the distribution of the Solicitation Materials;

(e) By no later than thirty-five (35) days after the Petition Date, the Bankruptcy Court shall have entered (i) the Final DIP Order and (ii) the Equity Rights Offering Backstop Commitment Order in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Company Parties;

(f) By no later than fifty (50) days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Company Parties; and

25

(g) By no later than sixty-five (65) days after the Petition Date, the Plan Effective Date shall have occurred.

11.04. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Senior Noteholders and (b) the Company Parties.

11.05. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice immediately after the Plan Effective Date.

11.06. Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or causes of action. In no event shall any such termination relieve a Party from (i) liability for its breach or non-performance of its obligations hereunder prior to the date of such termination, notwithstanding any termination of this Agreement by any other Party, and (ii) obligations under this Agreement which expressly survive any such termination. The right to terminate this Agreement pursuant to Sections 11.01, 11.02, or 11.04 (other than pursuant to Section 11.02(b)) shall not be available to any Party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the occurrence of a termination event. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the applicable Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, however, any Consenting Senior Noteholder withdrawing or changing its vote pursuant to this Section 11.06 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court. Nothing in this Agreement shall be construed as prohibiting the Company Parties or any of the Consenting Senior Noteholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of the Company Party or the ability of the Company Parties to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Senior Noteholder, and (b) any right of any Consenting Senior Noteholder, or the ability of any Consenting Senior Noteholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against the Company Parties or Consenting Senior Noteholders. Nothing in this Section 11.06 shall restrict the Company Parties’ right to terminate this Agreement in accordance with Section 11.02(b).

26

Section 12. Amendments and Waivers.

(a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 12.

(b) Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 12 shall be ineffective and void ab initio.

(c) This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in writing by: (a) the Company Parties and (b) the Required Consenting Senior Noteholders; provided, however, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on any of the Company Claims/Interests held by a Consenting Senior Noteholder, then the consent of each such affected Consenting Senior Noteholder shall also be required to effectuate such modification, amendment, waiver or supplement.

(d) At any time prior to the Termination Date, the Company Parties, on the one hand, and the Required Consenting Senior Noteholders, on the other, to the extent legally permitted, may (i) extend the time for the performance of any of the obligations of any other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such Party contained herein.

(e) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 13. Miscellaneous

13.01. Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, or other applicable Law.

13.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

27

13.03. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

13.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

13.05. Fees and Expenses. On or prior to the Plan Effective Date, the Company Parties shall pay or reimburse (a) any unpaid transaction fee of Centerview triggered in connection with the occurrence of the Plan Effective Date, (b) all unpaid fees and expenses of the Ad Hoc Committee of Consenting Senior Noteholders Advisors for which an invoice has been received by the Company Parties (which invoice may include estimates of Restructuring Expenses to be incurred through the Plan Effective Date), and (c) all unpaid fees and expenses of any DIP Secured Party (as defined in the DIP Credit Agreement) payable pursuant to the DIP Credit Agreement or the DIP Orders; provided that, so long as the Company Parties provide at least three (3) Business Days’ notice of the occurrence of the Plan Effective Date, such invoices (which may include estimates of Restructuring Expenses to be incurred through the Plan Effective Date) shall be provided to the Company Parties at least two (2) Business Days prior to the Plan Effective Date; provided, further, that the Company Parties shall remain liable for paying all Restructuring Expenses following the Plan Effective Date in accordance with any Company Party’s fee reimbursement letters with the applicable Ad Hoc Committee of Consenting Senior Noteholders Advisors regardless of whether an invoice has been received by the Company Parties for such Restructuring Expenses prior to the Plan Effective Date.

13.06. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State and County of New York, upon the commencement of the Chapter 11 Cases, each of the Parties hereby agrees that, if the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

13.07. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

28

13.08. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

13.09. Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Senior Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Senior Noteholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

13.10. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

13.11. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a) if to the Company Parties, to:

Cutera, Inc.

3240 Bayshore Blvd.

Brisbane, CA 94005

Attn:  Stephana E. Patton

Email: SPatton@cutera.com

with copies to:

Ropes & Gray, LLP

1211 Avenue of Americas

New York, NY 10036-8704

Attn:  Ryan Preston Dahl

   Natasha S. Hwangpo

   Sam Badawi

Email: Ryan.Dahl@ropesgray.com

   Natasha.Hwangpo@ropesgray.com

   Sam.Badawi@ropesgray.com

29

(b) if to a Consenting Senior Noteholder, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn:   Jacob A. Adlerstein

     Sean A. Mitchell

     Joshua A. Esses

Email: JAdlerstein@paulweiss.com

   SMitchell@paulweiss.com

   JEsses@paulweiss.com

Any notice given by delivery, mail, or courier shall be effective when received.

13.12. Independent Due Diligence and Decision Making. Each Consenting Senior Noteholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties. Each Consenting Senior Noteholder acknowledges and agrees that it is not relying on any representation or warranties other than as set forth in this Agreement.

13.13. Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

13.14. Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

13.15. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

13.16. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

13.17. Remedies Cumulative; Specific Performance.

(a) All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

30

(b) It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

(c) Without limiting any of the Company Parties’ foregoing remedies, it is understood and agreed that, in addition to any other remedy in favor of the Company Parties arising at law or in equity, (i) the Company Parties’ remedies shall include the Company Parties’ right to seek designation pursuant to section 1126(e) of the Bankruptcy Code, of any vote by a Consenting Senior Noteholder where such Consenting Senior Noteholder is in breach of its obligations under this Agreement and (ii) such Consenting Senior Noteholder shall be permitted to object to such request or motion seeking designation on any grounds.

13.18. Capacities of Consenting Senior Noteholders. Each Consenting Senior Noteholder has entered into this agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.

13.19. Survival. Notwithstanding (i) any Transfer of any Company Claims/Interests in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 7.01, Section 11.06, Section 13, and the Confidentiality Agreements shall survive such Transfer or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

13.20. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 12, or otherwise, including a written approval by the Company Parties or the Required Consenting Senior Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

13.21. Representation by Counsel. Each Party acknowledges that it has had an opportunity to receive information from the Company Parties and that it has been, or is part of a group that has been, or has had an opportunity to be, represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

31

13.22. Tax. To the extent practicable and applicable, and subject to the consent of the Required Consenting Senior Noteholders (such consent not to be unreasonably conditioned, delayed, or withheld), the Restructuring Transactions will be structured so as to preserve or otherwise maximize the availability and/or use of favorable tax attributes (including tax basis) of the Company Parties and to otherwise obtain the most beneficial structure for the Company Parties or the Reorganized Company and the holders of the equity of the Reorganized Company from and after the Plan Effective Date, and the Company Parties will cooperate on a reasonable basis with the Consenting Senior Noteholders in connection with making such determination, including by timely providing the Consenting Senior Noteholders with reasonable information relevant to making such determination.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

32

CUTERA, INC.

By:	/s/ Taylor Harris
Name:	Taylor Harris
Title:	Chief Executive Officer

Company Party’s Signature Page to the Restructuring Support Agreement

CRYSTAL SUB, LLC

By:	/s/ Taylor Harris
Name:	Taylor Harris
Title:	Chief Executive Officer

Company Party’s Signature Page to the Restructuring Support Agreement

[CONSENTING SENIOR NOTEHOLDER]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
2026 Senior Notes

2028 Senior Notes

2029 Senior Notes

Equity Interests

Other Disclosable Economic Interests in relation to the Company Party (including participation interests, hedges, swaps, and derivatives)

Company Party’s Signature Page to the Restructuring Support Agreement

EXHIBIT A

Plan

IMPORTANT: THE SOLICITATION MATERIALS ACCOMPANYING THIS PLAN OF REORGANIZATION HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF 11 U.S.C. § 1125(a). THE DEBTORS EXPECT TO SEEK AN ORDER OR ORDERS OF THE BANKRUPTCY COURT, AMONG OTHER THINGS: (1) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH 11 U.S.C. § 1126(b); AND (2) CONFIRMING THIS PLAN OF REORGANIZATION PURSUANT TO 11 U.S.C. § 1129.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: Cutera, Inc. et al.,[1] Debtors.	Chapter 11 Case No. 25-[_______] ([___])

JOINT PREPACKAGED CHAPTER 11 PLAN

OF REORGANIZATION OF CUTERA, INC. AND ITS AFFILIATED DEBTORS

ROPES & GRAY LLP

Ryan Preston Dahl (pro hac vice pending)

Conor P. McNamara (pro hac vice pending)

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Telephone: (312) 845-1200

Facsimile: (312) 845-5500

Email:  ryan.dahl@ropesgray.com

     conor.mcnamara@ropesgray.com

Natasha S. Hwangpo (pro hac vice pending)

1211 Avenue of the Americas

New York, New York 10036

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

E-mail: natasha.hwangpo@ropesgray.com

HUNTON ANDREWS KURTH LLP

Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503)

Philip M. Guffy (TX Bar No. 24113705)

Catherine A. Rankin (TX Bar No. 24066008)

600 Travis Street, Suite 4200

Houston, Texas 77002

Telephone: (713) 220-4200

Email:  TadDavidson@hunton.com

     PhilipGuffy@hunton.com

     CahterineRankin@hunton.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

Dated:  March 4, 2025

     Houston, Texas

[1]

The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are as follows: Cutera, Inc. (2262) and Crystal Sub, LLC (6339). The Debtors’ service address is 3240 Bayshore Boulevard, Brisbane, CA 94005.

ii

iii

JOINT PREPACKAGED CHAPTER 11 PLAN

OF REORGANIZATION OF CUTERA, INC. AND ITS AFFILIATED DEBTORS

Cutera, Inc. and Crystal Sub, LLC (each, a “Debtor” and together, the “Debtors”) propose this joint prepackaged plan of reorganization (this “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in this Plan and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

The Debtors seek to consummate the Restructuring Transactions on the Effective Date of this Plan. Each Debtor is a proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each Debtor, and the classification of Claims and Interests set forth herein shall apply separately for each Debtor.

Reference is made to the accompanying Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE STRONGLY ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

Section 1.1 Defined Terms.

The following terms shall have the respective meanings specified below when used in capitalized form in this Plan:

1. “1145 Securities” has the meaning set forth in Section 4.15 of this Plan.

2. “2026 Senior Notes” means those certain unsecured convertible senior notes issued pursuant to the 2026 Senior Notes Indenture.

3. “2026 Senior Notes Indenture” means that certain First Supplemental Indenture, dated as of February 24, 2025 to that certain Indenture dated as of March 9, 2021, between Cutera, Inc., as issuer, Crystal Sub, LLC, as guarantor, and U.S. Bank National Association, as trustee, for 2.25% Senior Notes due March 15, 2026.

4. “2028 Senior Notes” means those certain unsecured convertible senior notes issued pursuant to the 2028 Senior Notes Indenture.

5. “2028 Senior Notes Indenture” means that certain First Supplemental Indenture, dated as of February 24, 2025 to that certain Indenture dated as of May 27, 2022, between Cutera, Inc., as issuer, Crystal Sub, LLC, as guarantor, and U.S. Bank Trust Company, National Association, as trustee, for 2.25% Senior Notes due June 1, 2028.

6. “2029 Senior Notes” means those certain unsecured convertible senior notes issued pursuant to the 2029 Senior Notes Indenture.

7. “2029 Senior Notes Indenture” means that certain First Supplemental Indenture, dated as of February 24, 2025 to that certain Indenture dated as of December 12, 2022, between Cutera, Inc., as issuer, Crystal Sub, LLC, as guarantor, and U.S. Bank Trust Company, National Association, as trustee, for 4.00% Senior Notes due June 1, 2029.

8. “Accredited Investor” has the meaning ascribed to it in the Securities Act.

9. “Ad Hoc Committee of Consenting Senior Noteholders” means the group of Consenting Senior Noteholders represented by the Ad Hoc Committee of Consenting Senior Noteholder Advisors.

10. “Ad Hoc Committee of Consenting Senior Noteholder Advisors” means, collectively: (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel; (ii) Porter Hedges LLP, as co-counsel; and (iii) Centerview Partners LLC, as financial advisor and investment banker.

11. “Administrative Claims” means any and all requests for payment of costs or expenses (other than DIP Claims) of the kind specified in section 503(b) of the Bankruptcy Code and entitled to priority under section 507 of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Bankruptcy Fees; (c) Allowed Professional Fee Claims; (d) the Restructuring Expenses; and (e) Put Option Premium Claims.

12. “Administrative Claims Bar Date” means the first Business Day that is the thirtieth (30th) day after the Effective Date.

13. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code, including non-Debtor Entities.

14. “Allowed” means, with respect to a Claim or Interest: (i) any Claim or Interest as to which no objection to allowance has been interposed (either in the Bankruptcy Court or in the ordinary course of business) on or before the applicable time period fixed by applicable non-bankruptcy law or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order, either before or after the Effective Date, to the extent such objection is determined in favor of the respective Holder; (ii) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, either before or after the Effective Date; or (iii) any Claim or Interest expressly deemed Allowed by this Plan. A Claim or Interest that is Allowed shall include a Claim or Interest that is Disputed to the extent such Claim or Interest becomes Allowed after the Effective Date. A Claim that is Allowed shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable non-bankruptcy law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code, or by Final Order of the Bankruptcy Court, a Claim that is Allowed shall not, for purposes of distributions under this Plan, include interest on such Claim accruing from or after the Petition Date.

15. “Ballot” means a ballot accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote on this Plan shall, among other things, indicate their acceptance or rejection of this Plan in accordance with this Plan and the procedures governing the solicitation process.

16. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended.

17. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court as may have jurisdiction over these Chapter 11 Cases.

18. “Bankruptcy Fees” means any and all fees or charges assessed against the Debtors’ Estates under section 1930 of title 28 of the United States Code.

19. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under section 2075 of title 28 of the United States Code, the Official Bankruptcy Forms, or the local rules of the Bankruptcy Court, together with any amendments made thereto subsequent to the Petition Date, to the extent that any such amendments are applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court.

20. “Business Day” means any day, other than a Saturday, Sunday, or a “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a)).

21. “Cash” means the legal tender of the United States of America or the equivalent thereof.

22. “Cash-Out Reduction” has the meaning set forth in Section 3.3(c)(iii)2 of this Plan.

23. “Cash-Out Shares” has the meaning set forth in Section 3.3(c)(iii)2 of this Plan.

24. “Causes of Action” means any and all claims, interests, damages, remedies, causes of action, demands, rights, debts, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, asserted or assertable, direct or derivative, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise, including but not limited to: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by Law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

25. “Chapter 11 Cases” means the cases pending for the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

26. “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

27. “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

28. “Class” means a group of Claims or Interests classified together pursuant to section 1122(a)(1) of the Bankruptcy Code.

29. “Combined Hearing” means the hearing to be held by the Bankruptcy Court to consider the adequacy of the Disclosure Statement and confirmation of this Plan under sections 1125 and 1129 of the Bankruptcy Code, respectively, as such hearing may be adjourned or continued from time to time.

30. “Common Equity Convenience Buyout” means the option of Holders of Allowed Senior Notes Claims who are not Consenting Senior Noteholders to elect the Senior Notes Claim Cash Option in lieu of receiving the Senior Notes Claim Equity Recovery on account of such Senior Notes Claims, pursuant to which certain of the Consenting Senior Noteholders shall purchase Reorganized Common Equity on the terms set forth in Section 4.14 of this Plan and the Common Equity Convenience Buyout Documents.

31. “Common Equity Convenience Buyout Cap” means $7,040,000.

32. “Common Equity Convenience Buyout Documents” means the definitive documents and agreements required to effectuate the Common Equity Convenience Buyout, including the Common Equity Convenience Buyout Procedures, the Equity Rights Offering Backstop Commitment Order, and the Equity Rights Offering Backstop Commitment Agreement.

33. “Common Equity Convenience Buyout Premium” means an amount equal to 10% of the Common Equity Convenience Buyout Cap, payable to the Equity Rights Offering Backstop Parties in accordance with the Equity Rights Offering Backstop Commitment Agreement (i) on the Effective Date, in Reorganized Common Equity, issuable at the Equity Rights Offering Share Price, or (ii) if the Equity Rights Offering Backstop Commitment Agreement is terminated prior to the Effective Date, in Cash in accordance with the Equity Rights Offering Backstop Commitment Order.

34. “Common Equity Convenience Buyout Procedures” means those certain procedures with respect to the Common Equity Convenience Buyout, as approved by the Bankruptcy Court, which shall be in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Debtors.

35. “Common Equity Convenience Buyout Share Price” means $5.00 per share, which reflects the plan equity value per share giving effect to the proceeds received on account of the Equity Rights Offering Amount, discounted by 50%.

36. “Common Equity Convenience Buyout Shares” has the meaning set forth in Section 4.14(c) of this Plan.

37. “Company” means Cutera, Inc. and all of its direct and indirect subsidiaries.

38. “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

39. “Confirmation Date” means the date upon which the Confirmation Order is entered on the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

40. “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance as set forth in, and consistent with, the Restructuring Support Agreement.

41. “Consenting 2026 Senior Noteholders” means those certain beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, 2026 Senior Notes and are party to the Restructuring Support Agreement.

42. “Consenting 2028 Senior Noteholders” means those certain beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, 2028 Senior Notes and are party to the Restructuring Support Agreement.

43. “Consenting 2029 Senior Noteholders” means those certain beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or funds that beneficially hold, 2029 Senior Notes and are party to the Restructuring Support Agreement.

44. “Consenting Senior Noteholders” means, collectively, the Consenting 2026 Senior Noteholders, the Consenting 2028 Senior Noteholders, and the Consenting 2029 Senior Noteholders.

45. “Consummation” means the occurrence of the Effective Date.

46. “Cure Cost” means any amount required to cure any monetary default under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by parties to an Executory Contract or Unexpired Lease) that is assumed by the Debtors pursuant to sections 365 and 1123 of the Bankruptcy Code.

47. “D&O Liability Insurance Policies” means all insurance policies issued to or providing coverage at any time to the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto.

48. “Debtors” has the meaning set forth in the introductory paragraph of this Plan.

49. “Definitive Documents” means (i) each of the documents in the Plan Supplement, (ii) the Equity Rights Offering Documents, (iii) the Common Equity Convenience Buyout Documents, (iv) the Equity Rights Offering Backstop Commitment Order, (v) the Confirmation Order, (vi) the Solicitation Materials and the Solicitation Procedures Order, (vii) such other agreements and documentation reasonably desired or necessary to consummate and document the Restructuring Transactions, and (viii) any other document that has or may have a material or adverse impact on the legal or economic rights of the Consenting Senior Noteholders; provided that each Definitive Document shall be in form and substance reasonably satisfactory to the Required Consenting Senior Noteholders (unless otherwise provided for herein).

50. “DIP Agent” means Wilmington Savings Fund Society, FSB, as administrative and collateral agent for the DIP Lenders under the DIP Facility Documents, or any successor agents thereunder.

51. “DIP Claims” means any and all Claims against the Debtors related to, arising out of, arising under, or arising in connection with the DIP Facility Documents.

52. “DIP Credit Agreement” means that certain credit agreement evidencing the DIP Facility by and among Cutera, Inc., as borrower, Crystal Sub, LLC as guarantor, the DIP Agent, and the DIP Lenders, as may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

53. “DIP Facility” means the $25 million, new-money, super-priority secured term loan debtor in possession financing facility.

54. “DIP Facility Documents” means the DIP Credit Agreement, all agreements, notes, instruments, and any other documents delivered pursuant thereto or in connection therewith, including the DIP Agent fee letter and the DIP Orders, together with all documentation executed or delivered in connection therewith as may be amended, modified, or supplemented from time to time, in accordance with the terms and conditions set forth therein.

55. “DIP Lenders” means the lenders from time to time under the DIP Credit Agreement, including their designees, successors, and permitted assigns.

56. “DIP Orders” means the Interim DIP Order and Final DIP Order.

57. “Direct Investment Shares” has the meaning set forth in Section 4.13(b) of this Plan.

58. “Disallowed” means, with respect to any Claim, a Claim or any portion thereof that: (a) has been disallowed by a Final Order; (b) is an Administrative Claim for which no request for payment of an Administrative Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or the Plan; (c) has been withdrawn by agreement of the Debtors and the Holder thereof; or (d) has been withdrawn by the Holder thereof.

59. “Disclosure Statement” means the disclosure statement for this Plan, including all exhibits and schedules thereto, as it may be amended from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable Law.

60. “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement, which order may be a part of the Confirmation Order.

61. “Disputed” means, with respect to any Claim or Interest, except as otherwise provided herein, a Claim or Interest that has not been Allowed or Disallowed.

62. “Distribution Date” means the date on which Holders of Claims or Interests are eligible to receive distributions under this Plan, which date shall be the Effective Date, or such other date agreed to by the Debtors and the Required Consenting Senior Noteholders.

63. “DTC” means the Depository Trust Company.

64. “Effective Date” means the date that is the first day on which all conditions to the effectiveness of this Plan set forth in Section 8.1 hereof have been satisfied or waived in accordance with the terms of this Plan.

65. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

66. “Equity Rights Offering” means the equity rights offering to be consummated by the Reorganized Company on the Effective Date in accordance with the Equity Rights Offering Documents, pursuant to which it shall issue shares of Reorganized Common Equity.

67. “Equity Rights Offering Amount” means $30 million.

68. “Equity Rights Offering Backstop Commitment” means the commitment of the Equity Rights Offering Backstop Parties to fully backstop the Equity Rights Offering.

69. “Equity Rights Offering Backstop Commitment Agreement” means the backstop commitment agreement, as may be further amended, modified, or supplemented from time to time, in accordance with its terms, entered into in connection with the Equity Rights Offering and the Common Equity Convenience Buyout, which shall be in the form and substance as attached to the Restructuring Support Agreement.

70. “Equity Rights Offering Backstop Commitment Order” means an order or orders of the Bankruptcy Court approving, among other things, (i) Cutera, Inc.’s entry into and performance under the Equity Rights Offering Backstop Commitment Agreement, (ii) the Equity Rights Offering and Equity Rights Offering Procedures, (iii) the Common Equity Convenience Buyout and Common Equity Convenience Buyout Procedures, and (iv) as Administrative Claims, the Put Option Premium.

71. “Equity Rights Offering Backstop Parties” means the Holders of Senior Notes Claims (and their permitted assigns) who have agreed, as applicable, to backstop the Equity Rights Offering Amount and Common Equity Convenience Buyout and to act as Equity Rights Offering Holdback Parties, in each case pursuant to the Equity Rights Offering Backstop Commitment Agreement.

72. “Equity Rights Offering Backstop Premium” means an amount equal to 10% of the Equity Rights Offering Amount, payable to the Equity Rights Offering Backstop Parties in accordance with the Equity Rights Offering Backstop Commitment Agreement (i) on the Effective Date, in Reorganized Common Equity, issuable at the Equity Rights Offering Share Price, or (ii) if the Equity Rights Offering Backstop Commitment Agreement is terminated prior to the Effective Date, in Cash in accordance with the Equity Rights Offering Backstop Commitment Order.

73. “Equity Rights Offering Documents” means, collectively, the Equity Rights Offering Procedures and related subscription form, the Equity Rights Offering Backstop Commitment Agreement, the Equity Rights Offering Backstop Commitment Order, and other material documents necessary to implement the Equity Rights Offering.

74. “Equity Rights Offering Holdback Parties” means the Equity Rights Offering Backstop Parties who have agreed to purchase their respective portions (pursuant to the terms of the Equity Rights Offering Backstop Commitment Agreement) of the Holdback Rights Offering Amount.

75. “Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the Equity Rights Offering, as approved by the Bankruptcy Court, which shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Senior Noteholders.

76. “Equity Rights Offering Share Price” means $7.55 per share, which reflects the plan equity value per share after discounting by 35% the pre-Equity Rights Offering Amount proceeds valuation portion thereof.

77. “Equity Rights Offering Shares” means the shares of Reorganized Common Equity issued pursuant to the Equity Rights Offering.

78. “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

79. “Estate” means, as to each Debtor, the estate created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case.

80. “Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

81. “Exculpated Parties” means, to the fullest extent permitted by law, the Debtors.

82. “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

83. “Existing Common Interests” means any Interest in Cutera, Inc. in existence immediately before the Effective Date.

84. “Exit Facility” means the exit term loan credit facility initially consisting of (a) an aggregate outstanding principal amount equal to the principal amount the term loans outstanding under the DIP Facility Documents on the Effective Date (including (i) the amount of any upfront payment payable pursuant to the DIP Facility Documents and (ii) the amount of any repayment premium payable pursuant to the DIP Facility Documents upon the repayment of the DIP Facility on such date, but excluding (x) accrued and unpaid interest as of such date, (y) Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, and (z) indemnification obligations solely to the extent due and payable as of the Effective Date, which amounts in the foregoing clauses (x) through (z), for the avoidance of doubt, shall be paid in full in Cash on the Effective Date), which term loans issued under the Exit Facility shall be funded on a cashless basis by rolling over such amounts outstanding under the DIP Facility Documents and (b) a $10 million new money term loan to be provided by the Exit Lenders on the Effective Date on the terms and conditions set forth in the Exit Facility Documents.

85. “Exit Facility Documents” means the agreements memorializing the Exit Facility, including any amendments, modifications, supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection with the Exit Facility.

86. “Exit Lenders” means the DIP Lenders on the Effective Date and the other lenders from time to time under the Exit Facility, including their designees, successors, and permitted assigns.

87. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

88. “Final DIP Order” means the Final Order of the Bankruptcy Court approving the DIP Facility.

89. “Final Order” means, as applicable, an order, ruling, or judgment of the Bankruptcy Court or any other court of competent jurisdiction, as applicable, which has not been reversed, vacated, or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for reargument or rehearing is pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear has been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court, or other court of competent jurisdiction (as applicable) has been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing has been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing has expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state or provincial court rules of civil procedure, may be filed with respect to such order, ruling, or judgment shall not cause an order, ruling, or judgment not to be a Final Order.

90. “General Unsecured Claims” means any and all unsecured Claims (other than an Administrative Claim (including any Professional Fee Claim or Put Option Premium Claim), an Intercompany Claim, a Senior Notes Claim, a Priority Tax Claim, an Other Priority Claim, or any Claim subject to subordination under section 510(b) of the Bankruptcy Code) against any Debtor, including (a) Claims arising from the rejection of Unexpired Leases and Executory Contracts to which any Debtor is a party and (b) Claims arising from any litigation or other court, administrative, or regulatory proceeding, including damages or judgments entered against, or settlement amounts owing by any Debtor related thereto.

91. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

92. “Holdback Rights Offering Amount” has the meaning set forth in Section 4.13(b) of this Plan.

93. “Holder” means the beneficial holder of, or investment advisor, sub-advisor, or manager of discretionary accounts or funds that beneficially hold, any Claim or Interest.

94. “Impaired” means, with respect to a Claim or Interest, such Claim or Interest that falls within a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

95. “Indemnification Obligation” means the Debtors’ obligations to indemnify, reimburse, or otherwise hold financially harmless the Indemnified Parties with respect to or based upon any act or omission taken or omitted in any of the relevant capacities, or for or on behalf of the Debtors, pursuant to and to the maximum extent provided by the Debtors’ certificates of incorporation, certificates of formation, bylaws and similar corporate documents, as in effect as of the Petition Date.

96. “Indemnified Parties” means the Debtors’ current and former directors, officers, managers, employees, attorneys, other professionals, and agents, and such current and former directors’, officers’, managers’, and employees’ respective Affiliates to the extent set forth herein, that were employed or served in such capacity on or after the Petition Date and that are entitled to be indemnified by the Debtors pursuant to, among other things, the Debtors’ bylaws, certificates of incorporation (or other formation documents), board resolutions, employment contracts, or other agreements.

97. “Insurance Policies” means all insurance policies, including all D&O Liability Insurance Policies, that have been issued at any time that provide coverage, benefits, or proceeds to the Debtors (or their predecessors) and all agreements, documents, or instruments relating thereto.

98. “Intercompany Claims” means any and all Claims against a Debtor held by any Debtor or direct or indirect subsidiary of a Debtor.

99. “Intercompany Interests” means any and all Equity Securities or other ownership interests in an Affiliate of the Debtors held by one or more of the Debtors.

100. “Interests” means any Equity Security or other ownership interest in any Debtor, including any and all issued, unissued, authorized, or outstanding shares of common stock, preferred stock, membership, limited liability company interests (whether certificated or uncertificated), or partnership interests, or other instrument evidencing an ownership interest in any Debtor, whether or not transferable, together with any warrants, equity-based awards or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto.

101. “Interim DIP Order” means an order of the Bankruptcy Court approving the DIP Facility on an interim basis.

102. “Law” means any federal, state, local, or foreign “law” (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

103. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

104. “Management Incentive Plan” means a management incentive plan of the Reorganized Company to be implemented on the Effective Date, in form and substance reasonably acceptable to the Debtors and Required Consenting Senior Noteholders and filed with the Plan Supplement.

105. “New Organizational Documents” means, on or after the Effective Date, the organizational and governance documents for the Reorganized Company and the Reorganized Debtors, including, without limitation, certificates of incorporation (including any certificate of designations), certificates of formation or certificates of limited partnership (or equivalent organizational documents), certificates of designation, bylaws, limited liability company agreements, shareholders’ agreements, and limited partnership agreements (or equivalent governing documents), as applicable, including the New Shareholders Agreement, if any.

106. “New Shareholders Agreement” means any agreement entered into by holders of Reorganized Common Equity governing the rights and obligations with respect to the Reorganized Common Equity.

107. “Non-Holdback Rights Offering Amount” has the meaning set forth in Section 4.13(b) of this Plan.

108. “Non-Voting Classes” means Classes 1, 2, 4, 5, 6, 7, and 8 of this Plan.

109. “Notice and Claims Agent” means Kurtzman Carson Consultants, LLC d/b/a Verita Global in its capacity as noticing, claims, and solicitation agent for the Debtors.

110. “Opt-Out Form” means the form by which Holders of Claims and Interests in Non-Voting Classes may opt-out of becoming a Releasing Party by checking the applicable box on such form.

111. “Other Priority Claims” means any and all Claims against any of the Debtors entitled to priority in right of payment under section 507(a) of the Bankruptcy Code that are not Administrative Claims or Priority Tax Claims.

112. “Other Secured Claims” means any and all Secured Claims against any of the Debtors that are not DIP Claims.

113. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

114. “Petition Date” means the date on which the Debtors filed petitions for relief commencing the Chapter 11 Cases.

115. “Placement Securities” has the meaning set forth in Section 4.15 of this Plan.

116. “Plan” means this joint prepackaged plan of reorganization filed by the Debtors under chapter 11 of the Bankruptcy Code that embodies the Restructuring Transactions, including all exhibits and schedules to this Plan, and any Plan Supplement, as they may be amended, supplemented or modified from time to time in accordance with the terms hereof, the terms of the Restructuring Support Agreement, the Bankruptcy Code, and the Bankruptcy Rules.

117. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to this Plan, as the same may be amended, modified, or supplemented, and including, without limitation, the following: (a) the identity of the known members of the Reorganized Board and the nature and compensation for any director who is an “insider” under the Bankruptcy Code; (b) the New Organizational Documents; (c) the Management Incentive Plan; (d) the Schedule of Retained Causes of Action; (e) the Schedule of Rejected Executory Contracts and Unexpired Leases; (f) the Exit Facility Documents; (g) the Restructuring Transactions Memorandum, if any, (h) all exhibits, attachments, supplements, annexes, schedules, and ancillary documents related to each of the foregoing; and (i) any additional documents filed with the Bankruptcy Court before the Effective Date as additional documents or amendments to the Plan Supplement; provided, that each Plan Supplement document shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Senior Noteholders (unless otherwise provided for herein).

118. “Priority Tax Claims” means any and all Claims against a Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code.

119. “Professional Fee Claims” means any and all Claims of a Professional against a Debtor seeking a payment of compensation for services rendered or reimbursement of expenses incurred on or as of the Petition Date and through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

120. “Professional Fee Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount to be funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid Professional Fee Claims.

121. “Professional Fee Reserve Amount” means the aggregate accrued and unpaid Professional Fee Claims through the Effective Date as reasonably estimated by the Retained Professionals in accordance with Article II of this Plan.

122. “Professionals” means (a) any and all professionals employed in the Chapter 11 Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code or otherwise and (b) any and all professionals or other Entities seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

123. “Pro-Rata Share” means with respect to any distribution on account of any Allowed Claim in any Class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in such Class.

124. “Proof of Claim” has the meaning set forth in Bankruptcy Rule 3001, or a motion or request for payment of fees, costs, or expenses made pursuant to section 503 of the Bankruptcy Code filed in the Chapter 11 Cases.

125. “Put Option Premium” means, collectively, (i) the Common Equity Convenience Buyout Premium and (ii) the Equity Rights Offering Backstop Premium.

126. “QIB” means ‘qualified institutional buyer,’ as that term is defined in the Securities Act.

127. “Reinstated” or “Reinstatement” mean, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

128. “Related Parties” means, to the fullest extent permitted by law, with respect to any Entity, such Entity’s predecessors, successors, assigns, and affiliates (whether by operation of Law or otherwise) and subsidiaries, and each of their respective managed accounts or funds or investment vehicles, and each of their respective current and former equity holders (regardless of whether such equity interests are held directly or indirectly), officers, directors, managers, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors, direct and indirect parent Entities, “controlling persons” (within the meaning of the federal securities law), heirs, administrators and executors, and other professionals, in each case acting in such capacity whether current or former, including in their capacity as directors of the Company, as applicable.

129. “Released Parties” means, collectively, (a)(i) the Company, (ii) the Reorganized Debtors, (iii) the Trustee, (iv) the DIP Lenders, (v) the DIP Agent, (vi) each Holder of a Senior Notes Claim that votes to accept the Plan, and does not affirmatively opt out of, or timely object to, the releases set forth in Section 9.3 of the Plan, and (vii) the Ad Hoc Committee of Consenting Senior Noteholders and each member thereof; (b) with respect to each of the foregoing Entities and Persons in clause (a), all of their respective Related Parties to the maximum extent permitted by law; provided, that any Entity or Person that affirmatively opts out of, or timely objects either through (1) a formal objection filed on the docket of the Chapter 11 Cases or (2) an informal objection provided to the Debtors by electronic mail, and such objection is not resolved or withdrawn on the docket of the Chapter 11 Cases or via electronic mail, as applicable, before Confirmation shall not be deemed a Released Party.

130. “Releases” means the releases given by the Releasing Parties to the Released Parties under Article IX hereof.

131. “Releasing Parties” means, collectively, each of the following in their capacity as such: (i) all Holders of Claims or Interests that vote to accept the Plan and who do not affirmatively opt out of the releases provided by the Plan, (ii) all Holders of Claims or Interests that are deemed to accept the Plan and who do not affirmatively opt out of the releases provided by the Plan, (iii) all Holders of Claims or Interests that vote to reject the Plan or are deemed to reject the Plan and who do not affirmatively opt out of the releases provided by the Plan, (iv) all Holders of Claims or Interests who abstain from voting on the Plan and who do not affirmatively opt out of the releases provided by the Plan; (v) each Released Party, (vi) each Related Party to each Entity in clause (i) through (v) solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clause (i) through (v); provided, that, in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the releases set forth in Section 9.3 of the Plan; or (y) timely objects to the releases set forth in Section 9.3 of the Plan, either through (1) a formal objection filed on the docket of the Chapter 11 Cases or (2) an informal objection provided to the Debtors by electronic mail, and such objection is not withdrawn on the docket of the Chapter 11 Cases or via electronic mail, as applicable, before Confirmation.

132. “Reorganized Board” means the board of managers of the Reorganized Company, as determined in accordance with the New Organizational Documents.

133. “Reorganized Common Equity” means the units of common stock or other common equity Interests of the Reorganized Company authorized under the New Organizational Documents and issued pursuant to this Plan on the Effective Date.

134. “Reorganized Company” means Cutera, Inc. and any successors thereto, by merger, consolidation, or otherwise, as reorganized on or after the Effective Date.

135. “Reorganized Debtors” means collectively, the Debtors and any successors thereto, by consolidation, or otherwise, including, without limitation, the Reorganized Company, as reorganized on or after the Effective Date, in accordance with this Plan.

136. “Required Consenting Senior Noteholders” means as of any date of determination, Consenting Senior Noteholders who own or control as of such date at least 50.1% of the aggregate principal amount of all outstanding Senior Notes owned or controlled by all Consenting Senior Noteholders.

137. “Residual Fee Escrow Interest” has the meaning set forth in Section 2.3(b) of this Plan.

138. “Restructuring Expenses” means the reasonable and documented prepetition and postpetition fees and out-of-pocket expenses incurred or accrued by the Ad Hoc Committee of Consenting Senior Noteholder Advisors (in each case payable in accordance with the applicable fee reimbursement letters entered into by Cutera, Inc. and such professionals and to the extent not otherwise paid pursuant to the DIP Orders or DIP Facility Documents); in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals, including the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases.

139. “Restructuring Support Agreement” means that certain restructuring support agreement, dated as of March 4, 2025, by and among the Debtors and the Consenting Senior Noteholders, and any person or Entity that subsequently becomes a party thereto, including any exhibits thereto, as may be further amended, modified, or supplemented from time to time, in accordance with its terms.

140. “Restructuring Transactions” means the transactions necessary to complete this Plan, as further described in Section 4.3 hereof.

141. “Restructuring Transactions Memorandum” means a document which may be included in the Plan Supplement setting forth a summary of the transaction steps to complete the Restructuring Transactions.

142. “Retained Professional” means an Entity: (a) employed in these Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

143. “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to this Plan.

144. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to this Plan, as the same may be amended, modified, or supplemented from time to time.

145. “Section 510(b) Claims” means any Claim against any Debtor (i) arising from the rescission of a purchase or sale of a Security of a Debtor or any Affiliate of a Debtor; (ii) for damages arising from the purchase or sale of such a Security; or (iii) for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such Claim.

146. “Secured Claims” means any and all Claims against any of the Debtors that are secured by a Lien on, or security interest in, property in which any of the Debtors has an interest, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, which Lien or right of setoff, as the case may be, is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the Holder’s interest in the Debtors’ interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code.

147. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

148. “Security” has the meaning set forth in section 101(49) of the Bankruptcy Code.

149. “Senior Notes” means, collectively, (i) the 2026 Senior Notes, (ii) the 2028 Senior Notes, and (iii) the 2029 Senior Notes.

150. “Senior Notes Claim” means any Claim on account of the Senior Notes.

151. “Senior Notes Claim Cash Amount” has the meaning set forth in Section 3.3(c)(iii)2 of this Plan.

152. “Senior Notes Claim Cash Option” has the meaning set forth in Section 3.3(c)(iii)2 of this Plan.

153. “Senior Notes Claim Equity Recovery” has the meaning set forth in Section 3.3(c)(iii)1 of this Plan.

154. “Senior Notes Documents” means the Senior Notes Indentures and all related agreements and documents executed by the Debtors in connection with the Senior Notes Indentures, including the Senior Notes.

155. “Senior Notes Indentures” means, collectively, (i) the 2026 Senior Notes Indenture, (ii) the 2028 Senior Notes Indenture, and (iii) the 2029 Senior Notes Indenture.

156. “Solicitation Materials” means (i) the Ballot and applicable voting instructions, (ii) the Disclosure Statement and all exhibits thereto, including this Plan, the Equity Rights Offering Procedures and Common Equity Convenience Buyout Procedures and related subscription forms, (iii) the Opt-Out Form, and (iv) any other documents necessary to effect or approve the solicitation of votes with respect to the Restructuring Transactions to be consummated pursuant to this Plan, each of which shall be in form and substance as set forth in, and consistent with, the Restructuring Support Agreement.

157. “Solicitation Procedures Order” means any order(s) of the Bankruptcy Court approving, among other things, the Solicitation Materials and scheduling the Combined Hearing.

158. “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, conveyance fee, intangibles or similar tax, real estate transfer tax, sales tax, use tax, transaction privilege tax, privilege taxes, and other similar taxes imposed or assessed by any Governmental Unit.

159. “Subscription Rights” means the non-certified rights to purchase Reorganized Common Equity issued in connection with the Equity Rights Offering.

160. “Surviving Senior Notes Provisions” means any provisions of the Senior Notes Documents that by their terms survive the termination of the Senior Notes Documents.

161. “Trustee” means U.S. Bank Trust Company, National Association, and its successors and assigns, in its capacity as Trustee under the 2026 Senior Notes Indenture, 2028 Senior Notes Indenture and 2029 Senior Notes Indenture, as applicable.

162. “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

163. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

164. “Unimpaired” means, with respect to any Claim or Interest, such Claim or Interest that is not Impaired.

Section 1.2 Rules of Interpretation and Computation of Time.

(a) For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) unless otherwise specified, any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, restated, amended and restated, supplemented, waived or otherwise modified; (iv) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, of this Plan; (v) the words ‘‘herein,’’ “hereof,” and ‘‘hereto’’ refer to this Plan in its entirety rather than to a particular portion of this Plan; (vi) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitations, and shall be deemed to be followed by the words “without limitation”; (vii) references to “shareholders,” “directors,” or “officers” shall also include “members” or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; (viii) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; and (ix) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

(b) The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein, unless otherwise provided for herein.

(c) All references in this Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

(d) In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control. In the event of an inconsistency between this Plan and the Confirmation Order, the Confirmation Order shall control.

(e) Notwithstanding anything to the contrary in the Plan, any and all consent rights set forth in the Restructuring Support Agreement, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by reference (including to the applicable definitions in Section 1.1 of the Plan) and be fully enforceable as if stated in full in the Plan. Failure to reference in the Plan the rights referred to in the immediately preceding sentence shall not impair such rights and obligations. In case of a conflict between the consent rights in the Plan and the consent rights in the Restructuring Support Agreement, the consent rights in the Plan shall govern.

ARTICLE II.

UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, Professional Fee Claims, and DIP Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III hereof.

Section 2.1 Administrative Claims.

(a) Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, to less favorable treatment, to the extent an Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the unpaid portion of such Allowed Administrative Claim in accordance with the following: (i) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter; (iii) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable; or (iv) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

(b) All requests for payment of an Administrative Claim (other than DIP Claims, Restructuring Expenses, Put Option Premium Claims, or Professional Fee Claims) that accrued on or before the Effective Date that were not otherwise paid in the ordinary course of business must be filed with the Bankruptcy Court and served on the Debtors no later than the Administrative Claims Bar Date. Holders of Administrative Claims (other than DIP Claims, Restructuring Expenses, Put Option Premium Claims, or Professional Fee Claims) that are required to, but do not, file and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Estates, or the Reorganized Debtors, and such Administrative Claims shall be deemed discharged, compromised, settled, and released as of the Effective Date.

(c) The Reorganized Debtors may settle Administrative Claims (other than DIP Claims, Restructuring Expenses, and Put Option Premium Claims) in the ordinary course of business without further Bankruptcy Court approval. The Debtors or the Reorganized Debtors, as applicable, may also choose to object to any Administrative Claim (other than DIP Claims, Restructuring Expenses, and Put Option Premium Claims) no later than sixty (60) days after the Administrative Claims Bar Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court. Unless the Debtors or the Reorganized Debtors (or other party with standing) objects to a timely-filed and properly served Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors (or other party with standing) objects to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court shall determine whether such Administrative Claim should be allowed and, if so, in what amount.

Section 2.2 Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Effective Date, such Claim shall be paid on the later of (i) in accordance with the terms of any agreement between the Debtors and the Holder of such Allowed Priority Tax Claim, (ii) when such Allowed Priority Tax Claim becomes due and payable under applicable non-bankruptcy Law, or (iii) in the ordinary course of business. On the Effective Date, any Liens securing any Allowed Priority Tax Claims shall be deemed released, terminated, and extinguished, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order or rule, or the vote, consent, authorization, or approval of any Person.

Section 2.3 Professional Fee Claims.

(a) All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses must be filed no later than the first Business Day that is sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

(b) On or before the Effective Date, the Reorganized Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. Subject to the last sentence of this Section 2.3(b), the Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Retained Professionals, and such funds shall not be considered property of the Debtors’ Estates, the Debtors, or the Reorganized Debtors. Subject to the last sentence of this Section 2.3(b), no Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way; provided that Liens granted pursuant to the DIP Facility Documents and Exit Facility Documents, as applicable, shall encumber amounts in the Professional Fee Escrow Account constituting the Residual Fee Escrow Interest. The Reorganized Debtors shall be obligated to pay Allowed Professional Fee Claims in excess of the Professional Fee Reserve Amount. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by a Final Order of the Bankruptcy Court; provided that in the event the Professional Fee Reserve Amount is insufficient to satisfy the Professional Fee Claims, the Reorganized Debtors shall be required to satisfy the Allowed amounts of the remainder of any outstanding Professional Fee Claims. When all such Allowed amounts owing to Retained Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account (the “Residual Fee Escrow Interest”) shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court or any other Entity.

(c) The Retained Professionals shall reasonably estimate in good faith their accrued Professional Fee Claims prior to and as of the Effective Date and shall deliver such estimate to the Debtors no later than three (3) Business Days before the anticipated Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The total amount estimated as of the Effective Date shall consist of the Professional Fee Reserve Amount; provided that the Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

(d) From and after the Confirmation Date, but prior to the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. On and after the Effective Date, the Reorganized Debtors shall pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtors or the Reorganized Debtors (as applicable) after the Confirmation Date but prior to the Effective Date in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, except as otherwise specifically provided in this Plan. The Reorganized Debtors shall pay, within ten (10) Business Days after submission of a detailed invoice to the Reorganized Debtors, such reasonable Claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors after the Confirmation Date but prior to the Effective Date. If the Debtors or Reorganized Debtors (as applicable) dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

Section 2.4 DIP Claims.

(a) The DIP Claims shall be Allowed Claims in the full amount outstanding under the DIP Credit Agreement as of the Effective Date, including principal, interest, fees, costs, other charges, and expenses, and all other obligations related to the DIP Facility.

(b) Notwithstanding anything to the contrary herein, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, on the Effective Date, the Holders of all Allowed DIP Claims, in full and final satisfaction, settlement, release, and discharge of and in exchange for all such DIP Claims, shall receive (i) term loans issued under the Exit Facility in an aggregate outstanding principal amount equal to the principal amount the term loans outstanding under the DIP Facility Documents on the Effective Date (including (A) the amount of any upfront payment payable pursuant to the DIP Facility Documents and (B) the amount of any repayment premium payable pursuant to the DIP Facility Documents upon the repayment of the DIP Facility on such date, but excluding (x) accrued and unpaid interest as of such date, (y) Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, and (z) indemnification obligations solely to the extent due and payable as of the Effective Date payable in Cash on the Effective Date, which amounts in the foregoing clauses (x) through (z), for the avoidance of doubt, shall be paid in full in Cash on the Effective Date), which term loans issued under the Exit Facility shall be funded on a cashless basis by rolling over such amounts outstanding under the DIP Facility Documents.

Section 2.5 Statutory Fees.

The Debtors and the Reorganized Debtors, as applicable, shall pay all quarterly fees under 28 U.S.C § 1930(a), plus any interest due and payable under 31 U.S.C. § 3717 on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ or Reorganized Debtors’ business, for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

Section 3.1 Classification of Claims.2

(a) In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims (including Professional Fee Claims and Put Option Premium Claims), Priority Tax Claims, and DIP Claims, as described in Article II hereof.

(b) All Claims and Interests required to be classified pursuant to section 1123(a)(1) of the Bankruptcy Code are set forth below. Such classification is for all purposes, including for purposes of voting, Confirmation, and distribution pursuant to this Plan.

Section 3.2 Class Identification.

The following chart sets forth the classification of the Claims against and Interests in each Debtor, whether that Class of Claims or Interests is Impaired, and the voting rights of the members of such Class.

Class	Claims and Interests	Status	Voting Rights

1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

3	Senior Notes Claims	Impaired	Entitled to Vote

4	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

5	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept) / Deemed to Reject)

6	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept) / Deemed to Reject

6	Existing Common Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

7	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

[2]	The Debtors reserve the right to separately classify Claims to the extent necessary to comply with any requirements under the Bankruptcy Code or applicable Law.

Section 3.3 Treatment and Voting Rights of Claims and Interests.

Except to the extent that the Debtors and a Holder of an Allowed Claim or Allowed Interest, as applicable, agree to less favorable treatment, such Holder shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Allowed Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course.

(a)	Class 1—Other Secured Claims.

(i)	Classification: Class 1 consists of all Other Secured Claims.

(ii)

Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Effective Date, each Holder of an Allowed Other Secured Claim shall receive, at the election of the Debtor: (A) payment in full in Cash of the unpaid portion of its Allowed Other Secured Claim; (B) the collateral securing its Allowed Other Secured Claim; (C) Reinstatement of its Allowed Other Secured Claim; or (D) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(iii)

Impairment and Voting: Class 1 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject this Plan.

(b)	Class 2—Other Priority Claims.

(i)	Classification: Class 2 consists of all Other Priority Claims.

(ii)

Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Effective Date, each Holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with Section 1129(a)(9) of the Bankruptcy Code.

(iii)

Impairment and Voting: Class 2 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject this Plan.

(c)	Class 3—Senior Notes Claims.

(i)	Classification: Class 3 consists of Senior Notes Claims.

(ii)

Allowed Amount: The Senior Notes Claims shall be Allowed in an amount not less than $429,125,000 of principal plus accrued and unpaid interest owed under the Senior Notes Indentures through the Petition Date.

(iii)	Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Effective Date, each Holder of an Allowed Senior Notes Claim shall receive either:

1.

(A) its Pro-Rata Share of 100% of the Reorganized Common Equity, subject to dilution from the Equity Rights Offering, the Put Option Premium, and Management Incentive Plan; and (B) the right to participate in the Equity Rights Offering for its Pro-Rata Share of the Non-Holdback Rights Offering Amount ((A) and (B), collectively, the “Senior Notes Claim Equity Recovery”); or

2.

if such Holder of an Allowed Senior Notes Claim elects to participate in the Common Equity Convenience Buyout (the “Senior Notes Claim Cash Option”), in lieu of all of its Senior Notes Claim Equity Recovery, (A) Cash in an amount (the “Senior Notes Claim Cash Amount”) equal to the product of the Common Equity Convenience Buyout Share Price times the number of shares of Reorganized Common Equity such Holder was entitled to receive pursuant to clause (A) of the Senior Notes Claim Equity Recovery (the “Cash-Out Shares”), with the number of Cash-Out Shares of such Holder subject to reduction on a pro rata basis to ensure the aggregate Senior Notes Claim Cash Amount does not exceed the Common Equity Convenience Buyout Cap (the “Cash-Out Reduction”) and (B) to the extent the Cash-Out Reduction occurs, shares of Reorganized Common Equity equal to the number of Cash-Out Shares of such Holder that were reduced in accordance with the Cash-Out Reduction;

provided that only those Holders which vote to accept the Plan are eligible to exercise the Senior Notes Claim Cash Option, absent the consent of the Debtors and the Required Consenting Senior Noteholders.

(iv)	Impairment and Voting: Class 3 is Impaired under this Plan. Holders of Allowed Senior Notes Claims are entitled to vote to accept or reject this Plan.

(d)	Class 4—General Unsecured Claims.

(i)	Classification: Class 4 consists of all General Unsecured Claims.

(ii)

Treatment: Subject to the conditions described in the first paragraph of Section 3.3 of this Plan, on the Effective Date, each Holder of an Allowed General Unsecured Claim shall (1) receive payment in full in Cash of the unpaid portion of its Allowed General Unsecured Claim paid on the later of (A) the Effective Date and (B) in the ordinary course of business, (2) have its Allowed General Unsecured Claim Reinstated, or (3) receive such other treatment in rendering its Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(iii)

Impairment and Voting: Class 4 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject this Plan.

(e)	Class 5—Intercompany Claims.

(i)	Classification: Class 5 consists of all Intercompany Claims.

(ii)

Treatment: On the Effective Date, each Holder of an Allowed Intercompany Claim shall have its Claim either reinstated, converted to equity, or otherwise set off, settled, distributed, contributed, cancelled or released without any distribution, at the Debtors’ election with the reasonable consent of the Required Consenting Senior Noteholders.

(iii)

Impairment and Voting: Class 5 is either Impaired with no distribution or Unimpaired under this Plan. Holders of Allowed Intercompany Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or deemed to not have accepted this Plan pursuant to section 1126(g) of the Bankruptcy Code. In either case, Holders of Allowed Intercompany Claims are not entitled to vote to accept or reject this Plan.

(f)	Class 6—Intercompany Interests.

(i)	Classification: Class 6 consists of all Intercompany Interests

(ii)

Treatment: On the Effective Date, each Holder of an Allowed Intercompany Interest in the Debtors shall have its Interest (1) Reinstated or (2) cancelled, released, and extinguished and without any distribution at the Debtors’ election.

(iii)

Impairment and Voting: Class 6 is either Impaired with no distribution or Unimpaired under this Plan. Holders of Allowed Intercompany Interests in the Debtors are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or deemed to not have accepted this Plan pursuant to section 1126(g) of the Bankruptcy Code. In either case, Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject this Plan.

(g)	Class 7—Existing Common Interests.

(i)	Classification: Class 7 consists of all Existing Common Interests.

(ii)

Treatment: On the Effective Date, all Existing Common Interests shall be cancelled, released, and extinguished, and Holders of Existing Common Interests shall not receive or retain any property or distributions under this Plan.

(iii)

Impairment and Voting: Class 7 is Impaired under this Plan. Holders of Allowed Existing Common Interests are deemed to not have accepted this Plan pursuant to section 1126(g) of the Bankruptcy Code. Thus, Holders of Allowed Existing Common Interests will not be entitled to vote to accept or reject this Plan.

(h)	Class 8—Section 510(b) Claims.

(i)	Classification: Class 8 consists of all Section 510(b) Claims.

(ii)

Treatment: Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Effective Date and shall be of no further force or effect, and Holders of Section 510(b) Claims shall not receive any distribution on account of such Section 510(b) Claims.

(iii)

Impairment and Voting: Class 8 is Impaired under this Plan. Holders of Allowed Section 510(b) Claims are deemed to not have accepted this Plan pursuant to section 1126(g) of the Bankruptcy Code. Thus, Holders of Allowed Section 510(b) Claims will not be entitled to vote to accept or reject this Plan.

Section 3.4 Special Provision Governing Unimpaired Claims.

Except as otherwise provided in this Plan, the DIP Orders, or the DIP Facility Documents, nothing under this Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

Section 3.5 Voting; Presumptions; Solicitation.

(a) Acceptance by Certain Impaired Classes. Only Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject this Plan. An Impaired Class of Claims shall have accepted this Plan if (i) the Holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the Holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept this Plan. Holders of Allowed Claims or Interests in Class 3 have received Ballots containing detailed voting instructions.

(b) Conclusively Presumed Acceptance by Unimpaired Classes. Holders of Claims in Classes 1, 2, and 4, and certain Holders of Claims in Class 5 are conclusively presumed to accept this Plan pursuant to section 1126(f) of the Bankruptcy Code. Accordingly, such Holders are not entitled to vote to accept or reject this Plan.

(c) Deemed Not to Accept by Certain Impaired Classes. Holders of Claims in Classes 7 and 8, certain Holders of Claims in Class 5, and certain Holders of Interests in Class 6 are deemed not to accept this Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, such Holders are not entitled to vote to accept or reject this Plan.

(d) Disputes Regarding Impairment. If a Holder of a Claim or Interest disputes the classification of such Holder’s Claim or Interest, then upon the filing of an objection to the Plan by such Holder, the Bankruptcy Court shall, after notice and a hearing, determine the proper classification of such Claim or Interest on or before the Confirmation Date.

Section 3.6 Nonconsensual Confirmation.

Because certain Classes of Claims or Interests are deemed not to vote to accept this Plan, the Debtors will seek Confirmation of this Plan under section 1129(b) of the Bankruptcy Code.

Section 3.7 Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under this Plan, shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

Section 3.8 Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall not be deemed to have voted on this Plan for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Section 3.9 No Waiver.

Nothing contained in this Plan shall be construed to waive the Debtors’ or Reorganized Debtors’ right to object on any basis to any Claim, including after the Effective Date.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

Section 4.1 Compromise or Settlement of Controversies.

(a) Other than as specifically set forth herein, this Plan shall be deemed a motion to approve the good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies, pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable, and in the best interests of the Debtors and their Estates. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

(b) Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classifications, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved under this Plan, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under Bankruptcy Rule 9019.

Section 4.2 Sources of Consideration for Plan Distribution.

(a) The Debtors shall fund distributions under this Plan with: (1) Cash on hand, including Cash from operations; (2) the proceeds of the Exit Facility; (3) the proceeds of the Equity Rights Offering (including the Equity Rights Offering Backstop Commitment); and (4) the amounts being funded by the Equity Rights Offering Backstop Parties to fund the Senior Notes Claim Cash Amount related to the Common Equity Convenience Buyout in an amount up to the Common Equity Convenience Buyout Cap. Cash payments to be made pursuant to this Plan will be made by the Debtors or the Reorganized Debtors. The Reorganized Debtors shall be entitled to transfer funds between and among their affiliates as they determine to be necessary or appropriate to enable the Debtors or the Reorganized Debtors to satisfy their obligations under this Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and shall not violate the terms of this Plan.

(b) From and after the Effective Date, subject to any applicable limitations set forth in any post-Effective Date agreement (including, without limitation, the Exit Facility Documents, the Equity Rights Offering Documents, and the New Organizational Documents), the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the Reorganized Board (or other applicable governing body) deems appropriate.

Section 4.3 Restructuring Transactions.

Following the Confirmation Date and subject to any applicable limitations set forth in any post-Effective Date agreements, the Debtors and the Reorganized Debtors may take all actions as may be reasonably necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan (the “Restructuring Transactions”), including but not limited to: (a) the execution and delivery of appropriate agreements or other documents of reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable Law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of conversion, formation or incorporation or consolidation with the appropriate governmental authorities pursuant to applicable Law; (d) the execution, delivery, and filing, if applicable, of the Equity Rights Offering Documents, Common Equity Convenience Buyout Documents, and Exit Facility Documents; (e) such other transactions that are required to effectuate the Restructuring Transactions including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; and (f) all other actions that the Reorganized Debtors reasonably determine are necessary or appropriate. For the purposes of effectuating this Plan, none of the Restructuring Transactions contemplated herein shall constitute a change of control under any agreement, contract, or document of the Debtors.

Section 4.4 Continued Corporate Existence.

Except as otherwise provided in this Plan, or as otherwise may be agreed between the Debtors and the Required Consenting Senior Noteholders, each Debtor, as a Reorganized Debtor, shall continue to exist on and after the Effective Date as a separate legal Entity with all of the powers available to such legal Entity under applicable Law and pursuant to the New Organizational Documents, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable Law. On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with a Reorganized Debtor, each Reorganized Debtor may, without the need for approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, take such action as permitted by applicable Law, and such Reorganized Debtor’s organizational documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (a) the Reorganized Debtor to be merged into another Debtor or one or more of its Affiliates; (b) the Reorganized Debtor to be dissolved; (c) the conversion of the Reorganized Debtor from one entity type to another entity type; (d) the legal name of the Reorganized Debtor to be changed; (e) the closure of the Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter; or (f) the reincorporation of the Reorganized Debtor under the Law of a jurisdiction other than the Law under which the Debtor is currently incorporated.

Section 4.5 Private Company

The Reorganized Company (a) shall emerge from the Chapter 11 Cases on the Effective Date as a private company and the Reorganized Common Equity shall not be listed on a public stock exchange, (b) shall not be a public reporting company pursuant to the Exchange Act and the rules and regulations promulgated thereunder, nor shall it be voluntarily subjected to any reporting requirements promulgated by the SEC, and (c) shall not be required to list the Reorganized Common Equity on a U.S. or any foreign stock exchange. To the extent the following actions have not been completed on or prior to the Effective Date, the Reorganized Company shall (i) take all actions reasonably necessary or desirable to delist the Existing Common Interests from the Nasdaq Global Select Market and to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, (ii) file post-effective amendments to terminate all of the Company’s and Reorganized Company’s effective registration statements under the Securities Act and deregister any and all unsold securities thereunder, (iii) file a Form 15 to terminate the Debtors’ registration under the Exchange Act and to suspend the Debtors’ reporting obligations under the Exchange Act with respect to the Existing Common Interests, and (iv) take all actions reasonably necessary or desirable to ensure (A) that the Reorganized Common Equity shall not be listed on a public securities exchange and that the Reorganized Debtors shall not be required to list the Reorganized Common Equity on a recognized securities exchange, except, in each case, as otherwise may be required pursuant to the New Organizational Documents, as applicable, and (B) that the Reorganized Debtors shall not be voluntarily subjected to any reporting requirements promulgated by the SEC.

Section 4.6 Corporate Action.

(a) On the Effective Date, all actions contemplated by this Plan and the Restructuring Transactions shall be deemed authorized and approved in all respects, including: (i) the selection of the managers or directors, as applicable, and officers of the Reorganized Debtors; (ii) the issuance of the Reorganized Common Equity under this Plan, including pursuant to the Equity Rights Offering and the Common Equity Convenience Buyout, and any related fees in connection therewith; (iii) the execution and entry into the Exit Facility Documents, the Equity Rights Offering Documents, the New Organizational Documents, and the Common Equity Convenience Buyout Documents; and (iv) all other actions contemplated by this Plan (whether to occur before, on, or after the Effective Date) or Restructuring Transactions, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized Debtors, or otherwise.

(b) On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed, to issue, execute, and deliver the agreements, documents, securities, certificates of conversion, certificates of formation, certificates of incorporation, operating agreements, and instruments contemplated by this Plan (or necessary or desirable to effect the transactions contemplated by this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Organizational Documents, the Exit Facility Documents, the Equity Rights Offering Documents, the Common Equity Convenience Buyout Documents, and any and all agreements, documents, securities, and instruments relating to the foregoing.

(c) The authorizations and approvals contemplated by this Section 4.6 shall be effective notwithstanding any requirements under non-bankruptcy Law.

Section 4.7 Vesting of Assets.

Except as otherwise provided in (a) this Plan, (b) the Confirmation Order, (c) with respect to the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Facility and any remaining obligations under the DIP Facility, or (d) any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to the Plan or the Plan Supplement, on the Effective Date, all property of the Estates of the Debtors, including all Claims, Intercompany Interests, rights, and Causes of Action, and any property acquired by the Debtors under or in connection with this Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances, and interests. Subject to the terms of this Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Claims), Intercompany Interests, and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

Section 4.8 Indemnification Provisions in Organizational Documents.

Any D&O Liability Insurance Policies (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) pursuant to which any of the Debtors’ current or former directors, officers, managers, or other employees are insured shall remain in force through the expiration of any such Insurance Policy (or “tail policy,” as applicable).

On or before the Effective Date, to the extent not already obtained, the Debtors shall obtain a new D&O Liability Insurance Policy and a “tail policy” for the existing D&O Liability Insurance Policy for the benefit of the Debtors’ current and former directors, officers, managers, or other employees on terms no less favorable than the Debtors’ existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement, and at an expense reasonably acceptable to the Debtors and the Required Consenting Senior Noteholders. Alternatively, if the D&O Liability Insurance Policy has not expired, the Debtors shall assume (and assign to the Reorganized Debtors if necessary), pursuant to section 365(a) of the Bankruptcy Code, pursuant to the terms of the Plan and Confirmation Order, the D&O Liability Insurance Policy.

All Indemnification Obligations (and provisions) currently in place (whether in the by-laws, certificates of incorporation, articles of limited partnership, limited liability company agreements, board resolutions, management agreements or employment or indemnification contracts, or otherwise) for the current and former directors, officers, employees, attorneys, other professionals, and agents of the Debtors and such current and former directors’ and officers’ respective affiliates shall be assumed by the Debtors pursuant to the provisions in Article V herein, to the extent assumable, and shall remain obligations of the Reorganized Debtors, irrespective of when such obligation arose.

No Reorganized Debtor shall amend or restate its certificate of incorporation, bylaws, or similar organizational document after the Effective Date to terminate or materially adversely affect (a) any Reorganized Debtor’s obligations referred to in this Section 4.8 or (b) the rights of such managers, directors, officers, employees, or agents referred to in this Section 4.8.

Section 4.9 Cancellation of Existing Securities and Agreements.

(a) On the Effective Date, except as otherwise specifically provided for in this Plan or the Confirmation Order, including, for the avoidance of doubt, with respect to the Exit Facility Documents and the Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Facility and any remaining obligations under the DIP Facility: (i) the obligations of the Debtors under any certificate, share, note, bond, agreement, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to this Plan, if any) shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder, except, with respect to the Senior Notes Documents, as necessary to (a) enforce the rights, claims and interests of the applicable Trustee and any predecessor thereof vis-a-vis parties other than the Released Parties; (b) allow the receipt of and to make distributions under the Plan in accordance with the terms of the Senior Notes Documents, as applicable; (c) to permit the applicable Trustee to preserve any rights of the applicable Trustee and any predecessor thereof as against any money or property distributable to Holders of Senior Notes Claims; and (d) allow the applicable Trustee to appear and participate in the Chapter 11 Cases or any other proceeding with respect to clauses (a) through (c) above, as applicable, and any other proceedings or appeals related to the Plan; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to this Plan, if any) shall be released and discharged; provided, that notwithstanding Confirmation or the occurrence of the Effective Date, any agreement that governs the rights of a Holder of a Senior Notes Claim shall also continue in effect to allow the applicable Trustee to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court to enforce the respective obligations owed to such parties under the Plan. Holders of or parties to such cancelled or terminated certificates, shares, notes, bonds, agreements, indentures, purchase rights, options, warrants, or other instruments or documents directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest shall have no rights arising from or related thereto, or the cancellation thereof, except the rights, distributions, and treatment provided for pursuant to this Plan or the Confirmation Order.

(b) Notwithstanding such cancellation and discharge, subject to the applicable provisions of this Plan and the Confirmation Order:

(i)	The interests of the Debtors or Reorganized Debtors, as applicable, in their direct and indirect subsidiaries shall remain unaffected by this Plan.

(ii)

The DIP Facility Documents shall continue in effect solely for purposes of allowing the DIP Agent to (A) receive distributions from the Debtors under this Plan and to make further distributions to the Holders of the DIP Claims on account of such DIP Claims, as set forth in Article VI hereof; (B) enforce its interests with respect to the DIP Lenders; (C) enforce its rights to payment of fees, expenses, and indemnification obligations as against any money or property distributable to Holders of DIP Claims, including any rights to priority of payment with respect to the DIP Lenders; and (D) appear and be heard in the Bankruptcy Court or in any other court of competent jurisdiction to enforce any obligation owed to the DIP Agent or Holders of DIP Claims under this Plan.

Except for the foregoing, subject to the performance by the applicable Trustee and the DIP Agent of their obligations under the Plan, such Trustee and DIP Agent and their agents shall be relieved of all further duties and responsibilities related to the Senior Notes Documents upon the occurrence of the Effective Date (provided, that the Surviving Senior Notes Provisions shall survive in accordance with the terms of the Senior Notes Documents).

Section 4.10 Cancellation of Certain Existing Security Interests.

(a) Upon the full payment or other satisfaction of an Allowed Other Secured Claim or Allowed DIP Claim or promptly thereafter, the Holder of such Claims shall deliver to the Debtors or Reorganized Debtors, as applicable, any collateral or other property of the Debtors held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Claims that may be reasonably required to terminate any related financing statements, guaranties, mortgages, mechanics’ or other Liens, or lis pendens, or similar interests or documents.

(b) Furthermore, upon full payment or other satisfaction of the foregoing Claims, on or after the Effective Date, the Debtors or the Reorganized Debtors, at their expense, may, in their sole discretion, take any action necessary to terminate, cancel, extinguish, or evidence the release of any and all guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests with respect to such Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any guaranties, mortgages, deeds of trust, Liens, pledges, and other security interests, including, without limitation, UCC-3 termination statements.

Section 4.11 Approval of the Exit Facility and the Exit Facility Documents.

(a) On the Effective Date, the Reorganized Debtors’ funded debt shall consist of the Exit Facility. The Reorganized Debtors may use the Exit Facility for any purpose permitted by the Exit Facility Documents, including the funding of obligations under this Plan and satisfaction of ongoing working capital needs.

(b) Confirmation of this Plan shall be deemed to constitute approval of the Exit Facility, the Exit Facility Documents (including all transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein), and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the Exit Facility Documents, and such other documents as may be reasonably required or appropriate, in each case, in accordance therewith.

(c) The Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law.

(d) On the Effective Date, all of the Liens and security interests granted or to be granted in accordance with the Exit Facility Documents shall: (i) be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents; (ii) be deemed automatically, without any further action being required by the Debtors, the Reorganized Debtors, or any of the lenders under the Exit Facility, perfected on the Effective Date on a first-priority basis, subject only to (solely with respect to the first-priority nature of such Liens and security interests) such Liens and security interests as may be permitted to be senior thereto under the Exit Facility Documents; and (iii) not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law. The Reorganized Debtors and the Entities granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties.

Section 4.12 Issuance of the Reorganized Common Equity.

(a) Units of the Reorganized Common Equity (including the Direct Investment Shares and the Reorganized Common Equity issuable as Senior Notes Claim Equity Recovery or (i) upon the exercise of the Subscription Rights in the Equity Rights Offering, (ii) on account of the Equity Rights Offering Backstop Commitment, the Equity Rights Offering Backstop Premium, and the Common Equity Convenience Buyout Premium, or (iii) in the Common Equity Convenience Buyout, as applicable) shall be authorized under the New Organizational Documents. Units of the Reorganized Common Equity shall be issued on the Effective Date and distributed as soon as practicable thereafter in accordance with this Plan. All such Reorganized Common Equity issuable in accordance with this Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the Reorganized Common Equity is authorized without the need for any further corporate action and without any further action by any Holder of a Claim or Interest. All Holders of Reorganized Common Equity, however issued, shall be deemed to be a party to, and bound by, the New Shareholders Agreement and the other applicable New Organizational Documents, in accordance with their terms, without the requirement to execute a signature page thereto.

(b) All Existing Common Interests outstanding prior to Consummation (including all rights exchangeable or exercisable for shares of Existing Common Interests) shall be extinguished upon Consummation, and Holders thereof shall not receive any payment or property on account of any such shares of capital stock.

Section 4.13 Rights Offering.

(a) The Equity Rights Offering shall be conducted by the Debtors or Reorganized Debtors and consummated in accordance with this Plan and on the terms and subject to the conditions set forth in the Equity Rights Offering Procedures and the related subscription form and the Equity Rights Offering Backstop Commitment Agreement. The Equity Rights Offering shall be fully backstopped by the Equity Rights Offering Backstop Parties in accordance with and subject to the terms and conditions of the Equity Rights Offering Backstop Commitment Agreement.

(b) In accordance with the Equity Rights Offering Procedures, the Debtors shall distribute the Subscription Rights to holders of Senior Notes Claims to purchase Reorganized Common Equity in an amount equal to the Equity Rights Offering Amount. In accordance with this Plan, the Equity Rights Offering Backstop Commitment Agreement, and the Equity Rights Offering Procedures and the related subscription form, (i) each Holder of a Senior Notes Claim shall be offered Subscription Rights entitling it to subscribe for and purchase its Pro-Rata Share of shares of Reorganized Common Equity in an aggregate amount equal to 55% of the Equity Rights Offering Amount (exclusive of the Equity Rights Offering Backstop Premium) (such amount, the “Non-Holdback Rights Offering Amount”), and (ii) the Equity Rights Offering Holdback Parties will agree to purchase (based on the respective amounts and percentages applicable thereto as set forth in the Equity Rights Offering Backstop Commitment Agreement) their respective portion of shares of Reorganized Common Equity in the Equity Rights Offering in an aggregate amount equal to 45% of the Equity Rights Offering Amount (exclusive of the Equity Rights Offering Backstop Premium) (such amount, the “Holdback Rights Offering Amount” and such aggregate number of Equity Rights Offering Shares to be purchased on account of the Holdback Rights Offering Amount, the “Direct Investment Shares”). The Equity Rights Offering Shares will be offered in the Equity Rights Offering for Cash at the Equity Rights Offering Share Price, which reflects the plan equity value per share after discounting by 35% the pre-rights offering proceeds valuation portion thereof.

(c) The Subscription Rights are not detachable from the Senior Notes Claims and may not be sold, transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the Subscription Rights) (such acts, collectively, “transfer” or “transferred”), except, in the case of the Equity Rights Offering Backstop Parties, as set forth in the Equity Rights Offering Backstop Commitment Agreement. Any transfer following the subscription record date of the corresponding Senior Note Claim (except as provided in the Equity Rights Offering Procedures) shall void the Subscription Right, and neither the transferring party nor the purported transferee will receive any Equity Rights Offering Shares otherwise purchasable on account of such transferred Subscription Rights.

(d) To facilitate the Equity Rights Offering and in exchange for the Equity Rights Offering Backstop Premium, the Equity Rights Offering Backstop Parties, all of whom are QIBs, and/or Accredited Investors, have entered into the Equity Rights Offering Backstop Commitment Agreement. In accordance with the Equity Rights Offering Backstop Commitment Agreement and subject to the terms and conditions thereof, (i) each of the Equity Rights Offering Backstop Parties and the Equity Rights Offering Holdback Parties shall fully exercise all of its Subscription Rights, (ii) each of the Equity Rights Offering Holdback Parties shall purchase its portion of the Direct Investment Shares in accordance with the Equity Rights Offering Backstop Commitment Agreement; and (iii) each of the Equity Rights Offering Backstop Parties shall purchase its respective share (in accordance with the amounts and percentages applicable thereto as set forth in the Equity Rights Offering Backstop Commitment Agreement) of any Equity Rights Offering Shares that are not subscribed and purchased by the Holders of Allowed Senior Notes Claims in the Equity Rights Offering. In exchange for providing the above commitments under the Equity Rights Offering Backstop Commitment Agreement, the Equity Rights Offering Backstop Parties will receive their respective allocations of the Equity Rights Offering Backstop Premium. The Equity Rights Offering Backstop Commitment shall be treated as a put option and the Equity Rights Offering Backstop Premium shall be treated as remuneration for agreeing to enter into such put option. The Equity Rights Offering Backstop Premium shall be paid in accordance with the Equity Rights Offering Backstop Commitment Order.

(e) The proceeds of the Equity Rights Offering shall be used to (1) fund Plan distributions, (2) provide the Reorganized Debtors with additional liquidity for working capital and general corporate purposes, and (3) pay all reasonable and documented Professional Fee Claims, Restructuring Expenses, and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel.

(f) Distribution of Reorganized Common Equity pursuant to the Equity Rights Offering, the Equity Rights Offering Backstop Commitment Agreement (including as payment of the Equity Rights Offering Backstop Premium), or the Plan may be made by means of book-entry registration on the books of the Reorganized Debtors or a transfer agent for the Reorganized Common Equity, or by means of book-entry exchange through the facilities of a depositary or transfer agent reasonably satisfactory to the Debtors and the Required Consenting Senior Noteholders, in accordance with the customary practices of such agent, as and to the extent practicable. Any Entity’s acceptance of Reorganized Common Equity in connection with the Equity Rights Offering (including as payment of Equity Rights Offering Backstop Premium) shall be deemed as its agreement to the New Organizational Documents, including the New Shareholders Agreement, if any. The New Organizational Documents may be amended or modified from time to time following the Effective Date in accordance with their respective terms.

(g) In order to subscribe to the Equity Rights Offering pursuant to this Section 4.13 with respect its Allowed Senior Notes Claims, a Holder of an Allowed Senior Notes Claim will be required to tender all of the underlying Senior Notes into a contra-CUSIP pursuant to DTC’s ATOP procedures by the deadline specified in the Equity Rights Offering Documents, and the Senior Notes that are tendered into the contra-CUSIP will no longer be transferable.

(h) Entry of the Equity Rights Offering Backstop Commitment Order shall constitute Bankruptcy Court approval of the Equity Rights Offering and the Equity Rights Offering Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the issuance of Reorganized Common Equity pursuant thereto and the payment of all fees, indemnities, expenses, and other payments provided for in connection therewith, and authorization of the Reorganized Debtors to enter into and execute any other documents necessary to effectuate the transactions in this Section 4.13.

Section 4.14 Common Equity Convenience Buyout.

(a) The Common Equity Convenience Buyout shall be conducted by the Debtors and consummated in accordance with this Plan and on the terms and subject to the conditions set forth in the Common Equity Convenience Buyout Procedures and the Equity Rights Offering Backstop Commitment Agreement. The Common Equity Convenience Buyout shall be fully backstopped by the Equity Rights Offering Backstop Parties in accordance with and subject to the terms and conditions of the Equity Rights Offering Backstop Commitment Agreement.

(b) In accordance with the Common Equity Convenience Buyout Procedures and this Plan, any Holder of an Allowed Senior Notes Claim may (solely at the option of such Holder) elect the Senior Notes Claim Cash Option in lieu of the Senior Notes Claim Equity Recovery such Holder would otherwise be entitled to receive under this Plan; provided, that only Holders which vote to accept the Plan are eligible to elect the Senior Notes Claim Cash Option, absent the consent of the Debtors and the Required Consenting Senior Noteholders.

(c) Pursuant to the Equity Rights Offering Backstop Commitment Agreement, the Equity Rights Offering Backstop Parties, all of whom are QIBs, and/or Accredited Investors, have agreed to (i) refrain from electing the Senior Notes Claim Cash Option, and (ii) fund on or prior to the Effective Date, severally but not jointly, their respective shares (as set forth in the Equity Rights Offering Backstop Commitment Agreement) of the incremental capital necessary to fund the aggregate Senior Notes Claim Cash Amount, up to the Common Equity Convenience Buyout Cap, in exchange for (x) shares of Reorganized Common Equity issued by the Reorganized Company that would have otherwise been issued to Holders of Allowed Senior Notes Claims that elected the Senior Notes Claim Cash Option pursuant to clause (A) of the Senior Notes Claim Equity Recovery minus the number of shares of Reorganized Common Equity issued to Holders of Allowed Senior Notes Claims that elected the Senior Notes Claim Cash Option on account of the Cash-Out Reduction (the “Common Equity Convenience Buyout Shares”) and (y) the Common Equity Convenience Buyout Premium. The Equity Rights Offering Backstop Commitment shall be treated as a put option and the Common Equity Convenience Buyout Premium shall be treated as remuneration for agreeing to enter into such put option. The Common Equity Convenience Buyout Premium shall be paid in accordance the Equity Rights Offering Backstop Commitment Order.

(d) To the extent any Senior Notes Claim Cash Option is elected, the Common Equity Convenience Buyout Shares will instead be issued and sold by Reorganized Debtors to the Equity Rights Offering Backstop Parties funding the Senior Notes Claim Cash Amount, for Cash equal to the aggregate Senior Notes Claim Cash Amount. For the avoidance of doubt, the Equity Rights Offering Backstop Parties shall not be required or authorized to fund more than an amount equal to the aggregate Common Equity Convenience Buyout Cap.

(e) In order to elect to receive the Senior Notes Claim Cash Option pursuant to this Section 4.14 with respect all of its Allowed Senior Notes Claim, a Holder of an Allowed Senior Notes Claim will be required to tender all of the underlying Senior Notes into a contra-CUSIP pursuant to DTC’s ATOP procedures by the deadline specified in the Common Equity Convenience Buyout Documents, and the Senior Notes that are tendered into the contra-CUSIP will no longer be transferable.

(f) Entry of the Equity Rights Offering Backstop Commitment Order shall constitute Bankruptcy Court approval of the Common Equity Convenience Buyout and the Common Equity Convenience Buyout Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the issuance of Reorganized Common Equity pursuant thereto and the payment of all fees, indemnities, expenses, and other payments provided for in connection therewith, and authorization of the Reorganized Debtors to enter into and execute any other documents necessary to effectuate the transactions in this Section 4.14.

Section 4.15 Exemption from Registration Requirements.

The issuance, and distribution of the Subscription Rights and the Reorganized Common Equity under the Plan, including in connection with the Equity Rights Offering, shall be exempt from registration requirements under Securities Act, or any state or local law requiring registration for offer and sale of a security, in reliance upon the exemption provided in section 1145(a) of the Bankruptcy Code to the maximum extent permitted by law, or, if section 1145(a) of the Bankruptcy Code is not available, then the Reorganized Common Equity will be offered, issued, and distributed under the Plan pursuant to other applicable exemptions from registration under the Securities Act and any other applicable securities laws.

Any Reorganized Common Equity issued on account of the Common Equity Convenience Buyout Shares, any Reorganized Common Equity that is unsubscribed in the Equity Rights Offering and issued to the Equity Rights Offering Backstop Parties pursuant to the Equity Rights Offering Backstop Commitment Agreement on account of the Equity Rights Offering Backstop Commitment, any Direct Investment Shares, and any Reorganized Common Equity issued to an entity that is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code (collectively, the “Placement Securities”) shall be issued in reliance upon Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and on equivalent state law registration exemptions or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. The Subscription Rights and all of the Reorganized Common Equity issuable under the Plan other than the Placement Securities (collectively, the “1145 Securities”) shall be exempt, without further act or actions by any Entity, from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.

Subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents, the Reorganized Common Equity comprising 1145 Securities may be resold without registration under the Securities Act or other federal securities Laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder (i) is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy code, (ii) is an “affiliate” of the Reorganized Debtors (as defined in rule 144(a)(1) in the Securities Act), or (iii) has been such an “affiliate” within ninety (90) days of such transfer. In addition, subject to the transfer provisions, if any, and other applicable provisions of the New Organizational Documents, such 1145 Securities may generally be resold without registration under state securities laws pursuant to various exemptions provided by the respective Laws of the several states.

The Placement Securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act, subject to, in each case, the transfer provisions, if any, and other applicable provisions set forth in the New Shareholders Agreement, if any, and the New Organizational Documents.

Neither the Debtors, the Reorganized Company, or any other Person shall be required to provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Reorganized Common Equity under applicable securities laws. DTC and any transfer agent (as applicable) shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the Reorganized Common Equity are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable).

Notwithstanding anything to the contrary in this Plan, no Person (including DTC and any transfer agent) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including whether the Reorganized Common Equity are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Section 4.16 Organizational Documents.

On the Effective Date, the Reorganized Debtors shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of this Plan. The New Organizational Documents shall comply with section 1123(a)(6) of the Bankruptcy Code.

Section 4.17 Exemption from Certain Transfer Taxes and Recording Fees.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from the Debtors to the Reorganized Debtors or to any Entity pursuant to, in contemplation of, or in connection with this Plan, the Restructuring Transactions, or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors, including the Reorganized Common Equity, (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means, including the grant of collateral as security for any or all of the Exit Facility; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property approved by the Bankruptcy Court on or before the Effective Date shall be deemed to have been in furtherance of, or in connection with, this Plan.

Section 4.18 Managers, Directors and Officers of the Reorganized Debtor.

Except to the extent that a member of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor is designated in the Plan Supplement to serve as a director, manager, or sole manager of the Reorganized Debtors on the Effective Date, the members of the board of directors or board of managers, or the sole manager, as applicable, of any Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date, and each such director, manager, or sole manager shall be deemed to have resigned or shall otherwise cease to be a director, manager, or sole manager of the Reorganized Debtors on the Effective Date.

Each of the directors, managers, sole managers and officers of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of the Reorganized Debtors and may be designated, replaced, or removed in accordance with such New Organizational Documents. The members of the Reorganized Board, if known, shall be disclosed prior to the Combined Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

Section 4.19 Incentive Plans.

(a) All existing equity incentive plans of the Debtors shall be terminated, or deemed terminated, as of the Effective Date.

(b) The Reorganized Company shall reserve for senior management a pool of 10% of the fully diluted Reorganized Common Equity that is issued and outstanding on the Effective Date for a post-Effective Date Management Incentive Plan.

(c) It is also expected that the Reorganized Company will provide a long-term incentive program with employee participation in continuation of historical practice and the Reorganized Board shall determine the performance criteria, structure, and form of compensation, in consultation with compensation consultant(s) and key holders of Reorganized Common Equity as appropriate.

Section 4.20 Effectuating Documents; Further Transactions.

(a) Prior to, on, and after the Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the board of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of this Plan, the Restructuring Support Agreement, the Exit Facility Documents, the Equity Rights Offering Documents, the Common Equity Convenience Buyout Documents, the New Organizational Documents, and any other securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to this Plan.

(b) The Confirmation Order shall, and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan.

Section 4.21 Restructuring Expenses and DIP Facility Expenses.

The Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel, shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without any requirement to file a fee application with the Bankruptcy Court, without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date (or such other period as the Debtors and the Required Consenting Senior Noteholders may reasonably agree); provided, that such estimate shall not limit any party’s entitlement to be paid or repaid its Restructuring Expenses or fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel. On or as soon as reasonably practicable after the Effective Date (but no later than thirty (30) days after the Effective Date), final invoices for all Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel incurred prior to and as of the Effective Date, shall be submitted to the Debtors.

Section 4.22 Retained Causes of Action.

(a) Unless any Causes of Action or Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan, the DIP Orders, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action or Claims in the ordinary course, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action and Claims shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such retained Causes of Action or Claims and may exercise any and all rights in connection therewith. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Section 4.22 include any Claim or Cause of Action with respect to, or against, a Released Party that is released under the Plan.

(b) No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. Unless any such Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, assigned, or settled in the Plan, Confirmation Order, or a Final Order, all such Causes of Action shall be expressly reserved by the Reorganized Debtors for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation of this Plan. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 5.1 Assumption of Executory Contracts and Unexpired Leases.

(a) All Executory Contracts and Unexpired Leases of the Debtors shall be assumed absent an objection as set forth in Section 5.2 hereof or an order requiring rejection, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, pursuant to section 365 of the Bankruptcy Code as of the Effective Date, except for those Executory Contracts and Unexpired Leases that, in each case, (i) have been assumed or rejected by the Debtors by prior order of the Bankruptcy Court, (ii) are the subject of a motion to reject filed by the Debtors pending on the Effective Date, (iii) are identified as rejected Executory Contracts and Unexpired Leases by the Debtors on the Schedule of Rejected Executory Contracts and Unexpired Leases to be filed in the Plan Supplement, which may be amended by the Debtors up to and through the Effective Date to add or remove Executory Contracts and Unexpired Leases by filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties; or (iv) are rejected or terminated pursuant to the terms of this Plan. Each Executory Contract and Unexpired Lease shall be fully enforceable by the Reorganized Debtors in accordance with the terms thereof, except as otherwise modified by the provisions of this Plan, or by any order of the Bankruptcy Court.

(b) The Confirmation Order shall constitute an order of the Bankruptcy Court: (i) approving the assumption of all Executory Contracts or Unexpired Leases, as described in this Plan, pursuant to Bankruptcy Code sections 365(a) and 1123(b)(2); (ii) providing that each assumption, assumption and assignment, or rejection, as the case may be, is in the best interests of the Reorganized Debtors, their Estates, and all parties in interest in the Chapter 11 Cases; and (iii) providing that the requirements for assumption or assumption and assignment of any Executory Contract or Unexpired Lease to be assumed have been satisfied. Unless otherwise indicated, all assumptions or rejections of Executory Contracts or Unexpired Leases pursuant to this Plan are effective as of the Effective Date.

(c) Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

Section 5.2 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

(a) Unless otherwise agreed in writing by such counterparty, any monetary defaults that are required to be cured to assume an Executory Contract or Unexpired Lease shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in the ordinary course of business. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely raise any objection that could have been raised under section 365 of the Bankruptcy Code shall be deemed to have consented to the Debtors’ assumption of such Executory Contract or Unexpired Lease, to the extent any such consent is required, and all such counterparties shall be forever enjoined and barred from objecting to the Debtors’ assumption of such Executory Contract or Unexpired Lease for any reason.

(b) If there is a dispute regarding (i) the amount of any Cure Cost, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, then the Bankruptcy Court shall retain jurisdiction in all respects to hear such disputes; provided that the occurrence of any such dispute shall not prevent or delay Confirmation or Consummation of this Plan; provided further that the Debtors may settle any such dispute without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided further that notwithstanding anything to the contrary herein, the Debtors reserve the right to either reject or nullify the assumption of any Executory Contract or Unexpired Lease within forty-five (45) days after the entry of a Final Order resolving an objection to assumption, determining the Cure Cost under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

(c) Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise, and the continued performance thereunder (or the payment of a Cure Cost, if any), shall result in the full release, satisfaction, and cure of any defaults thereunder, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of such assumption or assumption and assignment. Any and all Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure Cost has been fully paid pursuant to this Section 5.2, shall be deemed Disallowed and expunged as of the Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

Section 5.3 Claims Based on Rejection of Executory Contracts or Unexpired Leases.

If the rejection by the Debtors, pursuant to this Plan or otherwise, of an Executory Contract or Unexpired Lease gives rise to a Claim, a Proof of Claim must be served upon the Debtors and their counsel within thirty (30) days after the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the Executory Contract or Unexpired Lease has been rejected. Any Claims not served within the applicable time period will be forever barred from assertion against the Debtors, the Reorganized Debtors, their Estates, and their property.

Section 5.4 Indemnification Obligations.

Any and all Indemnification Obligations of the Debtors, including pursuant to its corporate charter, agreements, bylaws, memorandum, or other organizational documents, or board resolutions, employment contracts, or other agreements for the directors, officers, managers, employees, attorneys, other professionals, and agents employed by the Debtors to indemnify current and former officers, directors, agents, or employees with respect to all present and future actions, suits, and proceedings against the Debtors based upon any act or omission for or on behalf of the Debtors shall remain in full force and effect to the maximum extent permitted by applicable Law and shall not be discharged, impaired, or otherwise affected by this Plan. All such obligations shall be deemed and treated as Executory Contracts that are assumed by the Debtors under this Plan and shall continue as obligations of the Reorganized Debtors. Any Claim based on the Debtors’ obligations in this Section 5.4 herein shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code or otherwise.

Section 5.5 Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by the Debtors, including any Executory Contracts and Unexpired Leases assumed by the Debtors, shall be performed by the Debtors or Reorganized Debtors liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Section 5.6 Insurance Policies.

All Insurance Policies pursuant to which the Debtors have any obligations in effect as of the Effective Date shall be deemed and treated as Executory Contracts pursuant to this Plan and shall be assumed by the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with such policy’s respective terms.

Section 5.7 Reservation of Rights.

Nothing contained in this Plan shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors have any liability thereunder.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

Section 6.1 Distribution on Account of Claims and Interests Allowed as of the Effective Date.

Except as otherwise provided in this Plan or a Final Order, or as agreed to by the relevant parties receiving such distributions, distributions under this Plan on account of Claims Allowed on or before the Effective Date shall be made on the Distribution Date; provided that (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or arising under Executory Contracts or Unexpired Leases assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, orders, course of dealing, course of business, or industry practice and (b) in accordance with Article II of this Plan, Allowed Priority Tax Claims, unless otherwise agreed, shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between a Debtor and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy Law, or in the ordinary course of business.

Section 6.2 Distribution on Account of Claims and Interests Allowed After the Effective Date.

(a) Payments and Distributions on Disputed Claims. Except as otherwise provided in this Plan, a Final Order, or as agreed to by the relevant parties, distributions under this Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the first day that is thirty (30) Business Days after the Disputed Claims become Allowed Claims; provided that (i) Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (ii) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Effective Date shall be treated as Allowed Priority Tax Claims and paid in the ordinary course of business.

(b) Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision otherwise in this Plan and except as otherwise agreed to by the relevant parties, no payments or distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or agreement among the relevant parties, or by Final Order.

(c) Timing and Calculation of Amounts to Be Distributed. Except as otherwise provided herein, on the Distribution Date (or if a Claim is not an Allowed Claim on the Distribution Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for such Allowed Claims in the applicable Class. Except as otherwise provided in this Plan, or any order of the Bankruptcy Court, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

Section 6.3 Delivery of Distributions.

(a) Record Date for Distributions. On the Distribution Date, the Claims Register shall be closed and any party responsible for making distributions shall be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distribution Date, provided, that the foregoing shall not apply to any publicly held securities held in the name of, or by a nominee of, DTC (including, without limitation, the Senior Notes Claims), as to which distributions may be made on or promptly after the Distribution Date in accordance with the applicable procedures of DTC.

(b) Delivery of Distributions in General. Except as otherwise provided in this Plan, including with respect to any publicly held securities held in the name of, or by a nominee of, DTC (including, without limitation, the Senior Notes Claims), as to which distributions may be made on or promptly after the Distribution Date in accordance with the applicable procedures of DTC, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Date by the Reorganized Debtors at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided further that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim filed by that Holder. All securities to be distributed under the Plan shall be issued in the names of such holders or their nominees in accordance with DTC’s book-entry exchange procedures or on the books and records of a transfer agent or the Reorganized Debtors in accordance with the New Organizational Documents.

(c) Delivery of Distributions on Account of Senior Notes Claims. The applicable Trustee shall be deemed to be the Holders of the related Senior Notes Claims solely for purposes of Cash distributions to be made hereunder, and all Cash distributions on account of the Senior Notes Claims in Class 3 may be made to the applicable Trustee. As soon as practicable following compliance with the requirements set forth in Article VI hereof (as applicable), the applicable Trustee shall arrange to deliver or direct the delivery of such Cash distributions to or on behalf of the Holders of Allowed Senior Notes Claims in Class 3 in accordance with the terms of the Senior Notes Indentures and this Plan. Notwithstanding anything in this Plan to the contrary, and without limiting the exculpation and release provisions of this Plan, no Trustee shall have any liability to any Entity with respect to distributions made or directed to be made by such Trustee pursuant to this Plan.

(d) Delivery of Distributions on Account of DIP Claims. The DIP Agent shall be deemed to be the Holder of all DIP Claims for purposes of distributions to be made hereunder, and all distributions on account of such DIP Claims shall be made to the DIP Agent. As soon as practicable following compliance with the requirements set forth in Article VI hereof (as applicable), the DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Facility, subject to any modifications to such distributions in accordance with the terms of this Plan. Notwithstanding anything in this Plan to the contrary, and without limiting the exculpation and release provisions of this Plan, the DIP Agent shall not have any liability to any Entity with respect to distributions made or directed to be made by the DIP Agent.

Section 6.4 Minimum Distributions.

No fractional units of Reorganized Common Equity shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim would otherwise result in the issuance of a number of units of Reorganized Common Equity that is not a whole number, the actual distribution of units of Reorganized Common Equity shall be rounded as follows: (a) fractions of one-half (1⁄2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1⁄2) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized units of Reorganized Common Equity to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

Section 6.5 Foreign Currency Exchange Rate.

Except as otherwise provided in a Final Order of the Bankruptcy Court, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

Section 6.6 Delivery of Distributions; Undeliverable Distributions.

(a) Pursuant to Section 3.3(d) hereof, Holders of Allowed General Unsecured Claims may receive payment in full in Cash paid in the ordinary course of business if (i) not otherwise Reinstated, (ii) not given other less favorable treatment as reasonably agreed to by the Debtors and the Required Consenting Senior Noteholders, or (iii) not given such other treatment in rendering its Allowed General Unsecured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code. Distributions to Holders of Allowed General Unsecured Claims shall be made by the Reorganized Debtors at the address set forth in the Reorganized Debtors’ books and records. Distributions to Holders of Allowed Senior Notes Claims shall be made in accordance with Section 6.3 hereof. If any Holder’s distribution is returned as undeliverable, no further distributions to such Holder shall be made unless and until the Reorganized Debtors or applicable Trustee is notified of such Holder’s then current address, at which time all missed distributions shall be made to such Holder without interest. The applicable Trustee shall deliver any non-deliverable Cash to the Reorganized Debtors no later than ten (10) Business Days following the first anniversary of the Effective Date. All Claims for undeliverable distributions must be made within one (1) year after the Effective Date, after which date the Claim of any Holder or successor to such Holder with respect to such property will be discharged and forever barred. After such date, any unclaimed or undeliverable distribution of Cash to Holders of Allowed Claims shall become property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any Reorganized Common Equity or amounts available pursuant to the Equity Rights Offering, Common Equity Convenience Buyout, or Exit Facility held for distribution shall be cancelled and of no further force or effect. Nothing contained in this Plan shall require the Reorganized Debtors or the Trustees to attempt to locate any Holder of an Allowed Claim.

(b) Failure to Present Checks. Checks issued by the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Reorganized Debtors or their property. Within ninety (90) days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment Laws, all such distributions shall revert to the Reorganized Debtors. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

Section 6.7 Compliance with Tax Requirements/Allocations.

In connection with this Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on it by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions reasonably necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances, and such distributions shall be treated as if distributed to the applicable Holder of the Allowed Claim or Allowed Interest.

Section 6.8 Surrender of Cancelled Instruments or Securities.

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or Interest that is discharged by this Plan shall be deemed to have surrendered such certificate or instrument to the Reorganized Debtor. Except as otherwise expressly provided in this Plan, such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and Reorganized Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect (as modified pursuant to this Plan, to the extent applicable). Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired under this Plan.

Section 6.9 Claims Paid or Payable by Third Parties.

(a) Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be Disallowed without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtors, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14)-day grace period specified above until the amount is repaid.

(b) Claims Payable by Insurance. No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to any of the Debtors’ Insurance Policies, if any, until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policies. To the extent that one or more of the Debtors’ insurers satisfies or agrees to satisfy in full or in part a Claim, if any, then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c) Applicability of Insurance Policies. Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Policy. Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS OR INTERESTS

Section 7.1 No Filings of Proofs of Claim

(a) Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, except as provided otherwise in Section 2.1 and Section 5.3 of this Plan or by order of the Bankruptcy Court, Holders of Claims should not, and shall not be required to file Proofs of Claim with the Bankruptcy Court. The amount and validity of any disputed, contingent or unliquidated Claim shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced and all of the Debtors’ legal and equitable rights in respect of any such Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced; provided, however, that the Debtors reserve the right to file with the Bankruptcy Court an objection to any Claim as to which the Holder of such Claim has filed a Proof of Claim in the Chapter 11 Cases; provided further that this Section 7.1(a) shall not apply to any objections or disputes, including any objection or dispute that could have been raised under section 365 of the Bankruptcy Code, with respect to the Debtors’ assumption of Executory Contracts and Unexpired Leases under this Plan, and any such objections or disputes shall be subject in all respects to Section 5.1 and Section 5.2 of this Plan. The Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature, or amount thereof.

(b) The Debtors or the Holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claim objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

Section 7.2 Allowance of Claims and Interests.

(a) Except as provided in Article IX hereof, the Reorganized Debtors after the Effective Date shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date, except with respect to any Claim deemed Allowed under this Plan.

(b) Except as expressly provided in this Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise, shall be binding on all parties.

Section 7.3 Prosecution of Objections to Claims.

Except as otherwise specifically provided in this Plan or order of the Bankruptcy Court, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, on and after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to file, withdraw, or litigate to judgment objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

Section 7.4 Adjustment of Claims and Interests Without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, superseded, cancelled, or otherwise expunged (including pursuant to the Plan), may be adjusted or expunged (including on the Claims Register, to the extent applicable) by the Reorganized Debtors without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. Additionally, any Claim or Interest that is duplicative or redundant with another Claim against or Interest in the Debtors may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.5 Disallowance of Certain Claims.

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or an order of the Bankruptcy Court with respect thereto has been entered and all sums due have been turned over or paid to the Reorganized Debtor. All Proofs of Claim filed on account of an Indemnification Obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to this Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.6 Offer of Judgment.

The Reorganized Debtors are authorized to serve upon a Holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rules 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment. To the extent the Holder of a Claim or Interest must pay the costs incurred by the Reorganized Debtors after the making of such offer, the Reorganized Debtors are entitled to setoff such amounts against the amount of any distribution to be paid to such Holder without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 7.7 Amendments to Claims or Interests.

On or after the Effective Date, except as provided herein, a Claim or Interest may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and, to the extent such prior authorization is not received, any such new or amended Claim or Interest filed shall be deemed Disallowed in full and expunged without any further action.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

Section 8.1 Conditions Precedent to the Effective Date.

The following are conditions precedent to the Effective Date that must be satisfied, waived pursuant to Section 8.2 hereof, or are conditions that must be satisfied substantially contemporaneous with consummation of the Restructuring Transactions, as applicable:

(a)

the following documents shall be in full force and effect substantially contemporaneous with the consummation of the Restructuring Transactions, and shall not be stayed, modified, revised, or vacated, or subject to any pending appeal, and shall not have been terminated prior to the Effective Date: (a) the New Organizational Documents; (b) the Exit Facility Documents; (c) the Equity Rights Offering Documents; (d) the Management Incentive Plan; (e) the Common Equity Convenience Buyout Documents; (f) such other motions, orders, agreements, and documentation necessary or desirable to consummate and document the transactions contemplated by the Restructuring Support Agreement and this Plan; (g) to the extent not included in the foregoing, all financing documents needed to effectuate the Restructuring Transactions, and (h) all other material customary documents delivered in connection with transactions of this type (including, without limitation, any and all other documents implementing, achieving, contemplated by or relating to the Restructuring Transactions);

(b)

(i) the Restructuring Support Agreement shall not have been terminated by any party thereto in accordance with the provisions thereof; (ii) the Restructuring Support Agreement shall not have been invalidated or deemed unenforceable by the Bankruptcy Court or any other Governmental Unit; and (iii) to the extent not otherwise waived, there shall not be continuing any properly noticed cure period with respect to any event, occurrence, or condition that would permit the Required Consenting Senior Noteholders to terminate the Restructuring Support Agreement in accordance with its terms following the end of such cure period;

(c)

each of the conditions precedent for consummation of the transactions contemplated in Section 7.1 of the Equity Rights Offering Backstop Commitment Agreement shall have been satisfied or waived in accordance with the terms thereof;

(d)	the Bankruptcy Court shall have entered the Confirmation Order, and the Confirmation Order shall be a Final Order;

(e)	the Bankruptcy Court shall have entered the Equity Rights Offering Backstop Commitment Order, and the Equity Rights Offering Backstop Commitment Order shall be a Final Order;

(f)	the Bankruptcy Court shall have entered the Disclosure Statement Order, and the Disclosure Statement Order shall be a Final Order;

(g)	the Bankruptcy Court shall have entered the DIP Orders, and the Final DIP Order shall be a Final Order;

(h)

no Default or Event of Default (each as defined in the DIP Credit Agreement or DIP Orders, as applicable) shall have occurred and be continuing under the DIP Credit Agreement or the DIP Order, as applicable, that has not been waived by the DIP Agent or cured by the Debtors in a manner consistent with the DIP Facility Documents;

(i)

each of (a) the Exit Facility, (b) the Equity Rights Offering, (c) the Common Equity Convenience Buyout, and (d) the Reorganized Common Equity shall have been issued or completed, as applicable, and any funding required thereunder shall have occurred substantially contemporaneously with consummation of the Restructuring Transactions, in each case, in accordance with the terms of the Restructuring Support Agreement, the Equity Rights Offering Documents, the Common Equity Convenience Buyout Documents, and the documents and agreements governing the same;

(j)

all documents, certificates, and agreements necessary to implement this Plan shall have been executed and tendered for delivery to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable Laws, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date);

(k)	all actions necessary to implement this Plan shall have been effected;

(l)

all requisite governmental, regulatory, and material third-party approvals, KYC requirements, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Restructuring Transactions shall have been obtained;

(m)	there shall be no ruling, judgment, or order issued by any Governmental Unit making illegal, enjoining , otherwise preventing or prohibiting the consummation of the Restructuring Transactions;

(n)	the Professional Fee Escrow Account shall have been established and the Professional Fee Reserve Amount shall have been funded in accordance with this Plan;

(o)

the Debtors shall have paid in full in Cash (or the Debtors shall pay in full in Cash substantially contemporaneously with consummation of the Restructuring Transactions) all Restructuring Expenses and fees and expenses payable to the DIP Agent under the DIP Facility Documents, including fees and expenses of counsel incurred or estimated to be incurred, through the Effective Date;

(p)

the guarantees, mortgages, deeds of trust, Liens, pledges, or other security interests held by any Holders of Other Secured Claims shall be fully released and discharged (or will be fully released and discharged substantially contemporaneously with the consummation of the Restructuring Transactions);

(q)

the conditions to the effectiveness of the Exit Facility set forth in the Exit Facility Documents (other than the occurrence of the Effective Date) shall have been or contemporaneously will be satisfied or waived;

(r)

the conditions of the effectiveness of the Equity Rights Offering set forth in the Equity Rights Offering Documents (other than the occurrence of the Effective Date) shall have been satisfied or waived;

(s)	the Equity Rights Offering Backstop Commitment Agreement shall not have terminated as to all parties thereto and shall continue to be in full force and effect;

(t)

the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein (and any amendment thereto) shall have been filed in a manner consistent with the consent rights contained herein; and

(u)	each Definitive Document shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Senior Noteholders (unless otherwise provided for herein).

For the avoidance of doubt, any condition that requires any agreement, order or document to be in full force and effect, or entered by the Bankruptcy Court, as applicable, shall include a requirement that such agreement, order or document is consistent with the Restructuring Support Agreement and otherwise in form and substance as set forth in the Restructuring Support Agreement.

Section 8.2 Waiver of Conditions Precedent.

The Debtors or the Reorganized Debtors, as applicable, with the consent of the Required Consenting Senior Noteholders, may waive any of the conditions to the Effective Date set forth above at any time, without any notice to parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm this Plan. The failure of the Debtors or Reorganized Debtors, as applicable, to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

Section 8.3 Effect of Failure of Conditions Precedent.

If the Effective Date does not occur, then: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (c) nothing contained in this Plan, the Confirmation Order, or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

Section 8.4 Substantial Consummation of Plan.

Substantial consummation of this Plan under section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Effective Date.

ARTICLE IX.

EFFECT OF PLAN CONFIRMATION

Section 9.1 Binding Effect.

Subject to the occurrence of the Effective Date, on and after the entry of the Confirmation Order, the provisions of this Plan shall bind and inure to the benefit of the Debtors, the Reorganized Debtors, the Consenting Senior Noteholders, and each Holder of a Claim against or Interest in the Debtors or Reorganized Debtors and inure to the benefit of and be binding on the Debtors’, Reorganized Debtors’, the Consenting Senior Noteholders’, and each Holder’s respective successors and assigns, regardless of whether the Claim or Interest of such Holder is Impaired under this Plan and whether such Holder has accepted or rejected this Plan or is deemed to have accepted or rejected this Plan.

Section 9.2 Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan, the distributions, rights, and treatment that are provided in this Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their properties, including property of the Estates, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest is Allowed; or (iii) the Holder of such Claim or Interest has accepted or rejected, or been deemed to accept or reject, this Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in this Plan.

Section 9.3 Releases.

(a) RELEASES BY THE DEBTORS. NOTWITHSTANDING ANYTHING CONTAINED IN THIS PLAN TO THE CONTRARY, AS OF THE EFFECTIVE DATE, EXCEPT FOR THE RIGHTS AND REMEDIES THAT REMAIN IN EFFECT TO ENFORCE THE PLAN, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, INCLUDING THE OBLIGATIONS OF THE DEBTORS UNDER THE PLAN AND THE CONTRIBUTIONS OF THE RELEASED PARTIES TO FACILITATE AND IMPLEMENT THE PLAN, ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES ARE DEEMED CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER, RELEASED AND DISCHARGED BY AND ON BEHALF OF THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR ESTATES, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, REPRESENTATIVES, AND ANY AND ALL OTHER PERSONS THAT MAY PURPORT TO ASSERT ANY CAUSE OF ACTION DERIVATIVELY, BY OR THROUGH THE FOREGOING PERSONS,

FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURE OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT OR OTHERWISE, BY STATUTE, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE THAT THE DEBTORS, THE REORGANIZED DEBTORS, THEIR ESTATES, OR THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER PERSON, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE CHAPTER 11 CASES, THE DEBTORS, ANY RESTRUCTURING TRANSACTION, THE GOVERNANCE, MANAGEMENT, TRANSACTIONS, OWNERSHIP, OR OPERATION OF THE DEBTORS, THE PURCHASE, SALE OR RESCISSION OF ANY SECURITY OF OR CLAIM AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS BEFORE OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, PREPARATION, EXECUTION, FILING, SOLICITATION, ENTRY INTO, AND/OR CONSUMMATION OF THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE RESTRUCTURING SUPPORT AGREEMENT, THE DIP FACILITY, DIP CREDIT AGREEMENT, EXIT FACILITY, THE EQUITY RIGHTS OFFERING AND EQUITY RIGHTS OFFERING DOCUMENTS, THE COMMON EQUITY CONVENIENCE BUYOUT AND COMMON EQUITY CONVENIENCE BUYOUT DOCUMENTS, OR ANY RELATED CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT (INCLUDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY RELEASED PARTY ON THE PLAN OR CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE FOREGOING, THE PURSUIT OF CONFIRMATION AND CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN OR CONFIRMATION ORDER, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN (INCLUDING, BUT NOT LIMITED TO, THE REORGANIZED COMMON EQUITY), OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN, OR ANY OTHER AGREEMENT, ACT OR OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH IN THIS SECTION 9.3 SHALL NOT BE CONSTRUED AS (I) RELEASING ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION

JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED INTENTIONAL FRAUD (PROVIDED THAT FRAUD SHALL NOT EXEMPT FROM THE SCOPE OF THESE DEBTORS RELEASES ANY CLAIMS OR CAUSES OF ACTION ARISING UNDER SECTIONS 544 OR 548 OF THE BANKRUPTCY CODE OR STATE LAWS GOVERNING FRAUDULENT OR OTHERWISE AVOIDABLE TRANSFERS OR CONVEYANCES), GROSS NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT, (II) RELEASING ANY CONTRACTUAL, POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE CONFIRMATION ORDER, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, OR (III) TO THE EXTENT THE SPECIAL COMMITTEE OF CUTERA, INC. DETERMINES TO RECOMMEND THAT ANY DEBTOR SHOULD NOT GRANT RELEASES IN FAVOR OF ANY PARTY WITH RESPECT TO ANY CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING THOSE THAT ARE PROPOSED TO BE RELEASED HEREIN BY THE DEBTORS, ANY SUCH RELEASES GIVEN BY THE DEBTORS WILL BE NULL AND VOID AGAINST SUCH PARTY AND ITS RELATED PARTIES; PROVIDED HOWEVER, THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 9.3, UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE OF CUTERA, INC., THE RELEASES SET FORTH IN THIS SECTION 9.3 MAY INCLUDE RELEASES IN FAVOR OF ANY RELEASED PARTY WITH RESPECT TO ANY CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING THOSE THAT ARE PROPOSED TO BE RELEASED HEREIN BY THE DEBTORS, INCLUDING THOSE IN THE ACTION STYLED NIQUETTE V. HARRIS ET AL., CASE NO. 1:23-CV-01371 (DE).

(b) RELEASES BY HOLDERS OF CLAIMS AND INTERESTS. NOTWITHSTANDING ANYTHING CONTAINED IN THIS PLAN TO THE CONTRARY, AS OF THE EFFECTIVE DATE, EXCEPT FOR THE RIGHTS AND REMEDIES THAT REMAIN IN EFFECT TO ENFORCE THE PLAN, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTEGRATED AFTER THE EFFECTIVE DATE, EACH RELEASING PARTY SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER, RELEASED, AND DISCHARGED THE DEBTORS, THE REORGANIZED DEBTORS, THEIR ESTATES, AND THE RELEASED PARTIES, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, REPRESENTATIVES, AND ANY AND ALL OTHER PERSONS THAT MAY PURPORT TO ASSERT ANY CAUSE OF ACTION DERIVATIVELY, BY OR THROUGH THE FOREGOING PERSONS, FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES

WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS OR CAUSES OF ACTION ASSERTED OR THAT MAY BE ASSERTED ON BEHALF OF THE DEBTORS OR THEIR ESTATES, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURE OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT, OR OTHERWISE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, INCLUDING ANY CLAIMS OR CAUSES OF ACTION BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE CHAPTER 11 CASES, THE DEBTORS, ANY RESTRUCTURING TRANSACTION, THE GOVERNANCE, MANAGEMENT, TRANSACTIONS, OWNERSHIP, OR OPERATION OF THE DEBTORS, THE PURCHASE, SALE OR RESCISSION OF ANY SECURITY OF OR CLAIM AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS BEFORE OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, PREPARATION, EXECUTION, FILING, SOLICITATION, ENTRY INTO, AND/OR CONSUMMATION OF THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE RESTRUCTURING SUPPORT AGREEMENT, THE DIP FACILITY, DIP CREDIT AGREEMENT, EXIT FACILITY, THE EQUITY RIGHTS OFFERING AND EQUITY RIGHTS OFFERING DOCUMENTS, THE COMMON EQUITY CONVENIENCE BUYOUT AND COMMON EQUITY CONVENIENCE BUYOUT DOCUMENTS, OR ANY RELATED CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT (INCLUDING ANY LEGAL OPINION REQUESTED BY ANY ENTITY REGARDING ANY TRANSACTION, CONTRACT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT CONTEMPLATED BY THE PLAN OR THE RELIANCE BY ANY RELEASED PARTY ON THE PLAN OR CONFIRMATION ORDER IN LIEU OF SUCH LEGAL OPINION) CREATED OR ENTERED INTO IN CONNECTION WITH THE FOREGOING, THE PURSUIT OF CONFIRMATION AND CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN OR CONFIRMATION ORDER, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN (INCLUDING, BUT NOT LIMITED TO, THE REORGANIZED COMMON EQUITY), OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN, OR ANY OTHER AGREEMENT, ACT OR OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH IN THIS SECTION 9.3 SHALL NOT BE CONSTRUED AS (I) RELEASING ANY RELEASED PARTY FROM CLAIMS OR CAUSES OF ACTION

ARISING FROM AN ACT OR OMISSION JUDICIALLY DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED INTENTIONAL FRAUD (PROVIDED THAT FRAUD SHALL NOT EXEMPT FROM THE SCOPE OF THESE RELEASES ANY CLAIMS OR CAUSES OF ACTION ARISING UNDER SECTIONS 544 OR 548 OF THE BANKRUPTCY CODE OR STATE LAWS GOVERNING FRAUDULENT OR OTHERWISE AVOIDABLE TRANSFERS OR CONVEYANCES), GROSS NEGLIGENCE, RECKLESSNESS OR WILLFUL MISCONDUCT, (II) RELEASING ANY CONTRACTUAL, POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE CONFIRMATION ORDER, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN, OR (III) TO THE EXTENT THE SPECIAL COMMITTEE OF CUTERA, INC. DETERMINES TO RECOMMEND THAT ANY DEBTOR SHOULD NOT GRANT RELEASES IN FAVOR OF ANY PARTY WITH RESPECT TO ANY CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, ANY SUCH RELEASES GIVEN BY THE CONSENTING SENIOR NOTEHOLDERS WILL BE NULL AND VOID AND THE CONSENTING SENIOR NOTEHOLDERS WILL HAVE NO OBLIGATIONS TO OFFER OR CONSENT TO SUCH RELEASES OF SUCH PARTY OR ANY OF ITS RELATED PARTIES.

Section 9.4 Exculpation and Limitation of Liability.

WITHOUT AFFECTING OR LIMITING THE RELEASES SET FORTH IN SECTION 9.3 OF THIS PLAN, AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS HEREBY RELEASED AND EXCULPATED FROM ANY AND ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE RESTRUCTURING SUPPORT AGREEMENT, THE DIP FACILITY, DIP CREDIT AGREEMENT, EXIT FACILITY, THE EQUITY RIGHTS OFFERING AND EQUITY RIGHTS OFFERING DOCUMENTS, THE COMMON EQUITY CONVENIENCE BUYOUT AND COMMON EQUITY CONVENIENCE BUYOUT DOCUMENTS, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION OF ANY OF THE FOREGOING OR ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH ANY OF THE FOREGOING, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE SOLICITATION OF VOTES ON THE PLAN, OR PARTICIPATION IN THE COMMON EQUITY CONVENIENCE BUYOUT AND THE EQUITY RIGHTS OFFERING, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND

IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE RELATED OR RELATING TO THE FOREGOING, EXCEPT FOR CLAIMS OR CAUSES OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS JUDICIALLY DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED INTENTIONAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS, SUCH EXCULPATED PARTIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES. THE EXCULPATED PARTIES HAVE, AND UPON COMPLETION OF THE PLAN, SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF, VOTES AND DISTRIBUTION OF CONSIDERATION PURSUANT TO, THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN. THIS EXCULPATION SHALL BE IN ADDITION TO, AND NOT IN LIMITATION OF, ALL OTHER RELEASES, INDEMNITIES, EXCULPATIONS, AND ANY OTHER APPLICABLE LAWS, RULES, OR REGULATIONS PROTECTING SUCH EXCULPATED PARTIES FROM LIABILITY.

Section 9.5 Injunction.

UPON ENTRY OF THE CONFIRMATION ORDER, ALL HOLDERS OF CLAIMS AND INTERESTS AND OTHER PARTIES IN INTEREST, ALONG WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, PRINCIPALS, AFFILIATES, AND RELATED PARTIES SHALL BE ENJOINED FROM TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN IN RELATION TO ANY CLAIM EXTINGUISHED, DISCHARGED, OR RELEASED PURSUANT TO THE PLAN. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE DEBTORS AND OTHER PARTIES IN INTEREST (OTHER THAN CLAIMS THAT ARE REINSTATED UNDER THE PLAN), ALONG WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, PRINCIPALS, AFFILIATES, AND RELATED PARTIES, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, OR THE EXCULPATED PARTIES (TO THE EXTENT OF THE EXCULPATION PROVIDED PURSUANT TO SECTION 9.4 OF THE PLAN WITH RESPECT TO THE EXCULPATED PARTIES): (I)

COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (II) ENFORCING, LEVYING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION; (IV) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT ON OR BEFORE THE EFFECTIVE DATE EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (V) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS, INTERESTS, OR CAUSES OF ACTION RELEASED OR SETTLED PURSUANT TO THE PLAN. NO PERSON OR ENTITY MAY COMMENCE OR PURSUE A CLAIM OR CAUSE OF ACTION OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR THE RELEASED PARTIES THAT RELATES TO OR IS REASONABLY LIKELY TO RELATE TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF A CLAIM OR CAUSE OF ACTION RELATED TO THE CHAPTER 11 CASES PRIOR TO THE EFFECTIVE DATE, WITHOUT REGARD TO WHETHER SUCH PERSON OR ENTITY IS A RELEASING PARTY, WITHOUT THE BANKRUPTCY COURT (1) FIRST DETERMINING, AFTER NOTICE AND A HEARING, THAT SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM AND (2) SPECIFICALLY AUTHORIZING SUCH PERSON OR ENTITY TO BRING SUCH CLAIM OR CAUSE OF ACTION AGAINST THE DEBTORS, REORGANIZED DEBTORS, OR RELEASED PARTY. AT THE HEARING FOR THE BANKRUPTCY COURT TO DETERMINE WHETHER SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM OF ANY KIND, THE BANKRUPTCY COURT MAY, OR SHALL IF ANY DEBTOR, REORGANIZED DEBTOR, EXCULPATED PARTY, RELEASED PARTY, OR OTHER PARTY IN INTEREST REQUESTS BY MOTION (ORAL MOTION BEING SUFFICIENT), DIRECT THAT SUCH PERSON OR ENTITY SEEKING TO COMMENCE OR PURSUE SUCH CLAIM OR CAUSE OF ACTION FILE A PROPOSED COMPLAINT WITH THE BANKRUPTCY COURT EMBODYING SUCH CLAIM OR CAUSE OF ACTION, SUCH COMPLAINT

SATISFYING THE APPLICABLE RULES OF FEDERAL PROCEDURE, INCLUDING, BUT NOT LIMITED TO, RULE 8 AND RULE 9 (AS APPLICABLE), WHICH THE BANKRUPTCY COURT SHALL ASSESS BEFORE MAKING A DETERMINATION. FOR THE AVOIDANCE OF DOUBT, ANY PARTY THAT OBTAINS SUCH DETERMINATION AND AUTHORIZATION AND SUBSEQUENTLY WISHES TO AMEND THE AUTHORIZED COMPLAINT OR PETITION TO ADD ANY CLAIMS OR CAUSES OF ACTION NOT EXPLICITLY INCLUDED IN THE AUTHORIZED COMPLAINT OR PETITION MUST OBTAIN AUTHORIZATION FROM THE BANKRUPTCY COURT BEFORE FILING ANY SUCH AMENDMENT IN THE COURT WHERE SUCH COMPLAINT OR PETITION IS PENDING. THE BANKRUPTCY COURT WILL HAVE SOLE AND EXCLUSIVE JURISDICTION TO ADJUDICATE THE UNDERLYING COLORABLE CLAIM OR CAUSE OF ACTION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE INJUNCTION DOES NOT ENJOIN ANY PARTY UNDER THIS PLAN, THE CONFIRMATION ORDER, OR UNDER ANY OTHER DEFINITIVE DOCUMENT OR OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER, FROM BRINGING AN ACTION TO ENFORCE THE TERMS OF THIS PLAN, THE CONFIRMATION ORDER, OR SUCH DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN OR THE CONFIRMATION ORDER.

THE INJUNCTIONS IN THIS SECTION 9.5 SHALL EXTEND TO ANY SUCCESSORS OF THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, AND THE EXCULPATED PARTIES AND THEIR RESPECTIVE PROPERTY AND INTERESTS IN PROPERTY.

Section 9.6 Setoffs and Recoupment.

(a) Except as otherwise provided herein or in the DIP Orders, the Reorganized Debtors pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy Law, or as may be agreed to by the Holder of an Allowed Claim, may set off or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to this Plan, a Final Order or otherwise); provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to this Plan shall constitute a waiver or release by such Reorganized Debtors of any such Claims, rights, and Causes of Action.

(b) In no event shall any Holder of Claims be entitled to set off or recoup any Claim against any Claim, right, or Cause of Action of a Debtor or a Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Section 11.12 hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Section 9.7 Release of Liens.

(a) Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates (other than Liens securing the DIP Facility, which Liens shall be retained by the DIP Agent to secure the Exit Facility and any remaining obligations under the DIP Facility) shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

(b) To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

ARTICLE X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a) Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, nature, validity, amount, or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance, priority or amount of Claims or Interests;

(b) Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or this Plan;

(c) Resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Costs arising therefrom, including Cure Costs pursuant to section 365 of the Bankruptcy Code; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(d) Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

(e) Adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

(f) Adjudicate, decide, or resolve any and all matters related to Causes of Action;

(g) Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(h) Resolve any and all avoidance or recovery actions under sections 105, 502(d), 542 through 551, and 553 of the Bankruptcy Code;

(i) Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

(j) Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with this Plan or the Disclosure Statement;

(k) Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(l) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan;

(m) Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in this Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(n) Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid;

(o) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(p) Determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order, the Restructuring Support Agreement, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan or the Disclosure Statement;

(q) Enter an order or final decree concluding or closing the Chapter 11 Cases;

(r) Adjudicate any and all disputes arising from or relating to distributions under this Plan;

(s) Consider any modifications of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(t) Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan (other than any dispute arising after the Effective Date under, or directly with respect to, the Exit Facility Documents, Equity Rights Offering Documents, Common Equity Convenience Buyout Documents, the New Organizational Documents, and the Management Incentive Plan, which such disputes shall be adjudicated in accordance with the terms of the Exit Facility Documents, Equity Rights Offering Documents, Common Equity Convenience Buyout Documents, the New Organizational Documents, and the respective documents evidencing the Management Incentive Plan, respectively).

(u) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(v) Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(w) Enforce all orders previously entered by the Bankruptcy Court; and

(x) Hear any other matter not inconsistent with the Bankruptcy Code, this Plan, or the Confirmation Order.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

Section 11.1 Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the final versions of the documents contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests have or are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7062.

Section 11.2 Payment of Statutory Fees.

All Bankruptcy Fees as determined by the Bankruptcy Court or as agreed to by the U.S. Trustee and Debtors or Reorganized Debtors, as applicable, shall be paid when due and payable for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

Section 11.3 No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

Section 11.4 Amendments.

(a) Plan Modifications. Subject to the limitations contained in this Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules: (a) to amend or modify this Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan; provided that such amendment in (a) or (b) above shall be reasonably acceptable to the Required Consenting Senior Noteholders.

(b) Effect of Confirmation on Modifications. Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

(c) Certain Technical Amendments. Prior to the Effective Date, with the reasonable consent of the Required Consenting Senior Noteholders, the Debtors may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court.

Section 11.5 Revocation or Withdrawal of Plan.

Subject to the conditions to the Effective Date and subject to the terms of the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw this Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if entry of the Confirmation Order or the Effective Date does not occur, then: (a) this Plan with respect to the Debtors shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void with respect to the Debtors; and (c) nothing contained in this Plan with respect to the Debtors shall: (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission of any sort by the Debtors or any other Entity.

Section 11.6 Governing Law.

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, or other federal Law, rule, or regulation is applicable, or to the extent that an exhibit, supplement, or other document related to this Plan (including, without limitation, the DIP Facility Documents, the Exit Facility Documents, the Equity Rights Offering Documents, the Common Equity Convenience Buyout Documents, the New Organizational Documents, and the Management Incentive Plan), provides otherwise, this Plan shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflict of Laws thereof that would require application of the Law of another jurisdiction.

Section 11.7 Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, Affiliate, assign, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each such Entity.

Section 11.8 No Successor Liability.

Except as otherwise expressly provided in this Plan and the Confirmation Order, the Reorganized Debtors (a) are not, and shall not be deemed to assume, agree to perform, pay or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any other Person relating to or arising out of the operations or the assets of the Debtors on or prior to the Effective Date, (b) are not, and shall not be, successors to the Debtors by reason of any theory of law or equity or responsible for the knowledge or conduct of the Debtors prior to the Effective Date and (c) shall not have any successor or transferee liability of any kind or character.

Section 11.9 Severability.

If, prior to the entry of the Confirmation Order, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remaining terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 11.10 Filing of Additional Documents.

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, subject to the terms of this Plan and the Restructuring Support Agreement. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

Section 11.11 Reservation of Rights.

This Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by the Debtors with respect to this Plan or the Disclosure Statement, shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests or any other matter prior to the Effective Date.

Section 11.12 Service of Documents.

Any pleading, notice, or other document required by this Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be served on:

Cutera, Inc.

3240 Bayshore Boulevard

Brisbane, CA 94005-1021

Attn:	Stephana Patton
Email:	spatton@cutera.com

with copies to:

Ropes & Gray LLP

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Attn:	Ryan Preston Dahl
Conor P. McNamara
Email:	Ryan.Dahl@ropesgray.com
Conor.McNamara@ropesgray.com

-and-

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attn:	Natasha S. Hwangpo
Email:	Natasha.Hwangpo@ropesgray.com

Proposed Co-Counsel to the Debtors

and

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, Texas 77002

Attn:	Timothy A. (“Tad”) Davidson II
Philip M. Guffy
Catherine A. Rankin
E-mail:	taddavidson@hunton.com
philipguffy@hunton.com
catherinerankin@hunton.com

Proposed Co-Counsel to the Debtors

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn:	Jacob A. Adlerstein
Sean A. Mitchell
Email:	jadlerstein@paulweiss.com
smitchell@paulweiss.com

Counsel to the Ad Hoc Committee of Consenting Senior Noteholders

and

Porter Hedges LLP

1000 Main St., 36th Floor

Houston, TX 77002

Attn:	John F. Higgins
E-mail:	jhiggins@porterhedges.com

Co-Counsel to Ad Hoc Committee of Consenting Senior Noteholders

and

Office of the United States Trustee

Southern District of Texas

515 Rusk Street, Suite 3516

Houston, TX 77002

Attn:	Ha Nguyen
Vianey Garza
Email:	ha.nguyen@usdoj.gov
vianey.garza@usdoj.gov

After the Effective Date, the Reorganized Debtors are authorized to send a notice to Entities informing them that in order to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

Section 11.13 Section 1125(e) of the Bankruptcy Code.

As of the Confirmation Date, (a) the Debtors shall be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy Law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and the Consenting Senior Noteholders and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys shall be deemed to have participated in good faith, and in compliance with the applicable provisions of the Bankruptcy Code, in the offer and issuance of any securities under this Plan, and, therefore, are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for any violation of any applicable Law, rule or regulation governing the solicitation of acceptances or rejections of this Plan or the offer and issuance of any securities under this Plan.

Section 11.14 Tax Reporting and Compliance.

The Reorganized Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.

Section 11.15 Exhibits, Schedules, and Supplements.

All exhibits, schedules, and supplements to this Plan are incorporated into and are a part of this Plan as if fully set forth herein.

Section 11.16 Entire Agreement.

Except as otherwise indicated, on the Effective Date, this Plan shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

Section 11.17 Allocation of Payments.

To the extent that any Allowed Claim entitled to distribution hereunder is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all U.S. federal income tax purposes, be allocated to the principal amount of such Claim first, and then, to the extent that the consideration exceeds such principal amount, to the portion of such Claim representing accrued but unpaid interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

Section 11.18 Prepayment.

Except as otherwise provided in the Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

Section 11.19 Conflicts.

In the event of a conflict or inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of a conflict between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of this Plan and shall control and take precedence.

Section 11.20 Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules; provided that, as of the Effective Date, the Reorganized Debtors may submit orders to the Bankruptcy Court under certification of counsel closing one of the Chapter 11 Cases and changing the caption of the Chapter 11 Cases accordingly; provided further that, matters concerning Claims may be heard and adjudicated in any Debtor’s Chapter 11 Case that remains open regardless of whether the applicable Claim is against a Debtor in a Chapter 11 Case that is closed.

Section 11.21 Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

Section 11.22 Dissolution of Committee.

On the Effective Date, any official committees appointed in the Chapter 11 Cases, shall dissolve; provided that following the Effective Date, any such committees shall continue in existence solely for the purpose of filing and prosecuting applications for allowance of Professional Fee Claims. Upon the dissolution of any official committees appointed in the Chapter 11 Case such committee members and their respective Professionals shall cease to have any duty, obligation, or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.

Respectfully submitted,

Cutera, Inc.
(on behalf of itself and its affiliated Debtors)

By:	/s/ Taylor Harris
Name: Taylor Harris
Title: Chief Executive Officer

EXHIBIT B

Equity Rights Offering Backstop Commitment Agreement

EXHIBIT C

Interim DIP Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x
:
In re	:	Chapter 11
:
Cutera, Inc, et al.,	:	Case No. 25–[•] ([•])
:
Debtors.[1]	:	(Joint Administration Requested)
	:	Docket No. [•]
x

INTERIM ORDER (I) AUTHORIZING

THE DEBTORS TO OBTAIN POSTPETITION SENIOR SECURED

SUPERPRIORITY FINANCING, (II) GRANTING LIENS AND PROVIDING

CLAIMS WITH SUPERPRIORITY ADMINISTRATIVE EXPENSES STATUS,

(III) SCHEDULING A FINAL HEARING, AND (IV) GRANTING RELATED RELIEF

Upon the motion (the “Motion”) of the above referenced debtors and debtors in possession (collectively, the “Debtors”) in the above-referenced chapter 11 cases (the “Chapter 11 Cases”), for entry of an interim order (this “Interim Order”) and a final order (“Final Order”), pursuant to sections 105, 361, 362, 363, 364, 503, and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (as amended, the “Bankruptcy Code”), Rules 2002, 4001, 6003, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure (as amended, the “Bankruptcy Rules”), Rules 2002-1, 4001-1(b), 4002-1(i), and 9013-1 of the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”), and the Procedures for Complex Cases in the Southern District of Texas (the (“Complex Case Procedures”), seeking, inter alia:

(i)

authority for (a) the Debtors, including Cutera, Inc. (the “Borrower”), to obtain up to $25,000,000.00 in principal amount of senior secured postpetition financing on a superpriority basis in respect of a new money delayed draw

[1]

The Debtors in these Chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are as follows: Cutera, Inc. (2262) and Crystal Sub, LLC (6339). The Debtors’ service address is 3240 Bayshore Boulevard, Brisbane, CA 94005-1021.

term loan facility (the “DIP Facility,” and loans made pursuant to the DIP Facility, the “DIP Loans,” and the commitments to make DIP Loans thereunder, the “DIP Commitments”), on the terms and conditions set forth in this Interim Order and that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement (as amended, restated, amended and restated, modified, waived, or supplemented from time to time, the “DIP Credit Agreement,” substantially in the form attached hereto as Annex 1 and together with this Interim Order, and all appendices, exhibits or schedules hereto and to the DIP Credit Agreement, including, without limitation, the Approved Budget (as defined below), and all other agreements, instruments, pledge agreements, guarantees, fee letters, control agreements, and other ancillary documents related thereto (including any security agreements, intellectual property security agreements, mortgages, or notes) as the same may be amended, restated, supplemented, waived or modified from time to time in accordance with the terms hereof and thereof, collectively, the “DIP Loan Documents”),[2] among the Borrower, the guarantor identified on the signature pages to the DIP Loan Documents (the “Guarantor”), the other lenders identified on the DIP Credit Agreement (the “DIP Lenders”) and Wilmington Savings Fund Society, FSB, as the DIP Agent (the “DIP Agent” and, together with the DIP Lenders, the “DIP Secured Parties”), and (b) the Guarantor to guaranty the Borrower’s obligations in respect of the DIP Loans and all other obligations and indebtedness of the Borrower under or arising in connection with the DIP Loan Documents;

(ii)	authority for the Debtors to execute and deliver the DIP Loan Documents and to perform such other acts as may be necessary or desirable in connection with the DIP Loan Documents;

(iii)

authority for the Debtors to borrow up to $[15] million of DIP Loans (the “Interim Amount”) to be available and funded following the entry of the Interim Order to avoid immediate and irreparable harm to the Debtors and their estates, with the remaining $[10] million of DIP Commitments to be available and funded following entry of the Final Order (in accordance with and subject to the terms and conditions set forth in the Final Order and the other DIP Loan Documents);

[2]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to those terms in the Motion and DIP Loan Documents, as applicable.

2

(iv)

authority for the Debtors to, subject to the Carve-Out (defined below) and Permitted Prior Senior Liens,[3] grant security interests, liens, and superpriority claims (including a superpriority administrative claim pursuant to sections 364(c)(1), 503(b) and 507(b) of the Bankruptcy Code, and liens pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code) to the DIP Agent, on behalf of itself and the other DIP Secured Parties, to secure all obligations of the Debtors under and with respect to the DIP Facility (collectively, the “DIP Obligations”), including, subject to entry of the Final Order, on the proceeds and property recovered in respect of the Debtors’ claims and causes of action (but not on the actual claims and causes of action) arising under Chapter 5 of the Bankruptcy Code, including sections 544, 545, 547, 548, and 550 or any other similar state or federal law (collectively, the “Avoidance Action Proceeds”);

(v)

authority for the Debtors to pay the principal, interest, premiums, fees, expenses, and other amounts payable under the DIP Loan Documents as such become earned, due and payable, including the Upfront Payment, the Repayment Premium, audit fees, appraisal fees, valuation fees, liquidator fees, structuring fees, administrative agent’s and collateral agent’s fees, the reasonable and documented fees and disbursements of the DIP Agent’s and the other DIP Secured Parties’ attorneys, advisors, accountants, and other professionals, consultants, and other representatives, all to the extent provided in, and in accordance with, this Interim Order and the other DIP Loan Documents;

(vi)

authority for the Debtors to waive any right to surcharge any DIP Collateral pursuant to sections 105(a) and 506(c) of the Bankruptcy Code or otherwise (subject to the payment in full in cash of the Carve-Out), and the equitable doctrine of marshaling and other similar doctrines;

(vii)

modification of the automatic stay imposed under section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of this Interim Order and the Final Order;

(viii)	that this Court hold an interim hearing (the “Interim Hearing”) to consider the relief sought in the Motion and entry of the proposed Interim Order;

(ix)	that this Court schedule a final hearing (the “Final Hearing”) to consider entry of the Final Order granting the relief requested in the Motion on a final basis;

(x)	waiver of any applicable stay with respect to the effectiveness and enforceability of the Interim Order or the Final Order (including a waiver pursuant to Bankruptcy Rule 6004(h)); and

(xi)	granting related relief;

[3]

“Permitted Prior Senior Liens” means liens on property of the Debtors (including the proceeds of such property) that are in existence on the Petition Date but only, if applicable, (A) to the extent such liens on any property is valid, perfected, and not avoidable, or (B) to the extent such liens constitute valid, non-avoidable liens that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code. Moreover, nothing shall prejudice the rights of any party-in-interest, including, but not limited to the Debtors, the DIP Secured Parties, or the Committee, if any, to challenge the validity, priority, enforceability, seniority, avoidability, perfection, or extent of any alleged Permitted Prior Senior Liens.

3

and the Interim Hearing having been held by this Court on March [•], 2025; and due and sufficient notice of the Motion and the relief sought at the Interim Hearing having been given under the particular circumstances by the Debtors pursuant to the Bankruptcy Rules and Bankruptcy Local Rules; this Court having considered the Motion, the exhibits attached thereto, the Milne Declaration, the Braun Declaration, the First Day Declaration (collectively, the “Declarations”) and all other pleadings related thereto, including the record made by the Debtors at the Interim Hearing; and all objections, if any, to the interim relief requested in the Motion having been withdrawn, resolved, or overruled by the Court; and it appearing that approval of the interim relief requested in the Motion is necessary to avoid immediate and irreparable harm to the Debtors and their estates pending the Final Hearing, and otherwise is fair and reasonable and in the best interests of the Debtors, their estates, and all parties-in-interest, and is essential for the continued operation of the Debtors’ businesses and the preservation of the value of the Debtors’ assets; and it appearing that the Debtors’ entry into the DIP Loan Documents is a sound and prudent exercise of the Debtors’ business judgment; and after due deliberation and consideration, and good and sufficient cause appearing therefor:

THE COURT HEREBY FINDS AS FOLLOWS:

A. Petition Date. On March [•], 2025 (the “Petition Date”), each Debtor filed with this Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”).

B. Debtors in Possession. The Debtors are continuing to operate their respective businesses and manage their respective properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee, examiner, or statutory committee has been appointed in these Chapter 11 Cases.

4

C. Committee Formation. No official committee of unsecured creditors (the “Committee”), as provided for under section 1102 of the Bankruptcy Code, has been appointed in the Chapter 11 Cases.

D. Notice. Proper, timely, sufficient and appropriate notice of the Motion and the Interim Hearing has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and no other or further notice of the Motion with respect to the relief requested at the Interim Hearing or the entry of this Interim Order shall be required.

E. Cash Collateral. As of the date of entry of this Interim Order, all of the Debtors’ cash, including any cash in their deposit accounts, wherever located, whether as proceeds of the DIP Facility or DIP Collateral (defined below), constitutes cash collateral, as such term is defined in section 363(a) of the Bankruptcy Code (“Cash Collateral”), of the DIP Secured Parties.

F. Findings Regarding Postpetition Financing.

(a) The Debtors have an immediate and critical need to obtain postpetition financing under the DIP Facility to, among other things, fund working capital requirements, costs, and expenses of administration of the Chapter 11 Cases (including for funding the Carve Out), and fees and expenses relating to the DIP Facility during the pendency of the Chapter 11 Cases. Without access to the DIP Facility to the extent authorized pursuant to this Interim Order, the Debtors and their estates would suffer immediate and irreparable harm. The Debtors do not have sufficient available sources of working capital and financing to operate their businesses, maintain their properties in the ordinary course of business, and preserve the going-concern value of their estates, without access to the DIP Facility.

5

(b) The DIP Facility is the best source of debtor-in-possession financing available to the Debtors at this time. Given their current financial condition, the Debtors have been and continue to be unable to obtain financing from sources other than the DIP Lenders on terms more favorable than the DIP Facility. The Debtors would be unable to obtain (i) adequate unsecured credit allowable either (a) under sections 364(b) and 503(b)(1) of the Bankruptcy Code, or (b) under section 364(c)(1) of the Bankruptcy Code, in each case, from sources other than the DIP Secured Parties on terms more favorable than the terms of the DIP Facility. The only viable source of credit available to the Debtors is the DIP Facility together with its related fees and expenses. The Debtors require additional financing under the DIP Facility under the terms of this Interim Order to satisfy their postpetition liquidity needs.

(c) The DIP Lenders have indicated a willingness to provide the Debtors with the DIP Facility, but solely on the terms and conditions set forth in this Interim Order and in the DIP Loan Documents. Accordingly, after considering all of their practical alternatives, the Debtors have concluded, in an exercise of their sound business judgment, that the financing to be provided by the DIP Lenders pursuant to the terms of this Interim Order and the DIP Loan Documents represents the best financing currently available to the Debtors.

(d) The security interests and liens granted pursuant to this Interim Order to the DIP Lenders are appropriate under section 364(c) of the Bankruptcy Code because, among other things, such security interests and liens do not impair the interests of any holder of a valid, perfected, prepetition security interest or lien in the property of the Debtors’ estates.

6

(e) Good cause has been shown for immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(c)(2) and Bankruptcy Local Rule 4001-2(b). In particular, the authorization granted herein for the Debtors to execute the DIP Loan Documents and to obtain interim financing is necessary to avoid immediate and irreparable harm to the Debtors and their estates. Entry of this Interim Order is in the best interests of the Debtors and their estates and creditors. The terms of the DIP Loan Documents are fair and reasonable under the circumstances, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, and provide the Debtors reasonably equivalent value and fair consideration.

G. Sections 506(c) and Marshaling. In light of, among other things (i) the DIP Agent’s and the DIP Secured Parties’ agreement that their liens and superpriority claims shall be subject to the Carve-Out; and (ii) the DIP Agent’s and the other DIP Secured Parties’ agreement to the payment (in a manner consistent with the Approved Budget and subject to the terms and conditions of this Interim Order and the DIP Loan Documents) of certain expenses of administration of these Chapter 11 Cases, the DIP Agent and the other DIP Secured Parties seek a waiver of the provisions of section 506(c) of the Bankruptcy Code and the equitable doctrine of marshaling and other similar doctrines.

H. Good Faith. Based upon the pleadings and proceedings of record in the Chapter 11 Cases, (a) the terms and conditions of the DIP Facility have been negotiated in good faith and at arm’s length among the Debtors and the DIP Secured Parties with the assistance and counsel of their respective advisors; (b) any credit to be extended, loans to be made, and other financial accommodations to be extended to the Debtors by the DIP Secured Parties, including, without limitation, pursuant to this Interim Order, have been allowed, advanced, extended, issued, or made, as the case may be, in “good faith” within the meaning of section 364(e) of the

7

Bankruptcy Code by the DIP Secured Parties in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code; and (c) the DIP Facility, the DIP Liens (as defined below), and the DIP Superpriority Claims (as defined below), shall be entitled to the full protection of section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is reversed or modified on appeal.

I. Immediate Entry. Sufficient cause exists for immediate entry of this Interim Order pursuant to Bankruptcy Rule 4001(c)(2) and Bankruptcy Local Rule 4001-1(b). The Motion and this Interim Order comply with the requirements of Bankruptcy Local Rule 4001-1(b).

J. Consents. The Debtors acknowledge, represent, stipulate, and agree that subject to the entry of this Interim Order, no consent or authorization of, filing with, or notice to, any Governmental Authority is required to be obtained or made by any Loan Party for the extensions of credit hereunder or such Loan Party’s execution and delivery of, or performance of its obligations under, or validity or enforceability of, the DIP Credit Agreement or any of the other DIP Loan Documents to which it is party, as against or with respect to such Loan Party, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) consents, authorizations, filings and notices the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect and (iii) the filings referred to in the DIP Credit Agreement.

K. Based on the foregoing, and upon the record made before this Court at the Interim Hearing, and good and sufficient cause appearing therefor,

8

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:4

1. Jurisdiction and Venue. Consideration of the Motion constitutes a “core proceeding” as defined in 28 U.S.C. § 157(b)(2). This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. The Court may enter a final order approving the relief sought in the Motion consistent with Article III of the United States Constitution. Venue for the Chapter 11 Cases and the proceedings on the Motion is proper in this district pursuant to 28 U.S.C. § 1408. The predicates for the relief sought herein are sections 105, 361, 362, 363, 364, 503 and 507 of the Bankruptcy Code, Bankruptcy Rules 2002, 4001, 6003, 6004 and 9014, and Bankruptcy Local Rules 2002-1, 4001-1(b), and 9013-1.

2. Notice. The Interim Hearing was held pursuant to Bankruptcy Rule 4001(c)(2). Notice of the Motion and the relief requested thereby and granted in this Interim Order has been provided in accordance with the Bankruptcy Code, Bankruptcy Rules, Bankruptcy Local Rules, and Complex Case Procedures, and no further notice was required under the circumstances. This Court concludes that the form, scope, and timing of the foregoing notice complies with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable law, and, under the circumstances, no further notice relating to the Interim Hearing or Motion is necessary or required.

3. Approved Budget.

(a) Subject to and in accordance with the terms of the DIP Credit Agreement and the other DIP Loan Documents, the Borrower shall from time to time prepare and provide to the DIP Agent a rolling 13-week consolidated weekly operating budget of the Debtors setting

[4]	Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact.

9

forth projected operating receipts, vendor disbursements, net operating cash flow and liquidity on a weekly basis, substantially in the form of the initial budget annexed hereto as Annex 2 (the initial budget and each subsequent budget delivered and approved in accordance with the DIP Credit Agreement, an “Approved Budget”). For the avoidance of doubt, until an updated Approved Budget is approved by the Required Lenders as provided in the DIP Credit Agreement, the existing Approved Budget shall remain in effect. The Borrower may use the proceeds of the DIP Facility and DIP Collateral for the purposes set forth in and up to (but not in excess of) the amounts set forth in the Approved Budget, together with the Permitted Variance (as defined in the DIP Credit Agreement) subject to the terms and conditions set forth in the DIP Credit Agreement, the other DIP Loan Documents and this Interim Order.

(b) The Approved Budget may be updated, amended, restated, amended and restated, supplemented, extended, or otherwise modified from time to time in any manner as to which Debtors and the Required Lenders mutually agree in writing (email being sufficient) without further order of this Court, including through the procedures set forth in the DIP Credit Agreement.

4. Borrowing Authorization.

(a) The DIP Facility. The DIP Facility is hereby approved on an interim basis as set forth herein. The Debtors are expressly and immediately authorized to execute and deliver the DIP Loan Documents, enter into and perform the transactions contemplated in this Interim Order and the DIP Loan Documents and such additional documents, instruments, and agreements as may be reasonably required by the DIP Agent (acting at the direction of the Required Lenders) to implement the terms or effectuate the purposes of this Interim Order, and to receive financial accommodations and borrow under the DIP Facility subject to the terms set forth herein and in

10

the DIP Credit Agreement. The Debtors shall pay, in accordance with this Interim Order, the principal, interest, premiums, fees, payments, expenses, and other amounts described in the DIP Credit Agreement and the other DIP Loan Documents as such amounts become due and payable, without the need to obtain further Court approval, and to take any other actions that may be necessary or appropriate, all as provided in this Interim Order or the DIP Loan Documents. The DIP Credit Agreement and the other DIP Loan Documents shall constitute and evidence the validity and binding effect of the DIP Obligations, which are hereby deemed to be the legal, valid, and binding obligations of the Debtors and each of their respective estates, enforceable in accordance with the terms hereof and the DIP Loan Documents against each such Debtor, its respective estate, and any successor of each such Debtor or any representative of the estates (including a trustee, responsible person, or examiner with expanded powers appointed in the Chapter 11 Cases or any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Chapter 11 Cases, or in any other proceedings superseding or related to any of the foregoing (collectively, the “Successor Cases”)). Upon entry of this Interim Order, the DIP Obligations will include all loans and any other indebtedness or obligations, contingent or absolute, which may now or from time to time be owing by any of the Debtors to the DIP Agent or any of the DIP Secured Parties, in each case, under the DIP Loan Documents or this Interim Order or secured by the DIP Liens (as defined below), including, without limitation, all principal, accrued and unpaid interest, costs, fees, expenses, and other amounts owing under the DIP Loan Documents. The Debtors shall be jointly and severally liable for the DIP Obligations. No obligation, payment, transfer, or grant of collateral security hereunder or under the DIP Loan Documents (including any DIP Obligation or DIP Liens) shall be stayed, restrained, voidable, avoidable, or recoverable under the Bankruptcy Code or under any applicable law (including,

11

without limitation, under chapter 5 of the Bankruptcy Code, section 724(a) of the Bankruptcy Code, or any other provision with respect to avoidance actions under the Bankruptcy Code or applicable state or foreign law equivalents) or subject to any avoidance, reduction, setoff, recoupment, offset, recharacterization, subordination (whether equitable, contractual, or otherwise, but other than to the Carve-Out), counterclaim, cross-claim, defense, or any other challenge under the Bankruptcy Code or any applicable law or regulation by any person or entity.

(b) Authorization to Borrow. To prevent immediate and irreparable harm to the Debtors’ estates, from the entry of this Interim Order through and including the earliest to occur of (i) entry of the Final Order and (ii) the DIP Termination Date (as defined below), subject to the terms, conditions, and limitations on availability set forth in the DIP Loan Documents and this Interim Order, the Debtors are hereby authorized to (x) borrow under the DIP Facility in an aggregate outstanding principal amount equal to the Interim Amount and (y) use Cash Collateral (including any proceeds of the DIP Facility) of the DIP Secured Parties in accordance with the terms of this Interim Order.

(c) Use of Proceeds. Subject to and in accordance with the Approved Budget, the Debtors are authorized to utilize the proceeds of the DIP Facility to, among other things, (i) pay general corporate or working capital requirements, (ii) pay the costs and expenses of administration of the Chapter 11 Cases, including the fees and expenses of professionals associated with the Chapter 11 Cases, and (iii) pay fees and expenses relating to the DIP Facility during the pendency of the Chapter 11 Cases, including the Upfront Payment and Repayment Premium; provided that the Approved Budget shall not permit or be deemed to limit the Carve-Out (defined below) or the estate professional fees and expenses.

12

5. Due Authorization. The Debtors acknowledge, represent, stipulate, and agree, and this Court hereby finds and orders, that:

(a) in entering into the DIP Loan Documents, and as consideration therefor and for the other accommodations and agreements of the DIP Secured Parties reflected herein and in the DIP Loan Documents, until such time as all of the DIP Obligations are indefeasibly paid in full in cash (excluding contingent indemnification obligations for which no claim has been asserted) or as otherwise provided in the DIP Credit Agreement5 and the termination of the DIP Loan Documents in accordance with their terms and all DIP Commitments, with such payment being without prejudice to any terms or provisions contained in the DIP Facility which survive such discharge by their terms (the “DIP Repayment”), it shall be an Event of Default if the Debtors in any way prime or seek to prime the DIP Obligations, the DIP Liens, or the DIP Superpriority Claims provided to the DIP Secured Parties under this Interim Order by offering a subsequent lender or a party in interest a superior or pari passu lien or administrative expense pursuant to sections 105(a), 326, 328, 330, 331, 364(c), 364(d), 503, 506, 507, 546(c), 552(b), 726 (other than expenses of a trustee under section 726(b)) or 1114 of the Bankruptcy Code) or otherwise or acquiesce thereto except as expressly authorized in the DIP Credit Agreement; provided, that the DIP Liens and the DIP Superpriority Claims shall be subordinate and subject to the Carve-Out (defined below) in all respects;

[5]

For the avoidance of doubt, the DIP Credit Agreement provides that, upon the satisfaction of certain conditions, the DIP Obligations shall be repaid through the issuance of term loans under the Exit Facility (as defined in the DIP Credit Agreement) on a dollar-for-dollar basis, subject to the terms and conditions set forth in, and otherwise in accordance with, the Restructuring Support Agreement and an Acceptable Plan of Reorganization; provided that, for the avoidance of doubt, the outstanding amount of interest on the Plan Effective Date shall be paid in full in cash on such date.

13

(b) the Guarantor is liable for, and hereby absolutely and unconditionally guarantees to the DIP Secured Parties the full and prompt payment when due (whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter) and performance of, all DIP Obligations owed or hereafter owing to the DIP Secured Parties by the Borrower. The Guarantor agrees that its guarantee obligation hereunder shall be, and is, absolute and unconditional for all purposes in these Chapter 11 Cases and any Successor Cases and is a present and continuing guaranty of payment and performance and not of collection. It shall constitute an Event of Default if the Guarantor’s obligations under this Interim Order and any DIP Loan Document are discharged prior to the DIP Repayment.

6. DIP Interest and Payment of Expenses.

(a) The DIP Obligations shall bear interest at the applicable rate (including any applicable default rate upon the occurrence and during the continuance of an Event of Default) as and to the extent set forth in the DIP Loan Documents, and be due and payable in accordance with this Interim Order and the DIP Loan Documents, in each case without further notice, motion or application to, order of, or hearing before this Court.

(b) The Debtors shall pay the reasonable and documented prepetition and postpetition fees and expenses of the attorneys and advisors as provided for herein or in the DIP Credit Agreement or the other DIP Loan Documents limited to (i)(A) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as co-counsel to the DIP Lenders, (B) Porter Hedges LLP, as co-counsel to the DIP Lenders, (C) Centerview Partners, LLC, as financial advisor to the DIP Lenders, and (D) any other advisors as shall be deemed necessary by the DIP Lenders (the “Ad Hoc Committee Advisors”) and (ii)(A) McDermott Will & Emery LLP, as counsel for the DIP Agent, and (B) any other advisors as shall be deemed necessary by the DIP Agent with the consent of the Required Lenders. None of the Ad Hoc Committee Advisors or any legal or financial advisors for the DIP Agent (including any successor agent) shall be required to file an

14

application seeking compensation for services or reimbursement of expenses incurred following entry of this Interim Order with this Court. Each Ad Hoc Committee Advisor and legal or financial advisor for the DIP Agent seeking compensation for services or reimbursement of expenses under the DIP Credit Agreement or the other DIP Loan Documents, this Interim Order, or a Final Order shall transmit a summary invoice of its reasonable fees and out-of-pocket expenses (which shall include a description of the nature of the matters for which services were performed but shall not be required to contain time entries, and which may be reasonably redacted or modified to protect from disclosure any confidential information or information otherwise subject to a protective privilege such as attorney-client privilege or attorney work-product privilege (and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work-product doctrine)) by e-mail to counsel to the Debtors, the U.S. Trustee, and counsel to the Committee, if any (together, the “Review Parties”); provided that, the Review Parties may reasonably request additional detail regarding the services rendered and expenses incurred by such professionals. The Review Parties, shall have seven (7) business days from receipt of a statement or invoice (the “Review Period”) in which to raise an objection to the payment of any fees and expenses of such attorneys and advisors (the “Disputed Fees”), setting forth the specific objections to the Disputed Fees. Upon the expiration of the Review Period, the Debtors shall promptly pay in full in cash all such fees and expenses other than the Disputed Fees. To the extent any objection has been interposed within the Review Period and cannot be consensually resolved, the dispute will be scheduled for adjudication at the next regularly-scheduled omnibus hearing in the Chapter 11 Cases, and the Debtors shall pay any and all portion of the Disputed Fees whose payment has been approved by the Court at such hearing within three (3) business days of such approval. Notwithstanding the

15

foregoing, the Debtors shall pay on or about the Closing Date all reasonable and documented fees, costs, and out-of-pocket expenses of the Ad Hoc Committee Advisors and any legal or financial advisors for the DIP Agent (including any successor agent), in accordance with, and subject to the DIP Credit Agreement, incurred on or prior to such date without the need for any professional to first deliver a copy of its invoice as provided for herein (other than to the Debtors). For the avoidance of doubt, the Debtors shall not have an obligation to pay such reasonable and documented fees, costs, and out-of-pocket expenses of the Ad Hoc Committee Advisors and any legal or financial advisors for the DIP Agent until invoices are provided to the Debtors.

7. Amendments. The DIP Loan Documents and the Approved Budget may from time to time be amended, restated, amended and restated, modified, waived, or supplemented by the parties thereto in accordance with the terms thereof, and each of the Debtors is expressly authorized and empowered to enter into and implement such amendments, restatements, amendment and restatements, modifications, waivers, or supplements from time to time in accordance with the terms of the DIP Loan Documents, without further order of this Court if the amendment, restatement, amendment and restatement, modification, waiver or supplement is not material or is necessary to conform the terms of the DIP Loan Documents or the Approved Budget to this Interim Order. Any material amendment, restatement, amendment and restatement, modification, waiver, or supplement to the DIP Loan Documents (a “Material Amendment”) shall be filed with the Court no later than three (3) business days prior to the anticipated date of effectiveness of any such Material Amendment, and if no objection is made by the U.S. Trustee and Committee, if any, within such three (3) business day period, then, without further application to or order of the Court, the Material Amendment shall automatically

16

be deemed approved and effective; provided that if an objection is made within such three (3) business day period, then such Material Amendment shall be subject to a hearing and approval of the Court; provided, further that, the foregoing shall be without prejudice to the Debtors’ right to immediately seek approval from the Court of a Material Amendment on an expedited basis. For the avoidance of doubt, the extension of a Milestone shall not constitute a material amendment, restatement, amendment and restatement, modification, waiver, or supplement to the DIP Loan Documents.

8. DIP Collateral. As security for the DIP Obligations, effective immediately upon entry of this Interim Order pursuant to sections 361, 362, 364(c)(2), and 364(c)(3) of the Bankruptcy Code, and subject in all respects to the Carve Out, the DIP Agent, for the benefit of itself and the other DIP Secured Parties, is hereby granted valid, binding, continuing, enforceable, non-avoidable and automatically perfected liens upon and security interests in all real and personal property, whether now existing or hereafter arising and wherever located, tangible or intangible, of each of the Debtors, including, inter alia, (i) all of those items and types of collateral in which security interests may be created under Article 9 of the Uniform Commercial Code and, to the extent not expressly prohibited by law or contract, all of those items and types of collateral not governed by Article 9 of the Uniform Commercial Code, including any and all cash and cash equivalents, deposit accounts, securities accounts, other receivables and rights to the payment of money (including, without limitation, tax refunds and other extraordinary payments), chattel paper, contract rights, inventory (wherever located), instruments (including, without limitation, promissory notes), documents, securities (whether marketable or not) and investment property (including, without limitation, all of the issued and outstanding capital stock of each of the Debtors’ subsidiaries, including foreign subsidiaries), all

17

securities accounts and security entitlements related thereto, and financial assets carried therein, hedge agreements, furniture, fixtures, equipment (including documents of title), goods, vehicles, franchise rights, trade names, trademarks, service marks, copyrights, patents, pending patents, license rights, intellectual property, general intangibles (including, for the avoidance of doubt, payment intangibles and hedging agreements), supporting obligations, guarantees, letter of credit rights, commercial tort claims, causes of action, and all substitutions, indemnification rights, all present and future intercompany debt, books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks, and other electronic storage media and related data processing software related to the foregoing, licenses issued by any federal or state regulatory authority, any leasehold or other real property interests (including, for the avoidance of doubt, all owned real property interests and all proceeds of leased real property; provided that liens shall not attach to or encumber the Debtors’ non-residential real property leases (or leasehold interest created thereby) that restrict or prohibit the grant of such liens or security deposits held pursuant to such leases, but such liens shall attach solely to the proceeds of such leases, as applicable), and proceeds, accessions, products, rents, and profits of the foregoing, wherever located, including insurance proceeds and other proceeds; (ii) actions brought under section 549 of the Bankruptcy Code to recover any postpetition transfer of DIP Collateral; (iii) subject to and upon entry of the Final Order, the Avoidance Action Proceeds (but not the Avoidance Actions); (iv) subject to and upon entry of the Final Order, the proceeds of any exercise of the Debtors’ rights under sections 506(c) or 550 of the Bankruptcy Code (the “Recovery Actions”), provided that no liens shall attach to the Recovery Actions; (v) all assets of the Debtors that are not otherwise subject to the Permitted Prior Senior Liens; (vi) any assets of the Debtors that are subject to Permitted Prior Senior Liens (the “Encumbered Collateral”); (vii) any and all other collateral of any nature or form; and (viii) the products, rents, offspring, profits, and proceeds of any of the foregoing (collectively, (i)-(viii), the “DIP Collateral”).

18

9. Superpriority Claims and DIP Liens. In respect of the DIP Obligations under the DIP Credit Agreement, the other DIP Loan Documents and this Interim Order, the DIP Agent, for its own behalf and on behalf of the other DIP Secured Parties, is granted the following with respect to the Debtors, their estates and all DIP Collateral:

(a) a superpriority administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code with priority over all other administrative expenses pursuant to the Bankruptcy Code (including the kinds specified in or arising or ordered pursuant to sections 105(a), 326, 328, 330, 331, 361, 362, 363, 364, 503(a), 503(b), 506(c), 507, 546, 552(b), 726, 1113, and 1114 of the Bankruptcy Code or otherwise), which superpriority expenses of the DIP Agent (on behalf of itself and the other DIP Secured Parties) shall be subordinate in all respects to the Carve-Out (the “DIP Superpriority Claims”); provided that pursuant to applicable bankruptcy law, the granting of such DIP Superpriority Claims does not affect the status and superior priority of any liens, including the liens of the DIP Agent (for itself and on behalf of the other DIP Secured Parties) and the holder of any of the Permitted Prior Senior Liens. Subject to entry of the Final Order, the DIP Superpriority Claims shall be payable from the Avoidance Action Proceeds;

(b) a first priority security interest and lien pursuant to section 364(c)(2) of the Bankruptcy Code on all DIP Collateral of the Debtors other than Encumbered Collateral (the “Section 364(c)(2) Liens”), including, subject to entry of the Final Order, Avoidance Action Proceeds and proceeds of Recovery Actions, which Section 364(c)(2) Liens shall be subject only to the Carve-Out; and

19

(c) a junior security interest and lien pursuant to section 364(c)(3) of the Bankruptcy Code on all DIP Collateral constituting Encumbered Collateral (collectively, the “Section 364(c)(3) Liens” and, together with the Section 364(c)(2) Liens, the “DIP Liens”), which Section 364(c)(3) Liens shall be subject to the Permitted Prior Senior Liens and the Carve-Out.

(d) Except for the Carve-Out and the Permitted Prior Senior Liens, and as otherwise provided in this Paragraph 9, none of the DIP Obligations, DIP Liens, or DIP Superpriority Claims shall be (i) made pari passu with or subject or subordinate to, (A) any lien or security interest that is avoided and preserved for the benefit of the Debtors and their estates under section 551 of the Bankruptcy Code, (B) unless otherwise provided for in the DIP Loan Documents or in this Interim Order, any liens or security interests arising after the Petition Date, including any liens or security interests granted in favor of any federal, state, municipal, or other governmental unit (including any regulatory body), commission, board, or court for any liability of the Debtors, (C) any intercompany or affiliate claims, whether secured or unsecured, or liens of the Debtors or any domestic or foreign subsidiary or affiliate of any Debtor, (D) any orders of attachment or judicial liens, or (E) any other lien or security interest that is heretofore or hereinafter granted in the Chapter 11 Cases or any Successor Cases, including under sections 361, 363 or 364 of the Bankruptcy Code, (ii) avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code, or (iii) be subject to sections 510, 549, or 550 of the Bankruptcy Code. The DIP Liens shall be valid and enforceable against any trustee appointed in the Chapter 11 Cases or any Successor Cases, upon the conversion of any of the Chapter 11 Cases to Successor Cases, and/or upon the dismissal or conversion of any of the Chapter 11 Cases or Successor Cases.

20

(e) Nothing herein waives or modifies any right or remedy of the DIP Lenders to challenge the validity, priority, extent, enforceability, or amount of any Permitted Prior Senior Lien.

10. Carve-Out.

(a) Generally. The Carve Out shall be senior to all claims and liens over all assets of the Debtors, including for the avoidance of doubt DIP Collateral. The DIP Liens and the DIP Superpriority Claims, shall in all respects be subject to the payment of, without duplication, and subordinate to, the following fees and expenses (the “Carve-Out”) from, at the Debtors’ discretion, any Cash Collateral, loan proceeds of the DIP Facility or proceeds resulting from the liquidation of DIP Collateral:

(i) whether allowed by the Court at any time and without regard to whether such fees and expenses are provided for in the Budget, including any interim approval as set forth in any procedures approved by the Court, the unpaid fee and expense claims (“Professional Fees”) of the respective professionals retained by the Debtors and the Committee, if any, pursuant to sections 327, 328, 363, or 1103 of the Bankruptcy Code (the “Retained Professionals”), including any restructuring fee, sale fee, transaction fee or other success fee payable to the Debtors’ investment banker (“Success Fees”), which were incurred (A) before the Carve-Out Trigger Date (defined below), and (B) on and after the Carve-Out Trigger Date in an aggregate amount not exceeding $500,000 (the foregoing clause (B) being the “Post Carve-Out Cap”);

21

(ii) the unpaid fees payable to the U.S. Trustee pursuant to section 1930 of Title 28 of the United States Code plus statutory interest, if any, imposed under 31 U.S.C. § 3717 and the Clerk of the Court. There is no limitation on the obligations of the Debtors and their estates with respect to unpaid fees payable to the U.S. Trustee and Clerk of the Court pursuant to section 1930 of Title 28 of the United States Code; and

(iii) all reasonable and documented fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code and allowed by the Court in an amount not to exceed $[50,000].

(b) Carve-Out Trigger Date. As used herein, the term “Carve-Out Trigger Date” means the business day following the date upon which the DIP Agent (at the direction of the Required Lenders) provides written notice by email (or other electronic means) (the “Carve-Out Trigger Notice”) to the Debtors’ lead restructuring counsel (Ropes & Gray LLP and Hunton Andrews Kurth LLP), counsel to the DIP Lenders (Paul, Weiss, Rifkind, Wharton & Garrison LLP and Porter Hedges LLP), the U.S. Trustee, and counsel to the Committee, if any (the “Carve Out Notice Parties”), which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the DIP Obligations under the DIP Facility, that the Carve-Out is invoked and the Post-Carve-Out Cap is imposed.

(c) [Reserved].

(d) Professional Fees Account. On Tuesday of each week starting with the first full calendar week following the Petition Date, each Retained Professional shall deliver to the Debtors and the Ad Hoc Committee Advisors a statement (each, a “Weekly Statement”) setting forth a good-faith estimate (the “Estimated Fees and Expenses”) of the amount of fees and expenses incurred during the preceding week by such professional (through Saturday of such week, the “Calculation Date”); provided, that within two (2) business days after the Carve-Out

22

Trigger Date, each Retained Professional shall deliver one additional final statement setting forth a good-faith estimate of the amount of fees and expenses incurred during the period commencing on the calendar day after the most recent Calculation Date for which a Weekly Statement has been delivered and concluding on the Carve-Out Trigger Date. The Debtors shall, on a weekly basis, transfer cash proceeds from cash on hand in an amount equal to the Estimated Fees and Expenses of each Retained Professional (or if a Retained Professional has not delivered a Weekly Statement, the fees for such Retained Professional in the Approved Budget) into a segregated account not subject to the control of the DIP Agent, any DIP Secured Party, or any other secured party and shall not be subject to any cash sweep and/or foreclosure provisions in the DIP Loan Documents (the “Professional Fees Account”). At any time, if the Debtors in good faith believe a restructuring, sale, financing, or other success fee has been earned by a Retained Professional, the Debtors shall deposit in the Professional Fees Account an amount equal to such fee. The Debtors shall cause funds held in the Professional Fees Account to be used to pay Professional Fees solely as they become allowed and payable pursuant to any interim or final orders of the Court or otherwise; provided that when all allowed Professional Fees have been paid in full (regardless of when such Professional Fees are allowed by the Court), any funds remaining in the Professional Fees Account shall revert to the Debtors for use in accordance with the DIP Orders; provided, further that the Debtors’ obligations to pay allowed Professional Fees shall not be limited or be deemed limited to funds held in the Professional Fees Account. The Professional Fees Account, and all funds held in the Professional Fees Account, shall be held in trust exclusively for the benefit of the Retained Professionals, including with respect to obligations arising out of the Carve-Out. Funds transferred to the Professional Fees Account shall not be subject to any liens or claims granted to the DIP Secured Parties, or to any other

23

party pursuant to this Interim Order, shall not constitute DIP Collateral, and shall not be or be deemed to be property of any Debtor’s estate; provided that the DIP Collateral shall include the Debtors’ reversionary interest in funds held in the Professional Fees Account, if any, after all Professional Fees have been indefeasibly paid in full in cash (regardless of when such Professional Fees are allowed by the Court). The Debtors shall not be permitted to draw upon the Professional Fees Account other than (i) to pay Professional Fees as they become allowed and payable pursuant to any interim, final or procedural orders of the Court or (ii) to fund the Carve-Out (including for the avoidance of doubt the Post Carve-Out Cap). The Debtors’ obligations to pay Professional Fees shall not be limited or be deemed limited to funds held in the Professional Fees Account. The Professional Fees Account, and all funds held in the Professional Fees Account, shall be held in trust exclusively for the benefit of the Retained Professionals and, after the Carve-Out Trigger Date, the parties benefiting from the Carve-Out.

(e) The occurrence of the Carve-Out Trigger Date shall (1) constitute a demand to the Debtors to transfer cash from cash on hand in an amount equal to the Carve-Out into a segregated account outside the control of any DIP Secured Party exclusively to pay such obligations (the “Carve-Out Reserve Account”), provided that the Carve-Out Reserve Account may be the Professional Fees Account and (2) be deemed a draw request and notice of borrowing by the Debtors for DIP Loans in an amount equal to (x) the then unpaid amounts of the Professional Fees plus (y) reasonably estimated fees not yet allowed for the period through and including the Carve-Out Trigger Date and (z) the Post Carve-Out Cap. Any funding of the Carve Out shall be added to and made a part of the DIP Obligations secured by the DIP Collateral and shall be otherwise entitled to the protections granted under this Interim Order, the DIP Loan Documents, the Bankruptcy Code, and applicable law. Notwithstanding anything to the contrary

24

herein, (i) disbursements by the Debtors from the Carve-Out Reserve Account shall not constitute DIP Loans, (ii) the failure of the Carve-Out Reserve Account to satisfy in full the Professional Fees shall not affect the priority of the Carve-Out, and (iii) in no way shall the Carve-Out, the Professional Fees Account, the Carve-Out Reserve Account or the Budget (or Approved Budget), or any of the foregoing be construed as a cap or limitation on the amount of the Professional Fees that may be allowed by the Court and payable by the Debtors and their estates at any time (whether by interim order, final order, or otherwise).

(f) Reduction of Amounts. The Post Carve-Out Cap shall be reduced, dollar-for-dollar, by the aggregate amount of payments made after the Carve-Out Trigger Date on account of fees and expenses incurred after the Carve-Out Trigger Date to Retained Professionals.

(g) Reservation of Rights. The DIP Secured Parties reserve their rights to object to the allowance of any fees and expenses and any fees incurred before, on or after the Carve-Out Trigger Date. The payment of any fees or expenses of the Retained Professionals pursuant to the Carve-Out shall not, and shall not be deemed to, (i) reduce any Debtor’s obligations owed to any of the DIP Secured Parties or to any holder of any Permitted Prior Senior Liens, or (ii) modify, alter, or otherwise affect any of the liens and security interests of such parties in the DIP Collateral (or their respective claims against the Debtors). The DIP Secured Parties shall not be responsible for the direct payment or reimbursement of any fees or disbursements of any Retained Professional, the U.S. Trustee or Clerk of the Court (or of any other entity) incurred in connection with the Chapter 11 Cases or any Successor Cases, and nothing in this Interim Order or otherwise shall be construed to obligate such parties in any way to pay such compensation to or to reimburse such expenses.

25

11. Waiver of Right to Surcharge. In light of (a) the consent of the DIP Secured Parties to the current payment of administrative expenses of the Debtors’ estates in accordance with the Approved Budget, (b) the agreement of the DIP Secured Parties to subordinate the DIP Superpriority Claims to the Carve-Out, and (c) the agreement of the DIP Secured Parties to subordinate the DIP Liens to the Carve-Out and Permitted Prior Senior Liens, the DIP Secured Parties with respect to the DIP Collateral are entitled to a waiver of the any surcharge pursuant to the provisions of sections 105(a) or 506(c) of the Bankruptcy Code. No costs or expenses of administration or other charge, lien, assessment, or claim incurred at any time (including, without limitation, any expenses set forth in the Approved Budget) by any Debtor or any other person or entity shall be imposed or charged against any or all of the DIP Collateral and the DIP Secured Parties, or their respective claims or recoveries under the Bankruptcy Code, including sections 105(a) and 506(c) thereof or otherwise, and the Debtors, on behalf of their estates, waive any such rights. It is expressly understood by all parties that in making all such undertakings and proceeding in compliance with the Approved Budget, this Interim Order, and the DIP Loan Documents, the DIP Secured Parties have each relied on the foregoing provisions of this Paragraph. Notwithstanding any approval of or consent to the Approved Budget, nothing in this Interim Order shall constitute or be deemed to constitute the consent by any of the DIP Secured Parties to the imposition of any costs or expense of administration or other charge, lien, assessment, or claim (including, without limitation, any amounts set forth in the Approved Budget) against such party, its claims, or its collateral under sections 105(a) or 506(c) of the Bankruptcy Code or otherwise and no such consent shall be implied from any other action or inaction by such parties.

26

12. No Marshaling. None of the DIP Secured Parties or DIP Collateral shall be subject to the doctrine of marshaling or any similar doctrine or law of any jurisdiction requiring the recovery upon or application to any indebtedness of any collateral or proceeds in any particular order or action.

13. Automatic Perfection.

(a) The DIP Liens granted to the DIP Agent (on behalf of itself and the other DIP Secured Parties) pursuant to this Interim Order and the DIP Loan Documents shall be valid, enforceable, and perfected by operation of law upon entry of this Interim Order by this Court without any further action by any party, including any filing or recording that may otherwise be required under the law or regulation of any jurisdiction or the taking of any other action, and this Interim Order shall be sufficient and conclusive evidence of the creation, validity, perfection and priority of all liens granted herein, including the DIP Liens. Neither the DIP Agent or the other DIP Secured Parties in respect of the DIP Liens shall be required to enter into or to obtain any control agreements, landlord waivers (unless required by law or contract), mortgagee waivers, bailee waivers, or warehouseman waivers or to give, file, or record any UCC-1 financing statements, mortgages, deeds of trust, leasehold mortgages, notices to account debtors or other third parties, notices of lien, or similar instruments in any jurisdiction (including filings (unless required by law or contract) with the United States Patent and Trademark Office, the United States Copyright Office, or any similar agency in respect of trademarks, copyrights, trade names, or patents with respect to intellectual property) (collectively, the “Perfection Documents”), or obtain consents from any licensor or similarly situated party in interest, or take any other action to validate, record, or perfect the DIP Liens granted under the DIP Loan Documents and this Interim Order and approved hereby, all of which are automatically and immediately perfected by

27

the entry of this Interim Order. If the DIP Agent or any other DIP Secured Party, independently or collectively, in each case in their respective sole discretion, choose to obtain, enter into, give, record, or file any Perfection Documents, (x) all such Perfection Documents shall be deemed to have been obtained, entered into, given, recorded, or filed, as the case may be, as of the Closing Date, (y) no defect in any such act shall affect or impair the validity, perfection, priority, or enforceability of the DIP Liens, and (z) such liens shall have the relative priority set forth herein notwithstanding the timing of filing of any such Perfection Documents. In lieu of the optional recording or filing any Perfection Documents, the DIP Agent (acting at the direction of the Required Lenders) may, in its sole discretion, choose to record or file a true and complete copy of this Interim Order in any place that any Perfection Document would or could be recorded or filed (which may include a description of the collateral appropriate to be indicated in a recording or filing at such place of recording or filing), and such recording or filing by the DIP Agent or any other DIP Secured Party shall have the same effect as if such Perfection Document had been filed or recorded as of the Petition Date. The Debtors are authorized to execute and deliver promptly upon request to the DIP Agent all Perfection Documents as the DIP Agent (at the direction of the Required Lenders) may reasonably request to ensure the DIP Agent and the DIP Lenders have valid and perfected liens as contemplated by the DIP Credit Agreement and this Interim Order.

(b) The authorization, grant, perfection, scope, and vesting of the DIP Liens, the DIP Superpriority Claims, and the DIP Obligations are fully effectuated by this Interim Order and any security agreements, collateral agreements, or other Perfection Documents executed as part of the DIP Loan Documents shall supplement the authorization, grant, perfection, scope, and vesting set forth herein as well as the powers and protections accorded to the DIP Agent and the other DIP Secured Parties, but in no event shall any such security agreement, collateral agreement, or other Perfection Document be interpreted as a limitation of such provisions of this Interim Order.

28

14. Limitation on Use of Proceeds. Notwithstanding anything in this Interim Order to the contrary, no portion or proceeds of the DIP Facility, the DIP Collateral, including Cash Collateral, or the Carve-Out, and no disbursements set forth in the Approved Budget may be used by the Debtors or any other party in interest, or their representatives, to (or support any other party to) pay professional fees, disbursements, costs, or expenses incurred in connection with: (a) investigating, analyzing, commencing, prosecuting, threatening, litigating, objecting to, contesting, challenging in any manner or raising any defense to the validity, perfection, priority, or enforceability of, or any amount due under, the DIP Loan Documents or any security interests, liens, or claims granted under this Interim Order or the DIP Loan Documents to secure such amounts; (b) asserting any challenges, claims, actions, or causes of action, including Avoidance Actions, against any of the DIP Secured Parties or any of their respective agents, affiliates, subsidiaries, directors, officers, representatives, attorneys, or advisors; (c) preventing, hindering or otherwise delaying the DIP Agent’s or the DIP Lenders’ assertion, enforcement or realization on the DIP Collateral or the exercise of rights by the DIP Agent or the DIP Lenders once an Event of Default has occurred and is continuing; provided, however, the Debtors may challenge the existence of an Event of Default pursuant to Paragraph 18, (d) seeking to modify the rights granted to the DIP Agent or the DIP Lenders under the DIP Loan Documents without the prior written consent of the Required Lenders, or (e) paying any amount on account of any claims arising prior to the Petition Date unless such payments are approved by an order of the Court (which order may be this Interim Order or the Final Order) and permitted by the DIP Loan Documents.

29

15. Milestones. As a condition to the DIP Facility and the use of Cash Collateral, the Debtors have agreed to the milestones set forth in the DIP Credit Agreement (the “Milestones”). For the avoidance of doubt, the failure of the Debtors to comply with any of the Milestones (a) shall constitute an Event of Default under the DIP Facility and this Interim Order, (b) subject to Paragraph 18, result in the automatic termination of the Debtors’ authority to use Cash Collateral under this Interim Order, and (c) permit the DIP Agent (acting at the direction of the Required Lenders) or the Required Lenders, in each case subject to Paragraph 18, to exercise the rights and remedies provided for in this Interim Order and the DIP Facility. The Milestones may only be extended by agreement of the Debtors and the DIP Agent (acting at the direction of the Required Lenders (in their sole discretion)).

16. Indemnification. The Debtors shall pay, indemnify and reimburse the DIP Agent, each DIP Lender and each of their affiliates, and their respective officers, directors, trustees, employees, agents, sub-agents, attorneys, advisors, controlling persons, successors, and assigns and partners and members of each of the foregoing (each, an “Indemnified Person”), solely to the extent any such Indemnified Person was performing services on behalf of the DIP Agent and/or DIP Lender, for, and hold each of them harmless from and against, any and all reasonable and documented out-of-pocket costs, expenses (including reasonable and documented out-of-pocket fees, disbursements, and other charges of counsel), obligations, losses, damages, penalties, disbursements and liabilities of such Indemnified Person arising out of or relating to any claim or any actions, judgments, suits, litigation or other proceeding of any nature whatsoever (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Debtors or any of their affiliates or

30

shareholders) that relates to or arises out of the execution, delivery, enforcement, performance and administration of the DIP Loan Documents, the DIP Facility or this Interim Order, including the transactions contemplated hereby and thereby, and any actual or proposed use of the proceeds of any loans made under the DIP Facility in accordance with the terms of the DIP Credit Agreement; provided that no Indemnified Person will be indemnified for any cost, expense, or liability to the extent determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Person’s gross negligence, willful misconduct, fraud, breach of their obligations under the DIP Facility or violations of this Order. Other than with respect to the proviso at the end of the immediately preceding sentence, nothing herein is meant to limit the scope of any indemnity provided for the benefit of the DIP Agent or the DIP Lenders or any of their representatives in the DIP Loan Documents; provided that in no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential, or punitive damages.

17. Released Parties. Effective as of the date of entry of this Interim Order, the Debtors absolutely and unconditionally release and forever discharge and acquit the DIP Agent, the DIP Lenders, and their respective successors, assigns, affiliates, parents, subsidiaries, partners, controlling persons, representatives, agents, attorneys, advisors, financial advisors, consultants, professionals, officers, directors, members, managers, shareholders, and employees, past, present and future, and their respective heirs, predecessors, successors, and assigns, each solely in such capacity (collectively, the “DIP Released Parties”), from any and all obligations and liabilities to the Debtors (and their successors and assigns) and indemnify and hold harmless from and for any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits,

31

controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type (in each case, arising on or prior to the date of this Interim Order), whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending, or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description, in each case, arising in connection with or relating to the DIP Facility, the DIP Liens, and security interests or any of the DIP Loan Documents; but excluding obligations of the DIP Lender under the DIP Loan Documents arising after the date of this Interim Order, and provided that nothing herein shall relieve the DIP Released Parties from fulfilling their obligations under the DIP Loan Documents and/or this Interim Order. For the avoidance of doubt, the releases set forth in this Paragraph 17 do not include the release of the holders of the Prepetition Notes (as defined in the DIP Credit Agreement) that are party to the DIP Credit Agreement (the “Prepetition DIP Notes Parties”) in their capacity as such.

18. Remedies.

(a) The automatic stay is hereby modified to the extent necessary to permit the DIP Agent (acting at the direction of the Required Lenders) or the Required Lenders to take any or all of the following actions, at the same or different times, in each case without further order or application to the Court, immediately upon the date of delivery of a written notice (a “Default Notice” and the date of delivery of such Default Notice, the “DIP Termination Date”) by the DIP Agent (at the direction of the Required Lenders) to the Debtors, counsel for the Committee, if any, and the U.S. Trustee: immediately upon the occurrence and during the continuance of an Event of Default under the DIP Loan Documents or upon the Maturity Date, (A) declare the termination, reduction or restriction of any applicable further DIP Commitment

32

to the extent any further DIP Commitment remains, (B) cease making financial accommodations to the Debtors, (C) declare all applicable DIP Obligations to be immediately due, owing and payable in full in cash, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Debtors, notwithstanding anything herein or in any DIP Loan Document to the contrary, (D) terminate the DIP Loan Documents as to any future liability or obligation of the DIP Agent or the DIP Lenders with respect to the DIP Commitments thereunder (but, for the avoidance of doubt, without affecting any of the DIP Liens, DIP Superpriority Claims, or DIP Obligations), and (E) fund and apply the Carve-Out through the delivery of a Carve-Out Trigger Notice; provided that upon the occurrence and continuation of an Event of Default or upon the Maturity Date, but prior to the exercise or enforcement of any rights against the DIP Collateral, the DIP Lenders shall provide seven (7) business days’ prior written notice to this Court (the “Remedies Notice Period”) (which period shall run concurrently with any notice required to be provided under the DIP Loan Documents) and notice via email to the Debtors, the U.S. Trustee, and counsel to the Committee, if any. After the lapse of the Remedies Notice Period, subject to any Court order provided pursuant to Paragraph 18(b) hereof, the DIP Agent (acting at the direction of the Required Lenders) shall be entitled to (A) exercise all of its rights and remedies under this Interim Order, the DIP Loan Documents and otherwise available under applicable law, including, without limitation, to foreclose upon the DIP Collateral or otherwise enforce the DIP Obligations, the DIP Liens, and the DIP Superpriority Claims on any or all of the DIP Collateral and to exercise any other default-related remedies under the DIP Loan Documents, this Interim Order, or applicable law in seeking to recover payment of the DIP Obligations, and (B) withdraw consent to the Debtors’ continued use of Cash Collateral.

33

(b) During the Remedies Notice Period, (i) the Debtors shall be permitted to cure any Event of Default and to use Cash Collateral solely to (A) pay payroll and other critical administrative expenses to keep the business of the Debtors operating, strictly in accordance with the Approved Budget (and Permitted Variance) or as necessary to maintain and maximize the value of the DIP Collateral, or as otherwise agreed by the DIP Agent acting at the direction of the Required Lenders, (B) fund the Carve-Out Account, and (C) seek a hearing before the Court, and (ii) any party in interest (including for the avoidance of doubt, the Debtors) may seek an emergency hearing with the Court within the Remedies Notice Period. In the event the Debtors file a motion or other pleading with the Court contesting whether an Event of Default has occurred or is continuing, the Remedies Notice Period shall be extended until the Court rules on such motion or pleading or such motion or pleading is withdrawn or consensually resolved.

(c) No rights, protections or remedies of the DIP Agent or the DIP Lenders granted by the provisions of this Interim Order or the other DIP Loan Documents shall be limited, modified or impaired in any way by: (i) any actual or purported withdrawal of the consent of any party to the Debtors’ authority to continue to use Cash Collateral; (ii) any actual or purported termination by any party of the Debtors’ authority to continue to use Cash Collateral; or (iii) the terms of any other order or stipulation related to the Debtors’ continued use of Cash Collateral.

19. Access to DIP Collateral. Notwithstanding anything contained herein to the contrary and without limiting any other rights or remedies of the DIP Secured Parties contained in this Interim Order or the DIP Loan Documents, or otherwise available at law or in equity, and subject to the terms of the DIP Loan Documents and the terms of Paragraph 18 hereof, upon written notice to the landlord of any leased premises that an Event of Default or the Maturity

34

Date has occurred and is continuing under the DIP Loan Documents, the DIP Agent (acting at the direction of the Required Lenders) may, subject to the applicable notice provisions in this Interim Order and any separate agreement by and between such landlord and the DIP Agent or any DIP Secured Party (or consent of the landlord), enter upon any leased premises of the Debtors or any other party for the purpose of exercising any remedy with respect to DIP Collateral located thereon and shall be entitled to all of the Debtors’ rights and privileges as lessee under such lease without interference from the landlords thereunder. Nothing herein shall require any DIP Secured Party to assume any lease as a condition to the rights afforded to the DIP Secured Parties in this paragraph.

20. Insurance Policies. Effective as of entry of this Interim Order, the Debtors consent to, and, to the fullest extent provided by applicable law, the DIP Agent (on behalf of itself and the other DIP Secured Parties) shall be, and shall be deemed to be, without any further action or notice, named as additional insureds and loss payees on each insurance policy maintained by the Debtors that in any way relates to DIP Collateral.

21. Successors and Assigns. This Interim Order, the DIP Credit Agreement, and the other DIP Loan Documents, including all findings herein, shall be binding upon all parties in interest in the Chapter 11 Cases, including, without limitation, the Debtors, the DIP Agent, the DIP Lenders, the Prepetition DIP Notes Parties, the Committee, if any, all other creditors of any of the Debtors and all other parties in interest in these Chapter 11 Cases or any Successor Cases, any statutory or non-statutory committee, responsible individual, examiner with expanded powers, or other estate representative or other fiduciary appointed as the legal representative of any of the Debtors and the respective successors and assigns of each of the foregoing, including any subsequently appointed or elected chapter 11 trustee or, in the event of the conversion of any of the Chapter 11 Cases or any Successor Cases to a liquidation under chapter 7 of the Bankruptcy Code, any chapter 7 trustee, and shall inure to the benefit of the DIP Lenders and the Debtors and their successors and assigns. Such binding effect is an integral part of this Interim Order.

35

22. Survival. The provisions of this Interim Order, the DIP Loan Documents and any actions taken pursuant hereto and thereto, and all of the protections, rights, remedies, liens, priorities, privileges, and benefits granted to any or all of the DIP Secured Parties shall survive, and shall not be modified, impaired, or discharged by, the entry of any subsequent order, including any order (i) confirming any plan of reorganization or liquidation in any of the Chapter 11 Cases (and, to the extent the DIP Repayment does not occur, each of the Debtors have hereby waived the right to seek to discharge the DIP Obligations pursuant to section 1141(d)(4) of the Bankruptcy Code pursuant to such order), (ii) converting any of the Chapter 11 Cases to a Chapter 7 case, (iii) dismissing any of the Chapter 11 Cases or any Successor Case, (iv) withdrawing of the reference of any of these Chapter 11 Cases or any Successor Cases, or providing for abstention from handling or retaining of jurisdiction of any of these Chapter 11 Cases in this Court, or (v) terminating the joint administration of these Chapter 11 Cases, or by any other act or omission. The terms and provisions of this Interim Order as well as the DIP Obligations, the DIP Liens, the DIP Superpriority Claim, and the DIP Loan Documents shall continue in full force and effect in the Chapter 11 Cases, any Successor Cases, and following the dismissal of the Chapter 11 Cases or any Successor Cases, and such protections, rights, remedies, priorities, privileges, benefits, claims, and liens shall maintain their priority as provided by this Interim Order and the DIP Loan Documents to the maximum extent permitted by law until the DIP Repayment has occurred.6

[6]

For the avoidance of doubt, the DIP Credit Agreement provides that, upon the satisfaction of certain conditions, the DIP Obligations shall be repaid through the issuance of term loans under the Exit Facility (as defined in the DIP Credit Agreement) on a dollar-for-dollar basis, subject to the terms and conditions set forth in, and otherwise in accordance with, the Restructuring Support Agreement and an Acceptable Plan of Reorganization; provided that, for the avoidance of doubt, the outstanding amount of interest on the Plan Effective Date shall be paid in full in cash on such date.

36

23. Discharge. Subject to the terms and conditions of the DIP Credit Agreement, the DIP Obligations shall not be discharged by the entry of an order confirming any plan of reorganization in any of the Chapter 11 Cases or any Successor Case, notwithstanding the provisions of Section 1141(d) of the Bankruptcy Code, unless the DIP Repayment has occurred on or before the effective date of such plan of reorganization or the DIP Agent (at the direction of the Required Lenders) has otherwise agreed in writing.

24. Good Faith. Based on the findings set forth in this Interim Order and the record made during the Interim Hearing, and in accordance with section 364(e) of the Bankruptcy Code, (a) the DIP Facility, the use of Cash Collateral, and the other provisions of this Interim Order, the DIP Credit Agreement, and the other DIP Loan Documents have been negotiated in good faith and at arm’s length among the Debtors and the DIP Secured Parties, and the extension of the financial accommodations to the Debtors by the DIP Secured Parties pursuant to this Interim Order and the DIP Loan Documents have been and are deemed to be extended in good faith, as that term is used in section 364(e) of the Bankruptcy Code, and (b) in the event any or all of the provisions of this Interim Order are hereafter reversed or modified, on appeal, each of the DIP Agent and the DIP Lenders is entitled to, and are hereby granted, the protections provided in section 364(e) of the Bankruptcy Code. To the fullest extent provided by section 364(e) of the Bankruptcy Code, any such reversal or modification shall not affect (i) the validity and enforceability of any obligation, advances, indebtedness or liability under this Interim Order and

37

the DIP Loan Documents by the Debtors prior to the date of receipt of written notice to the DIP Agent of the effective date of such action, and (ii) the validity and enforceability of any lien, administrative expense, right, or priority authorized or created hereby or pursuant to this Interim Order and the DIP Loan Documents, including, without limitation, the DIP Obligations, the DIP Liens, and the DIP Superpriority Claims.

25. No Waiver. This Interim Order shall not be construed in any way as a waiver or relinquishment of any rights that the DIP Secured Parties or any Prepetition DIP Notes Party may have to bring or be heard on any matter brought before this Court. Any consent, modification, declaration of default, exercise of remedies, or non-exercise of remedies under or in connection with this Interim Order or the DIP Loan Documents shall require the approval of the Required Lenders and shall not be deemed a waiver or relinquishment of any of the rights of any of the DIP Lenders. Except as expressly set forth herein, nothing contained in this Interim Order shall impair, prejudice, or modify any rights, claims, or defenses available in law or equity to any DIP Secured Parties or Prepetition DIP Notes Party, including, without limitation, the right (a) to request conversion of any of the Debtors’ Chapter 11 Cases to Chapter 7, (b) to seek to terminate the exclusive rights of the Debtors to file, and solicit acceptances of, a plan of reorganization under section 1121 of the Bankruptcy Code or propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan or plans, (c) to object to the fees and expenses of any Retained Professional, (d) to seek relief from the automatic stay, and (e) seek any other relief, whether legal, equitable or otherwise. All such rights, claims, and defenses, and the rights, objections, and defenses of all parties in connection therewith, are hereby reserved. The failure of the DIP Agent, the other DIP Lenders, or the Prepetition DIP Notes Parties to seek relief or otherwise exercise their rights and remedies under the Interim Order, the DIP Loan Documents, the Prepetition Notes Documents, or applicable law, as the case may be, shall not constitute a waiver of the rights hereunder, thereunder or otherwise of the DIP Agent, the other DIP Lenders, or the Prepetition DIP Notes Parties.

38

26. Order Governs. In the event of any inconsistency or conflict between or among, as applicable, the provisions of this Interim Order and the DIP Loan Documents, the Motion, or any supporting documents, the provisions of this Interim Order shall control and govern to the extent of such conflicts.

27. Right to Credit Bid. In connection with any sale process authorized by the Court, whether effectuated through sections 363, 725, or 1123 of the Bankruptcy Code, the DIP Agent (at the direction of the Required Lenders) shall have the right to use the DIP Obligations, DIP Liens, and DIP Superpriority Claim to credit bid (directly or via one or more acquisition vehicles) with respect to any bulk or piecemeal sale of all or any portion of the DIP Collateral, subject in all respects to section 363(k) of the Bankruptcy Code.

28. Waiver of Requirement to File Proofs of Claim. None of the DIP Agent, the DIP Lenders, or the Prepetition DIP Notes Parties shall be required to file proofs of claim in the Chapter 11 Cases or any Successor Cases for any claims allowed herein, including claims for the DIP Obligations under the DIP Loan Documents, the DIP Superpriority Claims, the DIP Liens, or the Prepetition Notes Obligations under the Prepetition Notes Documents. The statements of claim in respect of the DIP Obligations set forth in this Interim Order, together with the evidence accompanying the Motion and presented at the Interim Hearing, are deemed sufficient to and do constitute proofs of claim for the DIP Agent, the DIP Lenders, and the Prepetition DIP Notes Parties in respect of such obligations, and each of the DIP Agent, the DIP Lenders and the Prepetition DIP Notes Parties shall be treated under section 502(a) of the Bankruptcy Code as if

39

they filed a proof of claim. Any order entered by the Court in relation to the establishment of a bar date for any claim (including without limitation administrative claims) in any of the Chapter 11 Cases or any Successor Cases shall not apply to (i) the DIP Agent or the other DIP Secured Parties, and (ii) the Prepetition DIP Notes Parties with respect to the Prepetition Notes or any claims under the Prepetition Documents.

29. Proceeds of Subsequent Financing. If the Debtors, any trustee, any examiner with expanded powers, or any responsible officer subsequently appointed in these Chapter 11 Cases or any Successor Cases shall obtain credit or incur debt pursuant to sections 364(b), 364(c), 364(d) of the Bankruptcy Code in violation of the DIP Loan Documents or this Interim Order at any time prior to the DIP Repayment, including subsequent to the confirmation of any chapter 11 plan with respect to any or all of the Debtors (if applicable), then all the cash proceeds derived from such credit or debt shall immediately be applied to repay the DIP Obligations in accordance with this Interim Order and the DIP Loan Documents until the DIP Repayment occurs.

30. Maintenance of DIP Collateral. Until the DIP Repayment has occurred, the Debtors shall (a) insure the DIP Collateral as required under the DIP Loan Documents; (b) maintain the cash management system in effect as of the Petition Date, as modified by any order of the Court or otherwise agreed to by the DIP Agent (at the direction of the Required Lenders); and (c)(i) maintain accurate records of all transfers (including intercompany transactions) within the cash management system so that all postpetition transfers and transactions shall be adequately and promptly documented in, and readily ascertainable from, their books and records, to the same extent maintained by the Debtors before the Petition Date, and (ii) provide access upon reasonable prior request to such records to the DIP Agent and the DIP Lenders.

40

31. Disposition of DIP Collateral. Except as otherwise provided for in the DIP Loan Documents, the Debtors may not sell, transfer, lease, encumber, or otherwise dispose of any portion of the DIP Collateral other than in the ordinary course of business, or file a motion or application seeking, or otherwise seek or directly or indirectly support any other person in seeking authority to take such action, without the prior written consent of the DIP Agent (at the direction of the Required Lenders) and no such consent shall be implied from any other action, inaction, or acquiescence by the DIP Agent or any other DIP Secured Parties.

32. Limits on Lender Liability. Nothing in this Interim Order, any of the DIP Loan Documents, any of the Prepetition Documents, or any other documents related thereto, shall in any way be construed or interpreted to impose or allow the imposition upon the DIP Agent or the other DIP Secured Parties or the Prepetition DIP Notes Parties of any liability for any claims arising from any activities by the Debtors in the operation of their businesses or in connection with the administration of these Chapter 11 Cases or any Successor Cases. The DIP Agent or the other DIP Secured Parties shall not, solely by reason of having made loans under the DIP Facility or authorizing the use of Cash Collateral, be deemed in control of the operations of the Debtors or to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended, or any similar federal or state statute). Nothing in this Interim Order or the DIP Loan Documents shall in any way be construed or interpreted to impose or allow the imposition upon the DIP Agent, any of the DIP Secured Parties, or any of the Prepetition DIP Notes Parties of any liability for any claims arising from the prepetition or postpetition activities of any of the Debtors. For the avoidance of doubt, this provision applies to the DIP Agent, the other DIP Secured Parties, and the Prepetition DIP Notes Parties solely in their capacity as such.

41

33. Replacement Agent. Notwithstanding the resignation or replacement of any collateral agent or administrative agent, including the DIP Agent, the DIP Liens on the DIP Collateral shall remain continuously and properly perfected, notwithstanding the transfer of control, possession, or title of any DIP Collateral to a new collateral or administrative agent.

34. No Third-Party Rights. Except as explicitly provided for herein, this Interim Order does not create any rights for the benefit of any third party, creditor, equity holder, or any direct, indirect, or incidental beneficiary.

35. Joint and Several Liability. Nothing in this Interim Order shall be construed to constitute a substantive consolidation of any of the Debtors’ estates, it being understood, however, that the Debtors shall be jointly and severally liable for the obligations hereunder and all DIP Obligations in accordance with the terms hereof and of the DIP Loan Documents.

36. No Obligation to Extend Credit. The DIP Lenders shall have no obligation to make any loan under the DIP Loan Documents unless (and subject to the occurrence of the Closing Date) all of the conditions precedent to the making of such extension of credit under the DIP Loan Documents, this Interim Order and/or the Final Order, as applicable, have been satisfied in full or waived by the Required Lenders in accordance with the terms of the DIP Loan Documents.

37. No Modification of Order. Until the DIP Repayment occurs, the Debtors shall be prohibited from seeking or consenting to, directly or indirectly, any material modification, stay, vacatur, or amendment to this Interim Order (other than the Final Order) without the prior written consent of the DIP Agent (acting at the direction of the Required Lenders) and no such consent shall be implied by any action or inaction of the DIP Agent.

42

38. Headings. The headings in this Interim Order are for reference purposes only and will not in any way affect the meaning and interpretation of the terms of this Interim Order.

39. Immediate Effect of Order. This Interim Order shall take effect immediately upon execution hereof, and, notwithstanding anything to the contrary contained in Bankruptcy Rules, including Bankruptcy Rule 4001(a)(3), 6004(h), 6006(d), 7062, or 9014, there shall be no stay of execution of effectiveness of this Interim Order. All objections to the entry of this Interim Order have been withdrawn or overruled and the Motion is approved on an interim basis on the terms and conditions set forth herein.

40. Jurisdiction. The Court shall retain exclusive jurisdiction with respect to any and all disputes or matters under, or arising out of or in connection with, either the DIP Facility or the DIP Loan Documents, including the interpretation and enforcement of this Interim Order.

41. Final Hearing. The Final Hearing is scheduled for March [•], 2025, at [•].m. (prevailing Central Time) before this Court. Any objections by creditors or other parties in interest to any provisions of this Interim Order shall be deemed waived unless timely filed and served in accordance with this Paragraph. The Debtors shall promptly serve a notice of entry of this Interim Order and the Final Hearing, together with a copy of this Interim Order, by first class mail, postage prepaid, or overnight mail upon the Notice Parties. The notice of the entry of this Interim Order and the Final Hearing shall state that objections to the entry of the Final Order shall be filed with this Court by no later than [•].m. (prevailing Central Time) on March [•], 2025, with copies to: (i) proposed attorneys for the Debtors: (A) Ropes & Gray LLP, 1211

43

Avenue of the Americas, New York, New York 10036 (Attn: Ryan Dahl (Ryan.Dahl@ropesgray.com), Natasha Hwangpo (Natasha.Hwangpo@ropesgray.com), and Conor McNamara (Conor.McNamara@ropesgray.com)); and (B) proposed co-counsel for the Debtors: Hunton Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002 (Attn: Timothy (“Tad”) A. Davidson (taddavidson@hunton.com), Phillip M. Guffy (pguffy@hunton.com)); (ii) counsel for the DIP Lenders: (A) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, (Attn: Jacob Adlerstein (jadlerstein@paulweiss.com), Sean Mitchell (smitchell@paulweiss.com) and Douglas Keeton (dkeeton@paulweiss.com)), and (B) co-counsel for the DIP Lenders, Porter Hedges LLP, 1000 Main St., 36th Floor, Houston, TX 77002, (Attn: John F. Higgins (jhiggins@porterhedges.com), [___] ([___]@porterhedges.com)), (iii) counsel for the DIP Agent: McDermott Will & Emery LLP, One Vanderbilt Avenue, New York, New York 10017, (Attn: Jonathan Levine (jlevine@mwe.com), Alexis D. Soshnick (asoshnick@mwe.com), Lucas Barrett (lbarrett@mwe.com)), (iii) the Office of the United States Trustee for the Southern District of Texas, Attn: Ha Nguyen (Ha.Nguyen@usdoj.gov), Vianey Garza (Vianey.Garza@usdoj.gov); and (iv) counsel to the Committee, if any.

44

Annex 1

DIP Credit Agreement

Annex 2

Approved Budget

EXHIBIT D

New Corporate Governance Term Sheet

CUTERA, INC.1

and/or certain of its direct or indirect subsidiaries

(collectively, the “Company”)

Corporate Governance and Liquidity Terms of Reorganized Common Equity

Issued in Connection with the Restructuring of the Company

Equity Interests:

•  The equity securities to be issued pursuant to the plan of reorganization (the “Reorganized Common Equity”) will consist of shares of common stock of the Company. All holders of Reorganized Common Equity will be entitled to one vote per share.

Board of Directors:

•  As of the date of the consummation of the restructuring of the Company (the “Effective Date”), the board of directors of the Company (the “Board”) will have five (5) members. The Board will be selected as follows:

•  CEO Director: The Chief Executive Officer will be a member of the Board.

•  Ad Hoc Committee Directors: The members of the Ad Hoc Committee of Consenting Senior Noteholders (the “Ad Hoc Committee Members”) will, so long as the Ad Hoc Committee Members continue to hold at least 75% of the Reorganized Common Equity held by the Ad Hoc Committee Members on the Effective Date, have the right to designate the remaining four (4) members of the Board (the “Ad Hoc Committee Directors”). The Ad Hoc Committee Directors will be nominated by a Board Nominating Committee (“Nominating Committee”), consisting of each Ad Hoc Committee Member holding at least 10% of the Reorganized Common Equity, and will be appointed by the affirmative approval of holders of a majority of the outstanding shares of Reorganized Common Equity collectively held by all of the Ad Hoc Committee Members (the “Ad Hoc Committee Member Majority”). Following the Effective Date, any vacancy on the Board (other than with respect to the CEO Director) will be filled by the Ad Hoc Committee Member Majority from candidate(s) selected by the Nominating Committee; provided, that, in the event that the Ad Hoc Committee Members cease to collectively hold at least 75% of the Reorganized Common Equity held by the Ad Hoc Committee Members on the Effective Date, any such vacancy will be filled by the vote of the holders of a majority of all of the Reorganized Common Equity from candidate(s) selected by a Board Nominating Committee consisting of shareholders holding at least 10% of the Reorganized Common Equity.

•  Each holder of shares of Reorganized Common Equity will enter into a New Shareholders Agreement (the “New Shareholders Agreement”) agreeing to elect the Board as set forth above.

•  The initial directors will be appointed as of the Effective Date and will serve until their successors are duly elected or appointed in accordance with the New Shareholders Agreement and applicable law.

[1]	This term sheet presumes the restructured Company will be a Delaware corporation.

1

•  To the extent the Ad Hoc Committee Members are entitled to designate a Board member but do not exercise their right to designate a director, such seat will remain vacant until the Ad Hoc Committee Members appoint such director.

•  On the Effective Date, at least two (2) Board members (not including the CEO) must be individuals with experience related to the Company’s business, unless otherwise determined by the Required Consenting Senior Noteholders (as defined in the Restructuring Support Agreement).

•  The Chairperson will initially be selected by the Ad Hoc Committee Members and, if the Ad Hoc Committee Members cease to collectively hold at least 75% of the Reorganized Common Equity held by the Ad Hoc Committee Members on the Effective Date, any successor Chairperson will be selected by a majority vote of the Board.

•  The Board appointment rights will not be transferable by the Ad Hoc Committee Members.

•  Any Director that is an employee of a member of the Ad Hoc Committee or such member’s Affiliates shall not receive compensation for serving on the Board; provided, that, all Directors will be reimbursed for out-of-pocket expenses and will have the benefit of customary indemnification, exculpation and D&O insurance coverage.

Board Observers:

•  Each Ad Hoc Committee Member will be entitled to one (1) non-voting observer, who will be entitled to attend all meetings of the Board and to receive notice of all Board meetings and all written materials provided to the Board, subject to customary exceptions (including the Board’s ability to exclude such observers from meetings at the Board’s reasonable discretion), and on the terms and conditions set forth in the New Shareholders Agreement. Each Ad Hoc Committee Member, for so long as it holds any Reorganized Common Equity, will also be entitled to receive a package summarizing matters to be considered by the Board and Board meeting minutes, subject to customary exceptions, including confidentiality restrictions and privilege limitations.

Board Committees:	• The Board will establish the following committees: an audit committee, a compensation committee and a nominating and governance committee.

Board Voting:

•  Each director will have one vote with respect to each matter to be decided upon by the Board. The Board and its committees will act by the affirmative vote of a majority of the directors present at a meeting or by unanimous written consent. Any quorum of the Board must include a majority of the Directors then-in-office; provided that quorum shall be subject to customary reduction for subsequent noticed meetings.

Board Process:

•  The Board will meet at least quarterly and as often as necessary to conduct the business and affairs of the Company, and will provide reasonable notice and information to all directors in advance of each meeting. Board meetings may be called by any of the Chairperson, the CEO or any two other Board members acting together.

2

Subsidiary Boards:

•  Unless otherwise determined by the Board in accordance with applicable law, any boards of directors (or equivalent governing body) of each wholly-owned subsidiary of the Company and each committee thereof will be comprised of the then-serving directors on the Board, management representatives and/or other individuals as required by local law, if applicable.

Shareholder Approvals:

•  All matters submitted to a vote of the shareholders of the Company will require the affirmative approval of holders of a majority of the outstanding shares of Reorganized Common Equity.

•  The New Shareholders Agreement will provide that the Company will not take, or permit any of its subsidiaries to take, any of the following actions without either (i) the approval of at least 2/3 of the directors of the Board (provided this clause (i) will only apply if the Ad Hoc Committee Members cease to collectively hold at least 50% of the Reorganized Common Equity held by the Ad Hoc Committee Members on the Effective Date), or (ii) the prior written consent of the holders of Reorganized Common Equity who collectively hold more than a majority of all of the Reorganized Common Equity, subject to customary exceptions:

•  Other than in connection with (i) an ABL facility or (ii) an emergency funding that is approved by at least 2/3 of the directors on the Board (provided, that the Company shall exercise reasonable efforts to provide to all holders of Reorganized Common Equity prior written notice of such emergency funding), incurrence of any indebtedness for borrowed money (x) in the first twelve (12) months following the Effective Date and (y) following the 12-month anniversary of the Effective Date, in excess of $10,000,000;

•  An initial public offering of the Company or the taking of any action to cause the Company to become a public company;

•  Other than sales of inventory in the ordinary course of business, entry into any merger, acquisition, divestiture or other strategic transaction (including any joint venture) (x) in the first twelve (12) months following the Effective Date, having a value in excess of $5,000,000 and (y) following the 12-month anniversary of the Effective Date, having a value in excess of $10,000,000;

•  Any amendment to the New Shareholders Agreement or any organizational documents of the Company (other than ministerial amendments); provided that any amendment that would have a disproportionate and materially adverse impact on any holder or group of holders of Reorganized Common Equity relative to the other holders of Reorganized Common Equity (without regard to any effect resulting from (i) the specific tax or economic position or any other individual circumstances of any such holder, or (ii) the differences in the respective percentages of ownership of shares of Reorganized Common Equity of the holders) will require the consent of the holder or group of holders so adversely affected; and

•  Entry into any agreement or commitment to any of the foregoing.

Related Party Transactions:

•  Related Party Transactions (as defined below) involving aggregate payments or other consideration in excess of $1,000,000 per annum will require the approval of a majority of the directors of the Board that are disinterested with respect to such Related Party Transaction.

3

•  A “Related Party Transaction” means any agreement between the Company, on the one hand, and a Related Party, on the other hand, other than (i) any dividends or distributions made to the shareholders on a pro rata basis, (ii) any open market trading or investing activities with respect to securities and financial instruments in the ordinary course of business, (iii) employment arrangements approved by a majority of the Board, (iv) payment of any fees incurred or reimbursements made in connection with service as a member of the Board or any board of directors or similar governing body of any subsidiary of the Company, (v) repayment of indebtedness of the Company, (vi) any modifications to the exit facilities, (vii) refinancing transactions on arms’-length terms, and (viii) any acquisition of additional securities pursuant to pre-emptive rights set forth in the New Shareholders Agreement.

•  A “Related Party” means (i) any holder of 5% or greater of the voting power of the Reorganized Common Equity (a “Significant Holder”), or (ii) an affiliate (including any portfolio company) of any Significant Holder.

Information/Access Rights:

•  The Company will deliver to each shareholder (who is an institutional holder and is not a competitor of the Company) (i) quarterly unaudited financial statements, within a customary time period following the end of each fiscal quarter, and (ii) annual audited financial statements, within a customary time period following the end of each fiscal year. The Company will also deliver to each Ad Hoc Committee Member for so long as they hold any of the Reorganized Common Equity and each Significant Holder a comprehensive operating budget forecasting the Company’s revenues, expenses and cash position on a quarter-to-quarter basis for such fiscal year, and will use reasonable best efforts to deliver such budget within thirty (30) days after the beginning of each fiscal year. The Company will host a quarterly conference call between representatives of senior management of the Company and all shareholders to discuss the financial condition of the Company. Following delivery of the financial information described above and at any other times not to exceed two times per fiscal year, in the event of a material development that was not addressed on the most recent Board call or the most recent quarterly shareholder call, the Company will host a conference call between representatives of senior management of the Company and the Ad Hoc Committee Members at their request upon reasonable advance notice and such that it will not disrupt or otherwise unreasonably burden Company operations.

•  The Company will grant to each Ad Hoc Committee Member for so long as they hold any of the Reorganized Common Equity and any Significant Holder access to Company facilities and personnel during normal business hours, with reasonable advance notice and such that it will not disrupt or otherwise unreasonably burden Company operations; provided, that such access will be at the applicable requesting holder’s expense.

Pre-Emptive Rights:

•  Pursuant to the New Shareholders Agreement, subject to customary exceptions (including, but not limited to, the issuance of incentive equity to employees), each holder of Reorganized Common Equity will be entitled to participate in future equity financings (including issuances of any convertible securities), on a pro rata basis, based on the number of shares of Reorganized Common Equity owned by such holder relative to the total number of outstanding shares of Reorganized Common Equity.

4

•  Each holder of Reorganized Common Equity will also have the right to participate on a pro rata basis in any future debt financings in which any holder of Reorganized Common Equity or an affiliate thereof is a lender, subject to customary exclusions, including, but not limited to, for any broadly marketed and syndicated debt financings.

Transfers; Co-Sale Rights; Drag-Along Rights:

•  Transfers: Holders of shares of Reorganized Common Equity will be subject to customary limitations on transferability, including (i) prohibitions on transfers to competitors, (ii) transfers to third parties that are not currently stockholders will only be permitted with the consent of the Board, such consent not to be unreasonably delayed or withheld, (iii) transfers must be in compliance with applicable securities laws, and (iv) other customary transfer conditions to be set forth in the New Shareholders Agreement. Any transferee of shares of Reorganized Common Equity will be required to execute a joinder to the New Shareholders Agreement.

•  Tag-Along Rights: Holders of shares of Reorganized Common Equity will have customary tag-along rights (subject to customary exceptions) in connection with any transfer or series of transfers of shares by a shareholder or group of shareholders of Reorganized Common Equity representing at least 30% of the outstanding Reorganized Common Equity.

•  Drag-Along Rights: A shareholder or group of shareholders of the Company representing more than 50% of the total number of outstanding shares of Reorganized Common Equity will have customary drag-along rights (subject to customary exceptions).

•  Competitors: Except in the case of a drag-along transaction or other transaction approved by the Board, no holder of Reorganized Common Equity may transfer their equity interests to a competitor of the Company.

•  Repurchase Rights: The Company will have customary repurchase rights with respect to equity held by departed employees or other service providers.

Registration Rights:

•  The New Shareholders Agreement will provide that the shareholders will enter into a customary registration rights agreement in connection with any initial public offering of the Company, providing for customary registration rights (including demand registration rights and piggyback registration rights).

Confidentiality:

•  The New Shareholders Agreement will provide that the shareholders will keep confidential and not disclose or use any information received from or relating to the Company or any of its subsidiaries, except as required by law or with the consent of the Company.

Corporate Opportunities:	• The New Shareholders Agreement will include a customary waiver of corporate business opportunities in favor of the Significant Holders and their respective affiliates and any designated directors.

5

EXHIBIT E

Exit Facility Term Sheet

CUTERA, INC.

EXIT FACILITY

SUMMARY OF TERMS AND CONDITIONS

This summary of principal terms and conditions (this “Term Sheet”) provides an outline of a proposed financing and does not purport to summarize all the terms, conditions, representations, warranties and other provisions with respect to the transactions referred to herein, which shall be set forth in the final Exit Facility Documentation (as defined below). [This Term Sheet is intended to be a summary outline of the material terms of such financing, and is for discussion purposes only, is non-binding, and is neither an expressed nor implied offer with regard to any financing, to arrange, provide or purchase any loans in connection with the transactions contemplated hereby or to arrange, provide or assist in arranging or providing the potential financing described herein. Any agreement to provide the Exit Facility (as defined below) or any other financing arrangement will be subject to the execution and delivery of definitive documentation satisfactory to the Exit Agent (as defined below) (solely with respect to its rights and obligations thereunder) and the Required Lenders (as defined below), each acting in its sole discretion.]

Capitalized terms used herein but not defined have the respective meanings ascribed to such terms in the Restructuring Support Agreement (the “Restructuring Support Agreement”) to which this Exit Facility Term Sheet is attached.

PARTIES

Borrower:	Cutera, Inc., a Delaware corporation, or any successors thereto, by merger, consolidation, or otherwise, as reorganized on or after the Plan Effective Date (the “Borrower”).

Guarantors:	The obligations of the Borrower under the Exit Facility (as defined below) (the “Obligations”) will be unconditionally guaranteed, jointly and severally, by (a) a newly formed holding company that will directly or indirectly hold 100% of the equity interests of the Borrower (“Holdings”), (b) each direct or indirect parent of the Borrower that is a subsidiary of Holdings, and (c) each direct and indirect subsidiary of the Borrower now existing or subsequently acquired or organized (the persons described in this clause (c), the “Subsidiary Guarantors”) (the persons described in the immediately foregoing clauses (a), (b) and (c), collectively, the “Guarantors” and the Guarantors, together with the Borrower, collectively, the “Credit Parties”); provided that Excluded Subsidiaries (to be defined in a manner consistent with the Documentation Principles, and in any event to include foreign subsidiaries and bona fide joint ventures) will not be required to become Guarantors; provided, further that any foreign subsidiary that individually accounts for more than 10% of the consolidated assets or consolidated revenue of the Borrower and its subsidiaries, in each case determined as of the most recent fiscal quarter, shall be required to become a Guarantor under the Exit Facility unless such obligation is waived by the Required Lenders).

Exit Facility Lenders:	Each holder of the DIP Term Loans and funds and affiliates thereof set forth on Schedule 1 hereto (together with their permitted assignees, the “Exit Facility Lenders”).

Exit Agent:	Wilmington Savings Fund Society, FSB, or another institution selected by the Required Lenders and reasonably acceptable to the Borrower, will act as administrative agent and collateral agent (in such capacities, the “Exit Agent”).

DESCRIPTION OF EXIT FACILITY

Exit Facility:

A 5-year senior secured first lien term loan facility (the “Exit Facility” and the loans thereunder, the “Exit Loans”), consisting of:

(i) Exit term loans in an aggregate outstanding principal amount equal to the principal amount of the DIP Term Loans outstanding under the DIP Documents on the Plan Effective Date (including (A) the amount of any upfront payment payable pursuant to the DIP Documents and (B) the amount of any repayment premium payable pursuant to the DIP Documents upon the repayment of the DIP Term Loans on such date, but excluding (x) accrued and unpaid interest as of such date, (y) Restructuring Expenses and fees and expenses payable to the agent under the DIP Documents, including fees and expenses of counsel, and (z) indemnification obligations solely to the extent due and payable as of the Plan Effective Date in cash on the Plan Effective Date, which amounts in the foregoing clauses (x) through (z), for the avoidance of doubt, shall be paid in full in cash on the Plan Effective Date), which Exit Loans shall be funded on a cashless basis by rolling over such amounts outstanding under the DIP Documents (the Exit Loans described in this clause (i), the “Rollover Term Loans” and the term loan facility consisting of such loans, the “Rollover Term Loan Facility”); and

(ii)  New money term loans in an aggregate principal amount equal to $10,000,000 (the Exit Loans described in this clause (ii), the “New Money Term Loans”, the term loan facility consisting of such loans, the “New Money Facility”, and the commitments of each Exit Facility Lender to make such term loans, the “New Money Commitments”), which shall be funded in a single draw on the Plan Effective Date.

If a New Money Term Loan is not fungible for U.S. federal income tax purposes with any portion of the Exit Loans, such New Money Term Loan will trade separately under a separate CUSIP or other identifying number from any portion of the Rollover Loans, and any other New Money Term Loan, with which such New Money Term Loan is not fungible.

2

Amortization:	Annual amortization of the Exit Loans (including, for the avoidance of doubt, the Rollover Term Loans and the New Money Term Loans), payable in equal quarterly installments beginning on the last day of the first full fiscal quarter ending after the second anniversary of the Closing Date (as defined below) shall be required in an aggregate annual amount equal to 1.00% per annum of the original principal amount of the Exit Loans, with the balance payable on the Maturity Date.

Maturity:	The Exit Facility shall mature on the fifth (5th) anniversary of the Closing Date (the “Maturity Date”).

Use of Proceeds:

The proceeds of (a) the Rollover Term Loans will be used to consummate the cashless rollover of the outstanding principal amount under the DIP Facility (as set forth under the heading “Exit Facility” above) and (b) the New Money Term Loans will be used to make payments and distributions under the Plan and for general corporate purposes not otherwise prohibited by the Exit Facility Documentation.

Once repaid, Exit Loans may not be reborrowed.

CERTAIN PAYMENT PROVISIONS

Interest Rates:	The Exit Loans comprising each borrowing shall bear interest at a rate equal to, as elected by the Borrower in its sole discretion, (i) Term SOFR (to be defined in a manner consistent with the Documentation Principles and which shall not be less than 1.00% per annum) plus 7.50% per annum, payable in cash at the end of each interest period and on the Maturity Date, or (ii) Base Rate (to be defined in a manner consistent with the Documentation Principles and which shall not be less than 2.00% per annum) plus 6.50% per annum, payable in cash in arrears on a quarterly basis and on the Maturity Date; provided that the Borrower may, at its election, pay interest in kind by capitalizing and adding to the principal amount of the Exit Loans on each interest payment date through the first anniversary of the Closing Date.

Default Interest:	At any time when an event of default exists and is continuing, all outstanding amounts shall bear interest, to the fullest extent permitted by law, at a rate of (a) 2.00% per annum above the rate then applicable to such borrowings or (b) in the case of fees, 2.00% per annum in excess of the rate otherwise applicable to Exit Loans maintained as Base Rate loans from time to time.

Upfront Payment:	The Borrower shall pay to the Exit Facility Lenders holding New Money Commitments an upfront payment in an amount equal to 5.50% of such New Money Commitments, payable in kind (by capitalizing and adding such amount to the principal amount of the

3

New Money Loans) upon the funding of such New Money Loans (the “Upfront Payment”). For the avoidance of doubt, the Upfront Payment shall not be payable on the Rollover Term Loans.

Exit Agent Fees:	To be set forth in a separate fee letter agreement between the Exit Agent and the Borrower.

Optional Prepayments:	The Borrower may, upon notice requirements to be mutually agreed consistent with the Documentation Principles, prepay the Exit Loans, in whole or in part, in minimum amounts to be agreed (subject to the prepayment premium set forth under the heading “Call Protection” below).

Call Protection:	Any voluntary or actual payment, prepayment, repayment or required mandatory prepayment of Exit Loans and any acceleration of the Exit Loans, including as a result of any Credit Party filing for bankruptcy or becoming subject to any other insolvency proceeding, shall be subject to (a) the make-whole premium (calculated in a customary fashion based upon the sum of (a) all of the interest that would have accrued or been payable on the principal amount of the Exit Loans being repaid, prepaid, or accelerated on such date from such date to, but excluding, the third anniversary of the Closing Date plus (b) the prepayment premium as of the third anniversary of the Closing Date multiplied by the principal amount of the Exit Loans being repaid, prepaid, or accelerated on such date, the sum of such discounted by the then-applicable U.S. Treasury rate plus 50 basis points basis to the date of such repayment, prepayment or acceleration) or (b) a prepayment premium (expressed as a percentage of the outstanding principal amount of the Exit Loans that are being paid, prepaid, repaid, or accelerated, as applicable) as set forth opposite the relevant period from the Closing Date. The Exit Facility will reflect maximum enforceability of call protection provisions in the event of a bankruptcy or insolvency proceeding, including customary “Momentive” protections with respect to payment of the prepayment premiums.

Year	Prepayment Premium

Years 1-3:	Make-whole premium

Year 4:	1.00%

Thereafter:	No premium

4

Mandatory Prepayments:	The Borrower shall cause an amount no less than each amount calculated pursuant to the terms below to be offered to prepay the Exit Loans, in each case, with carve-outs and exceptions consistent with the Documentation Principles (as defined below):

(i) 100% of the net cash proceeds of any incurrence by the Borrower and/or any of its subsidiaries of indebtedness (other than debt otherwise permitted under the Exit Facility Documentation (other than certain permitted refinancing debt)); and

(ii)  100% of the net cash proceeds in excess of an amount to be mutually agreed in any single transaction or series of related transactions in respect of any Disposition (to be defined in a manner consistent with Documentation Principles) of assets of the Borrower and its subsidiaries or from any Casualty Event (to be defined in a manner consistent with the Documentation Principles) (other than certain Dispositions to be mutually agreed), subject to the right of the Borrower and its subsidiaries to reinvest (or commit to reinvest) in assets on terms and conditions consistent with the Documentation Principles

Additionally, the Exit Facility Documentation will include the right of individual Exit Facility Lenders to decline mandatory prepayments with proceeds referred to in clauses (i) and (ii) above (but in the case of clause (i) above, solely to the extent not representing a refinancing of the Exit Loans), in which case, such proceeds shall be available to the Borrower and its subsidiaries for any usages not prohibited by the Exit Facility Documentation.

COLLATERAL

Collateral:	The Obligations will be secured by a valid and perfected first priority security interest in and lien on substantially all tangible and intangible, real and personal property of the Credit Parties (collectively, the “Collateral”); it being expressly understood and agreed that the Collateral will not include certain excluded property to be mutually agreed.

CONDITIONS

Conditions Precedent to Closing:	The availability of the Rollover Term Loans on the Closing Date through the cashless rollover of the principal amount DIP Term Loans into the Rollover Term Loans (as set forth under the heading “Exit Facility” above) and the borrowing of the New Money Term Loans shall be conditioned solely upon the conditions set forth on Annex I hereto (the date of satisfaction or waiver of such conditions, the “Closing Date”).

5

DOCUMENTATION

Exit Facility Documentation:

The definitive financing documentation for the Exit Facility (the “Exit Facility Documentation”) shall (the items set forth in clauses (i) through (iii) below, the “Documentation Principles”):

(i) be in form and substance based on the DIP Documents (with such modifications as are necessary to reflect the nature of the Exit Facility);

(ii)  contain the terms and conditions set forth in this Exit Facility Term Sheet and such other terms as the Borrower and the Required Lenders may mutually agree, taking into account the operational requirements of the Borrower and its subsidiaries; and

(iii)  contain the conditions to the effectiveness of the Exit Facility Documentation and funding (or deemed funding) of the Exit Facility on the Closing Date set forth on Annex I hereto.

Representations and Warranties:	The Exit Facility Documentation shall contain representations and warranties (subject to exceptions and qualifications) customary and usual for financings of this type consistent with the Documentation Principles.

Affirmative Covenants:	The Exit Facility Documentation shall contain affirmative covenants (subject to exceptions and qualifications) customary and usual for financings of this type consistent with the Documentation Principles, which shall include in any event delivery of audited annual and unaudited quarterly financial statements within 120 days and 60 days respectively, in each case following the end of the respective fiscal year or fiscal quarter, and in the case of audited annual financial statements, without a “going concern” or like qualification or exception and without any material qualification or exception as to the scope of such audit.

Financial Covenant:	None.

Minimum Liquidity Covenant:

The Borrower shall not permit Liquidity as of the last day of each month to be less than $10,000,000.

“Liquidity” shall mean, as of any date, an amount equal to the sum of (a) all unrestricted Cash and Cash Equivalents (in each case to be defined in a manner consistent with the Documentation Principles) of the Borrower and its subsidiaries as determined in accordance with GAAP, (b) all Cash and Cash Equivalents of the Borrower and its subsidiaries restricted in favor of the Exit Facility and (c) any amounts available to be borrowed under the terms of any ABL Facility (as defined below).

6

Negative Covenants:	The Exit Facility Documentation shall contain negative covenants (including thresholds, qualifications and exceptions to be mutually agreed) customary and usual for financings of this type consistent with the Documentation Principles, it being understood that (i) the negative covenants shall permit the Credit Parties to incur a revolving asset-based loan facility (the “ABL Facility”) in an amount to be agreed secured by a lien senior in priority to the liens securing the Exit Facility on borrowing base assets that customarily secure such facilities on a senior basis and by a lien junior in priority to the liens securing the Exit Facility on other assets and property that customarily secure such facilities on a junior basis, subject to an intercreditor agreement acceptable to the Required Lenders, and (ii) all subsidiaries of Holdings shall be restricted subsidiaries and the Borrower shall not be permitted to designate unrestricted subsidiaries.

Events of Default:	The Exit Facility Documentation shall contain events of default (including thresholds, qualifications, exceptions and grace periods) customary and usual for financings of this type and consistent with the Documentation Principles.

Indemnification and Expenses:	Usual and customary for financings of this type and consistent with the Documentation Principles; to include all reasonable and documented out-of-pocket fees and expenses of the advisors to the Exit Facility Lenders and the Exit Agent incurred in connection with (i) the Chapter 11 Cases and implementation of the Plan and Restructuring Transactions, (ii) the preparation, negotiation and execution of the Exit Facility Documentation, (iii) the funding of the Exit Facility, (iv) the creation, perfection and protection of the liens securing the Exit Facility and (v) the ongoing administration or enforcement of the Exit Facility Documentation (including the preparation, negotiation and execution of any amendments, consents, waivers, assignments, restatements or supplements thereto), including, for the avoidance of doubt, the reasonable and documented fees and expenses of (x) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Exit Facility Lenders, Porter & Hedges LLP, as co-counsel to the Exit Facility Lenders, and Centerview Partners, LLC, as financial advisor to the Exit Facility Lenders, and such other local or special counsel as deemed necessary by the Exit Facility Lenders, and (y) McDermott, Will & Emery LLP, as counsel to the Exit Agent.

Assignments and Participations:	Usual and customary for financings of this type and consistent with the Documentation Principles.

Amendments:	Usual and customary for financings of this type and consistent with the Documentation Principles, with amendments to the Exit Facility Documentation requiring the consent of Exit Facility Lenders holding greater than 50% of the outstanding Exit Loans under the Exit Facility (the “Required Lenders”), except for amendments customarily requiring approval by all affected lenders.

7

Governing Law and Submission to Jurisdiction:	New York.

Other Provisions:	The Exit Facility Documentation shall include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions.

Counsel to Exit Facility Lenders:	Paul, Weiss, Rifkind, Wharton & Garrison LLP.

8

Annex I

Conditions Precedent to Closing

The effectiveness of the Exit Facility Documentation and the funding (or deemed funding) of the Exit Loans shall be subject to the satisfaction (or waiver by the Required Lenders) of solely the following conditions:

1. Credit Agreement; Guarantee and Collateral Agreement and other Security Documents. The Exit Agent shall have received (i) the Credit Agreement, executed and delivered by Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor party thereto, and (iii) such other security and collateral documents as are required to provide the Exit Agent with a first priority security interest (subject to exceptions and qualifications reasonably acceptable to the Exit Facility Lenders) in the Collateral.

2. Representations and Warranties. Each of the representations and warranties made by any Credit Party in or pursuant to any of the Exit Facility Documentation shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or a material adverse effect) on the Closing Date.

3. Borrowing Notice. The Exit Agent shall have received a written borrowing request from the Borrower with respect to the New Money Term Loans in accordance with the terms of the Exit Facility Documentation.

4. Fees. (i) The Borrower shall have paid all fees and premiums due and payable under the Restructuring Support Agreement, the DIP Documents and the Plan, including all Restructuring Expenses and the fees and expenses of the DIP Agent, and (ii) the Exit Agent (A) shall have received all fees and premiums due and payable on or prior to the Closing Date in respect of the Exit Facility and (B) to the extent invoiced at least three (3) Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree), shall have been reimbursed for all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of (i) McDermott, Will & Emery LLP, counsel to the Exit Agent, and (ii) such other foreign or special counsel required to be reimbursed or paid by the Borrower under the Exit Facility Documentation.

5. Legal Opinion. The Exit Agent and each Lender shall have received a customary legal opinion of Ropes & Gray LLP, counsel to the Credit Parties, dated as of the Closing Date, addressed to the Exit Agent and the Exit Facility Lenders, and in form and substance reasonably satisfactory to the Exit Agent and the Required Lenders.

6. No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

7. Closing Certificate. The Exit Agent shall have received a certificate of the Borrower, dated as of the Closing Date, confirming that the conditions precedent set forth in clauses 2, 6 and 15 have been satisfied.

8. Secretary / Director Certificates. Such certificates of good standing (to the extent such concept exists) from the applicable secretary of state or registrar of the state of organization or jurisdiction of incorporation of each Credit Party, certificates of resolutions or board resolutions or other action, incumbency certificates and/or other certificates of responsible officers of each Credit Party as the Exit Agent may reasonably require evidencing the identity, authority and capacity of each responsible officer thereof authorized to act as a responsible officer in connection with the Exit Facility Documentation to which such Credit Party is a party or is to be a party on the Closing Date.

Annex 1 - 1

9. USA Patriot Act; Proceeds of Crime Act; Beneficial Ownership Certification. The Exit Agent and the Exit Facility Lenders shall have received from the Borrower and each of the Credit Parties, at least 2 Business Days prior to the Closing Date, (A) all documentation and other information reasonably requested by the Exit Agent or any Exit Facility Lender no less than 7 calendar days prior to the Closing Date that the Exit Agent or any such Lender reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (B) a beneficial ownership certification in relation to the Borrower and each subsidiary that qualifies as a “legal entity customer” under the beneficial ownership regulation.

10. Filings. There shall have been delivered to the Exit Agent in proper form for filing (x) each Uniform Commercial Code financing statement, each intellectual property security agreement to be filed with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and each other filing, in each case as required by the Guarantee and Collateral Agreement and the other Exit Facility Documentation in order to create in favor of the Exit Agent, for the benefit of the Exit Facility Lenders, a first priority perfected lien on the Collateral described therein.

11. Pledged Stock; Stock Powers. The Exit Agent shall have received the certificates, if any, representing the shares of Equity Interests held by a Credit Party pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power or share transfer instrument for each such certificate executed in blank by a duly authorized officer/director of the pledgor thereof.

12. Solvency Certificate. The Exit Agent shall have received a solvency certificate signed by the chief financial officer on behalf of the Borrower after giving effect to the Restructuring Transactions or, at the Borrower’s option, a solvency opinion from an independent investment bank or valuation firm of nationally recognized standing.

13. Plan Effective Date; Confirmation Order. (i) All conditions precedent to the confirmation and effectiveness of the Plan, as set forth in the Plan, shall have been satisfied or waived in accordance with the terms thereof, (ii) the Borrower shall have delivered (email being sufficient) to the Exit Agent and the Exit Facility Lenders a digital/electronic copy of the docketed Confirmation Order and (iii) the Plan Effective Date shall have occurred (or occur contemporaneously with the Closing Date).

14. Equity Rights Offering. The Equity Rights Offering shall have been consummated on terms consistent in all respects with the Restructuring Support Agreement, the Equity Rights Offering Procedures and the Plan, and the Borrower shall have received gross proceeds in an amount no less than $35,000,000 from such Equity Rights Offering.

15. Material Adverse Effect. Since the Disclosure Statement Date, there shall not have occurred any event, change, occurrence or circumstance that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect, other than as a result of the Chapter 11 Cases or any event, circumstance or condition leading up to, related to or resulting from the Chapter 11 Cases.

16. Approvals. The Borrower and the other Credit Parties shall have received all approvals, consents, licenses and permits required in connection with the Exit Facility, which approvals, consents, licenses and permits remain in full force and effect.

Annex 1 - 2

17. Financial Statements. The Exit Agent and the Lenders shall have received (i) audited consolidated balance sheets, income statements and statements of cash flow of Cutera, Inc. and its subsidiaries for the fiscal year ended December 31, 2024, (ii) unaudited consolidated balance sheets, income statements and statements of cash flow of Cutera, Inc. and its subsidiaries for each subsequent fiscal quarter (other than fiscal year end) ended at least 45 days before the Closing Date and (iii) copies of satisfactory interim unaudited financial statements for each month ended since the last audited financial statements for which financial statements are available and will include each month ended at least 30 days before the Closing Date.

18. Lien Searches. The Exit Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code will be made to evidence or perfect security interests required to be evidenced or perfected, and such search shall reveal no liens on any of the assets of the Credit Parties, except for Liens permitted by the Exit Facility Documentation or liens to be discharged on or prior to the Closing Date.

19. No Litigation. Other than as disclosed prior to Closing Date, there shall not be any litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding pending or known by a Credit Party to be threatened against any Credit Party drawing into question any transaction contemplated by the Exit Facility Documentation, or that could reasonably be expected to have a material adverse effect on the Credit Parties and their subsidiaries, taken as a whole.

20. Restructuring Support Agreement. The Restructuring Support Agreement shall not have terminated with respect to the Consenting Senior Noteholders, and there shall be no defaults or termination rights thereunder that would permit the Required Consenting Senior Noteholders to terminate the Restructuring Support Agreement on such date or after the giving of notice, the lapse of time, or both, and such default has not been otherwise waived in accordance with the Restructuring Support Agreement; provided that this condition precedent shall not fail to have been satisfied to the extent the Company Parties terminate the Restructuring Support Agreement as to a Non-Supporting Senior Noteholder so long as the Consenting Senior Noteholders (excluding such Non-Supporting Senior Noteholder as to which the Restructuring Support Agreement has been terminated ) continue to hold or control at least two-thirds in principal amount of the then outstanding principal amounts of Senior Notes.

21. Payment of DIP Obligations. The Borrower shall have paid in full in cash the outstanding obligations under the DIP Documents (other than amounts satisfied through the issuance of the Rollover Term Loans).

22. Business Plan. The Borrower shall have delivered a long-term business plan to the Exit Agent, which business plan shall be in form and substance acceptable to the Required Lenders.

Annex 1 - 3

Schedule 1 – New Money Commitments

Annex 1 - 1

EXHIBIT F

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of March 4, 2025 (the “Agreement”),1 by and among the Company Parties and the Consenting Senior Noteholders, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Senior Noteholder” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:
Title:
Address:
E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
2026 Senior Notes

2028 Senior Notes

2029 Senior Notes

Equity Interests

DIP Commitments

DIP Loans

Exit Facility New Money Commitments

Other Claims (identify / describe type), including other Disclosable Economic Interests in relation to the Company Party (including participation interests, hedges, swaps, and derivatives)

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.